VERTEX ENERGY, INC. 8-K

Exhibit 2.1

 IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
houston DIVISION

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In re:	)	Chapter 11
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VERTEX ENERGY, INC., et al.,[1]	)	Case No. 24-90507 (CML)
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Debtors.	)	(Jointly Administered)
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ORDER CONFIRMING THE SECOND AMENDED JOINT
CHAPTER 11 PLAN OF VERTEX ENERGY, INC. AND ITS DEBTOR AFFILIATES

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having:2

a.	entered into that certain restructuring support agreement, dated as of September 24, 2024 (as may be amended, modified, or supplemented from time to time in accordance with its terms, the “RSA”);

b.	commenced, on September 24, 2024 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”);

c.	Filed,[3] on September 25, 2024, the Declaration of R. Seth Bullock, Chief Restructuring Officer of Vertex Energy, Inc., in Support of the Debtors’ Chapter 11 Petitions and First Day Motions [Docket No. 18], detailing the facts and circumstances of these Chapter 11 Cases;

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://www.veritaglobal.net/vertex. The location of Debtor Vertex Energy, Inc.’s corporate headquarters and the Debtors’ service address in these chapter 11 cases is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

[2]	Capitalized terms used but not otherwise defined in these findings of fact, conclusions of law, and order (collectively, this “Confirmation Order”) have the meanings ascribed to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (each as defined herein), as applicable. The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

[3]	Unless otherwise indicated, use of the term “Filed” herein refers also to the service of the applicable document filed on the docket in these Chapter 11 Cases, as applicable.

d.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

e.	Filed, on September 25, 2024, (i) the Debtors’ Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates [Docket No. 21] and (ii) the Disclosure Statement for the Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates [Docket No. 22];

f.	Filed, on October 4, 2024, the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Joint Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 141] (the “Disclosure Statement Motion”);

g.	Filed, on November 17, 2024, (i) the Debtors’ First Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates [Docket No 425] and (ii) the Disclosure Statement for the First Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates [Docket No. 426];

h.	obtained, on November 18, 2024, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Joint Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 431] (the “Disclosure Statement Order”), approving the Disclosure Statement and approving: (i) the related solicitation and voting procedures (the “Solicitation and Voting Procedures”), (ii) the notice of the hearing to be held to consider confirmation of the Plan (the “Confirmation Hearing” and, such notice, the “Confirmation Hearing Notice”), (iii) the notices of non-voting status (the “Non-Voting Status Notices”), (iv) the ballots (the “Ballots”), (v) the Voting Record Date, (vi) the cover letter, (vii) the solicitation materials and documents included in the solicitation packages (the “Solicitation Packages”), (viii) the notice of the filing of the Plan Supplement (as defined herein) (the “Plan Supplement Notice”), and (ix) other forms, notices, and dates and deadlines;

i.	caused the Solicitation Packages, including the Confirmation Hearing Notice, to be distributed on or about November 18, 2024, in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Procedures for Complex Chapter 11 Bankruptcy Cases for the United States Bankruptcy Court for the Southern District of Texas, the Disclosure Statement Order, and the Solicitation and Voting Procedures, as evidenced by the Certificate of Service [Docket No. 538] (together with all the exhibits thereto, the “Solicitation Affidavit”);

j.	caused the Confirmation Hearing Notice to be published in The New York Times (national edition) on November 22, 2024, as evidenced by the Proof of Publication [Docket No. 452] (the “Publication Affidavit,” and together with the Solicitation Affidavit, the “Affidavits”);

k.	Filed, on December 13, 2024, the Notice of Filing of Plan Supplement [Docket No. 531] (the “Initial Plan Supplement”);

l.	Filed, on December 16, 2024, the Notice of Filing First Amended Plan Supplement [Docket No. 540] (and as may be amended, supplemented, or otherwise modified from time to time, the “First Amended Plan Supplement”);

m.	Filed, on December 17, 2024, the Notice of Filing Second Amended Plan Supplement [Docket No. 544] (and as may be amended, supplemented, or otherwise modified from time to time, the “Second Amended Plan Supplement”);

n.	Filed, on December 18, 2024, the Notice of Filing Third Amended Plan Supplement [Docket No. 553] (and as may be amended, supplemented, or otherwise modified from time to time, the “Third Amended Plan Supplement”);

o.	Filed, on December 20, 2024, the Notice of Filing Fourth Amended Plan Supplement [Docket No. 569] (and as may be amended, supplemented, or otherwise modified from time to time, the “Fourth Amended Plan Supplement”);

p.	Filed, on December 20, 2024, the Notice of Filing Fifth Amended Plan Supplement [Docket No. 573] (the “Fifth Amended Plan Supplement,” and together with the Initial Plan Supplement, the First Amended Plan Supplement, the Second Amended Plan Supplement, the Third Amended Plan Supplement, and the Fourth Amended Plan Supplement, the “Plan Supplement,” and which, for purposes of the Plan (as defined herein) and this Confirmation Order, is included in the definition of “Plan”);

q.	Filed, on December 20, 2024, the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates [Docket No. 564] (as may be amended, modified, or supplemented from time to time, the “Plan”) attached hereto as Exhibit A;

r.	Filed, on December 20, 2024, the Declaration of Jeffrey S. Stein, Disinterested Director of Vertex Energy, Inc., in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates [Docket No. 565] (the “Stein Declaration”);

s.	Filed, on December 20, 2024, the Declaration of Douglas McGovern in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates [Docket No. 566] (the “McGovern Declaration”);

t.	Filed, on December 20, 2024, the Declaration of James Lee Regarding the Solicitation and Tabulation of Votes on the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates [Docket No. 567] (the “Voting Report”);

u.	Filed, on December 20, 2024, the Declaration of R. Seth Bullock, Chief Restructuring Officer of Vertex Energy, Inc., in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates [Docket No. 568] (the “Bullock Declaration” and together with the Stein Declaration, the McGovern Declaration, and the Voting Report, the “Confirmation Declarations”); and

v.	Filed, on December 20, 2024, the Debtors’ Memorandum of Law in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates and Omnibus Reply to Objections Thereto [Docket No. 570] (the “Confirmation Brief”).

This Bankruptcy Court having:

a.	entered, on November 18, 2024, the Disclosure Statement Order approving, among other things, the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code;

b.	set December 18, 2024, at 4:00 p.m. (prevailing Central Time) as the deadline for relevant parties to vote on the Plan (the “Voting Deadline”);

c.	set December 18, 2024, at 4:00 p.m. (prevailing Central Time) as the deadline for Filing objections to confirmation of the Plan;

d.	set December 20, 2024, at 1:00 p.m. (prevailing Central Time) as the date and time for the Confirmation Hearing, pursuant to sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018, as set forth in the Disclosure Statement Order;

e.	reviewed the (i) Plan, (ii) the Disclosure Statement, (iii) the Disclosure Statement Motion, (iv) the Disclosure Statement Order, (v) the Solicitation Packages, (vi) the Plan Supplement, (vii) the Confirmation Brief, (viii) the Confirmation Declarations, (ix) the Affidavits, (x) the Confirmation Hearing Notice, and (xi) all Filed pleadings, exhibits, statements, responses, and comments regarding confirmation of the Plan, including all objections, joinders, statements, and reservations of rights;

f.	considered the Restructuring Transactions incorporated and described in the Plan, including the Plan Supplement;

g.	held the Confirmation Hearing on December 20, 2024, at 1:00 p.m. (prevailing Central Time);

h.	heard the statements and arguments made by counsel in respect of Confirmation;

i.	considered all oral representations, testimony, documents, filings, exhibits, and other evidence regarding Confirmation;

j.	overruled (i) any and all objections to the Plan and to Confirmation, except as otherwise stated or indicated on the record, and (ii) all statements and reservations of rights not consensually resolved or withdrawn, unless otherwise indicated; and

k.	taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.

NOW, THEREFORE, it appearing to the Bankruptcy Court that the Confirmation Hearing Notice and the opportunity for any party in interest to object to Confirmation of the Plan having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents Filed in support of Confirmation of the Plan and other evidence presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.           The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction, Venue, and Core Proceeding.

2.            This Bankruptcy Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. Consideration of whether the Plan complies with the applicable provisions of the Bankruptcy Code constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). This Bankruptcy Court may enter a final order consistent with Article III of the United States Constitution. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code.

C.	Eligibility for Relief.

3.            The Debtors were and are Entities eligible for relief under section 109 of the Bankruptcy Code, and the Debtors are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

D.	Commencement and Joint Administration of these Chapter 11 Cases.

4.            On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. In accordance with the Order (I) Directing Joint Administration of the Debtors’ Chapter 11 Cases and (II) Granting Related Relief [Docket No. 39], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases.

E.	Appointment of the Committee.

5.            On October 8, 2024, the U.S. Trustee appointed the official committee of unsecured creditors (the “Committee”) to represent the interests of the Debtors’ unsecured creditors in these Chapter 11 Cases [Docket No. 151]. On October 16, 2024, the U.S. Trustee reconstituted the Committee [Docket No. 178]. The current members of the Committee are:  (a) Matheson Tri-Gas, Inc. (“Matheson”), (b) Idemitsu Apollo Renewable, (c) U.S. Bank Trust Company, N.A., (d) Harley Marine Financing LLC, (e) Turner Industries Group, LLC, (f) United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (“USW”), and (f) Worley Group Inc.

F.	Plan Supplement.

6.            The Debtors Filed (a) the Initial Plan Supplement on December 13, 2024, (b) the First Amended Plan Supplement on December 16, 2024, (c) the Second Amended Plan Supplement on December 17, 2024, (d) the Third Amended Plan Supplement on December 18, 2024, (e) the Fourth Amended Plan Supplement on December 20, 2024, and (f) the Fifth Amended Plan Supplement on December 20, 2024. The Plan Supplement (including as subsequently amended, supplemented, or otherwise modified from time to time in accordance with the Plan) complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the filing of the Plan Supplement in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and requirements. No other or further notice will be required with respect to the Plan Supplement or any of the documents contained therein or related thereto, unless any such documents are further modified. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement and any of the documents contained therein or related thereto on or before the Effective Date.

G.	Modifications to the Plan.

7.           Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and the Solicitation Packages served pursuant to the Disclosure Statement Order and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes on the Plan under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast votes accepting or rejecting the Plan. Accordingly, the Plan is properly before this Bankruptcy Court and all votes cast with respect to the Plan prior to such modifications shall be binding and shall apply with respect to the Plan.

H.	Objections Overruled.

8.           Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Bankruptcy Court on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, joinders, and reservations of rights, if any, are hereby overruled on the merits (except in connection with unresolved objections to the extent solely related to cure amounts arising under assumed Executory Contracts).

I.	Disclosure Statement Order.

9.           On November 18, 2024, the Bankruptcy Court entered the Disclosure Statement Order, setting December 18, 2024, at 4:00 p.m. (prevailing Central Time) as the deadline for (a) voting to accept or reject the Plan and opt in to the Third-Party Release and (b) objecting to Confirmation of the Plan (the “Objection Deadline”).

J.	Burden of Proof—Confirmation of the Plan.

10.           The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

K.	Notice.

11.          As evidenced by the Affidavits and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Plan (and the opportunity to opt in to the Third-Party Release), the Disclosure Statement, the Confirmation Hearing, the Plan Supplement, the Objection Deadline, and all other materials distributed by the Debtors in connection with Confirmation in compliance with the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules, and the procedures set forth in the Disclosure Statement Order. Further, on November 22, 2024, the Confirmation Hearing Notice was published in The New York Times (national edition) in compliance with Bankruptcy Rule 2002(i) and the Disclosure Statement Order. Such notice was adequate and sufficient under the facts and circumstances of these Chapter 11 Cases and was made in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Disclosure Statement Order. No other or further notice is or shall be required.

L.	Solicitation.

12.           As described in the Voting Report, the solicitation of votes on the Plan complied with the Solicitation and Voting Procedures, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and complied with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including the registration requirements under the Securities Act.

13.           As described in the Voting Report and the Solicitation Affidavit, as applicable, the Solicitation Packages were transmitted and served, including to all Holders in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, the Disclosure Statement Order, and any applicable nonbankruptcy law. Transmission and service of the Solicitation Packages was timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. No further notice is required.

14.          As set forth in the Voting Report, the Solicitation Packages were distributed to Holders in the Voting Classes that held a Claim or Interest as of November 1, 2024 (the “Voting Record Date”), as set by the Disclosure Statement Order. The establishment and notice of the Voting Record Date was reasonable and sufficient.

15.           The period during which the Debtors solicited acceptances of, or rejections to, the Plan was a reasonable and sufficient period of time for each Holder in the Voting Classes to make an informed decision to accept or reject the Plan.

16.           Under section 1126(f) of the Bankruptcy Code, Holders of Claims in Class 1 (Other Secured Claims) and Class 2 (Other Priority Claims) (collectively, the “Unimpaired Classes”) are Unimpaired and conclusively deemed to have accepted the Plan. The Debtors were not required to solicit votes from the Holders of Interests in Class 10 (Interests in Vertex) (the “Deemed Rejecting Class”), which was Impaired and deemed to reject the Plan under the Bankruptcy Code. Holders of Claims and Interests in Class 8 (Intercompany Claims) and Class 9 (Intercompany Interests) (collectively, the “Deemed Accepting/Rejecting Classes,” and together with the Unimpaired Classes and the Deemed Rejecting Class, the “Non-Voting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to have rejected the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan.

17.           The Debtors served the Confirmation Hearing Notice on the Debtors’ full creditor matrix and served Non-Voting Status Notices on all Non-Voting Classes. The Confirmation Hearing Notice adequately informed Holders of Claims or Interests of critical information regarding voting on (if applicable) and objecting to the Plan, including deadlines and the inclusion of release, exculpation, and injunction provisions in the Plan, and adequately summarized the terms of the Third-Party Release. Further, because the form enabling stakeholders to opt in to the Third-Party Release (the “Opt-In Form”) was included in both the Ballots and the Non-Voting Status Notices, every known stakeholder, including Unimpaired creditors and equity holders, was provided with the means by which the stakeholders could opt in to the Third-Party Release.

M.	Voting.

18.          As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, the Disclosure Statement Order, and any applicable nonbankruptcy law, rule, or regulation.

N.	Exit Term Loan Facility.

19.           The terms and conditions of the Exit Term Loan Facility and the Reorganized Debtors entry into the Exit Term Loan Facility, including all actions, undertakings, and transactions contemplated thereby, and payment of all fees, and indemnities, and expenses provided for thereunder, are essential elements of the Plan, necessary for the consummation thereof, and in the best interests of the Debtors, the Estates, and their stakeholders. The Exit Term Loan Facility is critical to the overall success and feasibility of the Plan, and the Debtors have exercised reasonable business judgment in determining to enter into the Exit Term Loan Facility Documents, which have been negotiated in good faith and at arm’s-length.

20.           The Debtors are authorized without further approval of this Bankruptcy Court or any other party to execute and deliver the Exit Term Loan Facility Documents, and execute, deliver, File, record, and issue, all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities and the creation or perfection of all Liens in connection therewith, in each case, without further notice to this Bankruptcy Court or further act or action under applicable nonbankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

O.	Exit Intermediation Facility.

21.           The terms and conditions of the Exit Intermediation Facility and the Debtors and Reorganized Debtors entry into the Exit Intermediation Facility, including all actions, undertakings, and transactions contemplated thereby, and payment of all fees, and indemnities, and expenses provided for thereunder, are essential elements of the Plan, necessary for the consummation thereof, and in the best interests of the Debtors, the Estates, and their stakeholders. The Exit Intermediation Facility is critical to the overall success and feasibility of the Plan, and the Debtors have exercised reasonable business judgment in determining to enter into the Exit Intermediation Facility Documents, which have been negotiated in good faith and at arm’s-length.

22.          The Debtors are authorized without further approval of this Bankruptcy Court or any other party to execute and deliver the Exit Intermediation Facility Documents, and execute, deliver, File, record, and issue, all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities and the creation or perfection of all Liens in connection therewith, in each case, without further notice to this Bankruptcy Court or further act or action under applicable nonbankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

P.	New Term Loan Facility.

23.           To the extent applicable, the terms and conditions of the New Term Loan Facility and the Debtors and Reorganized Debtors entry into the New Term Loan Facility, including all actions, undertakings, and transactions contemplated thereby, and payment of all fees, and indemnities, and expenses provided for thereunder, are essential elements of the Plan, necessary for the consummation thereof, and in the best interests of the Debtors, the Estates, and their stakeholders. The Debtors have exercised reasonable business judgment in determining to enter into the New Term Loan Facility Documents, if any, which have been negotiated in good faith and at arm’s-length.

24.           The Debtors are authorized without further approval of this Bankruptcy Court or any other party to execute and deliver the New Term Loan Facility Documents, if any, and execute, deliver, File, record, and issue, all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities and the creation or perfection of all Liens in connection therewith, in each case, without further notice to this Bankruptcy Court or further act or action under applicable nonbankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

Q.	The GUC Trust.

25.           As set forth in Article IV of the Plan, on the Effective Date, the Debtors shall transfer, or cause to be transferred, to the GUC Trust all of their rights, title, and interest in the GUC Settlement Assets, and the Debtors and the GUC Trustee shall execute the GUC Trust Agreement and take all steps necessary to establish the GUC Trust in accordance with the Plan, this Confirmation Order, and the GUC Trust Agreement. The transfers contemplated under the Plan from the Debtors to the GUC Trust shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax.

26.          To the extent that any GUC Settlement Assets cannot be transferred to the GUC Trust because of a restriction on transferability under applicable nonbankruptcy Law that is not superseded or preempted by any provision of the Bankruptcy Code, such GUC Settlement Assets shall be deemed to have been retained by the Reorganized Debtors on behalf of the GUC Trust and the GUC Trust shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such GUC Settlement Assets on behalf of the Reorganized Debtors for the benefit of the GUC Trust Beneficiaries, until such transfer restrictions are removed or the Reorganized Debtors receive or become entitled to receive the net proceeds of such GUC Settlement Assets that can be distributed.

R.	Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

27.           The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

(i)	Proper Classification—Sections 1122 and 1123.

28.           Article III of the Plan provides for the separate classification of Claims and Interests into ten Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).

29.           Article III of the Plan specifies that Claims, as applicable, in the following Classes are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Claims
1	Other Secured Claims
2	Other Priority Claims

30.           Holders of Intercompany Claims in Class 8 and Holders of Intercompany Interests in Class 9 are either Unimpaired and conclusively presumed to have accepted the Plan or are Impaired and deemed to have rejected the Plan, and, in either event, are not entitled to vote to accept or reject the Plan. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Allowed DIP Claims, Allowed Amended Intermediation and Hedge Facility Claims, Allowed Professional Fee Claims, and Allowed Priority Tax Claims will be paid in accordance with the terms of the Plan, although these Claims are not classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

(iii)	Specified Treatment of Impaired Classes—Section 1123(a)(3).

31.          Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes.

Class	Claims and Interests
3	Term Loan Claims
4	General Unsecured Claims at Debtors other than Vertex
5	Other General Unsecured Claims at Vertex
6	2027 Convertible Notes Claims
7	Term Loan Deficiency Claims
10	Interests in Vertex

Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

(iv)	No Discrimination—Section 1123(a)(4).

32.          The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).

33.           The provisions in Article IV and elsewhere in the Plan, together with the exhibits and attachments to the Plan (including the Plan Supplement), provide, in detail, adequate and proper means for the Plan’s implementation, including regarding:  (a) the general settlement of Claims and Interests; (b) the authorization for the Debtors and the Reorganized Debtors, as applicable, to take all actions necessary to effectuate the Plan, including those actions necessary or appropriate to effectuate the Restructuring Transactions, including, without limitation, any restructuring transaction steps set forth herein or in the Restructuring Transactions Memorandum, as applicable, as the same may be modified or amended from time to time prior to the Effective Date; (c) the adoption and authorization of, and entry into, the New Organizational Documents; (d) the funding and sources of consideration for the Plan distributions and the establishment of the GUC Trust; (e) the vesting of assets in the Reorganized Debtors (with the exception of the GUC Settlement Assets transferred or issued to the GUC Trust); (f) except as otherwise provided in the Plan and Confirmation Order, the issuance of New Common Stock; (g) the authorization and approval of the Exit Term Loan Facility, the Exit Intermediation Facility, and the New Term Loan Facility (if any), and, in each case, the transactions contemplated in connection therewith and entry into any agreements related to the same as set forth in the Plan or the Plan Supplement; (h) the cancellation of existing securities and agreements, and the surrender of existing securities (except as otherwise provided therein); (i) the authorization and approval of the Recapitalization Transaction; (j) the appointment of the New Board; (k) the granting of new Liens and security interests to secure the Exit Term Loan Facility, the Exit Intermediation Facility, and the New Term Loan Facility (if any); (l) the preservation and vesting of certain Causes of Action in the Reorganized Debtors, and solely with respect to the GUC Causes of Action, the GUC Trust; (m) the reservation of equity for future distribution in accordance with the terms and conditions of the Management Incentive Plan; (n) the authorization and approval of the Matheson Settlement and the RVO Settlement; and (o) the effectuation and implementation of documents and further transactions. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

(vi)	Voting Power of Equity Securities—Section 1123(a)(6).

34.          The New Organizational Documents and the Plan prohibit the issuance of non-voting equity securities only to the extent required to comply with section 1123(a)(6) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii)	Directors and Officers—Section 1123(a)(7).

35.          The manner of selection of any officer, director, or trustee (or any successor of any officer, director, or trustee) of the Reorganized Debtors will be determined in accordance with the Plan and the New Organizational Documents, as applicable, which is consistent with the interests of creditors and equity holders and with public policy. Accordingly, the Plan satisfies the requirement of section 1123(a)(7) of the Bankruptcy Code.

(viii)	Impairment/Unimpairment of Classes—Section 1123(b)(1).

36.           Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

(ix)	Assumption—Section 1123(b)(2).

37.           Article V.A of the Plan provides that, on the Effective Date, the Matheson Saraland 1 Agreements shall be deemed assumed by the Reorganized Debtors and all other Executory Contracts or Unexpired Leases will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that:  (a) are identified on the Rejected Executory Contracts and Unexpired Leases List; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date. The assumption of Executory Contracts and Unexpired Leases may include the assignment of certain of such contracts and leases as set forth in the Plan Supplement.

38.           Article IV.F of the Plan provides that, on the Effective Date, the Reorganized Debtors shall:  (a)(i) assume all employment agreements or letters, indemnification agreements, severance agreements, or other agreements entered into with current and former employees, subject to satisfying certain conditions as described in the RSA and Plan; or (ii) enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors and such employee; and (b) assume and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Company Parties who served in such capacity on or after the effective date of the RSA. Further, Article V.H provides that, on the Effective Date, the Reorganized Debtors shall be deemed to have assumed the Collective Bargaining Agreement and any agreements, documents, and instruments related thereto.

39.           Accordingly, the Plan is consistent with section 1123(b)(2) of the Bankruptcy Code.

(x)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

40.           In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, the provisions of the Plan constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The compromises and settlements embodied in the Plan are the result of extensive, arm’s-length, good faith negotiations, and preserve value for the Debtors, their Estates, and all their stakeholders, avoid extended, uncertain, time-consuming, and value-destructive litigation, and represent a fair and reasonable compromise of all Claims, Interests, and controversies. Entry into such compromises and settlements represented a sound exercise of the Debtors’ business judgment. The compromises and settlements in the Plan are fair, equitable, reasonable, and in the best interests of the Debtors and their Estates and satisfy the requirements of applicable Law for approval pursuant to Bankruptcy Rule 9019.

41.           Accordingly, in consideration for the distributions and other benefits provided under the Plan, this Confirmation Order shall constitute the Bankruptcy Court’s approval of such settlements, as well as a finding by the Bankruptcy Court that such settlements are in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests and are fair, equitable, and reasonable.

42.           Based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the settlements embodied in the Plan and this Confirmation Order, because, among other things: (a) each such settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled Claims and disputes, on the one hand, and the benefits of fully and finally resolving such Claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent such settlement, there is a likelihood of complex and protracted litigation involving, among other things, such settlement, with the attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting such settlement, including the Debtors, the DIP Lenders, the Required Consenting Term Loan Lenders, and the Committee is represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) such settlement is the product of arm’s-length bargaining and good-faith negotiations between sophisticated parties; and (e) such settlement is fair, equitable, and reasonable and in the best interests of the Debtors, the Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business, and is essential to the successful implementation of the Plan. Based on the foregoing, the compromises and settlements in the Plan satisfy the requirements of applicable Fifth Circuit Law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

c.	Debtor Release.

43.           Article VIII.C of the Plan describes certain releases granted by the Debtors (the “Debtor Release”). The Debtors have satisfied the business judgment standard under Bankruptcy Rule 9019 with respect to the propriety of the Debtor Release. Each of the Released Parties has made a substantial contribution to the Plan and to the Debtors’ reorganization. The Debtor Release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

44.           For the reasons set forth herein and in the Confirmation Declarations, the Debtor Release:  (a) reflects a reasonable balance between the possible success of litigation with respect to each of the settled Claims and disputes, on the one hand, and the benefits of fully and finally resolving such Claims and disputes and allowing the Debtors to exit chapter 11 expeditiously, on the other hand; (b) is a good-faith settlement and compromise of the Claims and Causes of Action released by the Debtor Release; (c) is provided in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitate the Restructuring Transactions and implement the Plan, following extensive, arm’s-length negotiations between sophisticated parties represented by able counsel and advisors; (d) is given, and made, after due notice and opportunity for hearing; and (e) serves as a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release. Further, as more fully described in the Stein Declaration, the Disinterested Director analyzed and considered all potential Claims and Causes of Action held by the Debtors and determined that granting the Debtor Release was appropriate and necessary under the circumstances. The Debtors’ or the Reorganized Debtors pursuit of any such Claims or Causes of Action against the Released Parties is not in the best interests of the Estates or the Debtors’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such Claims or Causes of Action.

45.          The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Debtor Release for the Debtors’ current and former directors and officers is appropriate because the Debtors’ directors, officers, and managers share an identity of interest with the Debtors, supported and made substantial contributions to the success of the Plan and these Chapter 11 Cases, and actively participated in meetings, and negotiations during these Chapter 11 Cases. The Debtor Release for the parties to the RSA is appropriate because such parties have actively supported the Plan and agreed to equitize their Claims to deleverage the Debtors’ prepetition capital structure, provided the Debtors with liquidity (both by providing the debtor-in-possession financing and by consenting to the use of cash collateral), and/or otherwise provided financing and made other contributions of value to the Debtors’ restructuring. The Debtor Release for the Committee and each member thereof, and Matheson, in its capacity as party to the Matheson Agreement, is an integral component of the Committee Settlement and the Matheson Settlement, respectively.

46           The scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan.

d.	Third-Party Release.

47.           The Third-Party Release, set forth in Article VIII.D of the Plan, is a necessary and integral element of the Plan, is fair, equitable, reasonable, and is in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests. Also, the Third-Party Release:  (a) is consensual; (b) represents a good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Release; (c) is beneficial to and in the best interests of the Debtors, their Estates, and theirs stakeholders and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in these Chapter 11 Cases; (d) is specific in language and scope; (e) is essential to the confirmation of the Plan; (f) is given in exchange for the substantial contributions made and the good and valuable consideration provided by the Released Parties; (g) is a condition to the good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Release; (h) is given and made after due notice and opportunity for hearing; (i) constitutes a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release; (j) facilitated participation of the Released Parties in both the Plan process and the Chapter 11 Cases generally; and (k) was instrumental in developing a plan that maximized value for all of the Debtors’ stakeholders.

48.           The Third-Party Release was a negotiated and integral term of the Plan and was critical to incentivizing parties to support the Plan and facilitated participation in the RSA. The Third-Party Release is specific in language and a condition of the compromises and settlements embodied in the Plan. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process and the Debtors had a good-faith basis for including the Third-Party Release in the Plan.

49.           The Third-Party Release is consensual given that, among other things:  (a) the Releasing Parties were provided adequate notice of these Chapter 11 Cases, the Plan, and the deadline to object to Confirmation; (b) Holders of Claims and Interests provided the Third-Party Release solely upon their affirmative election to opt in to the Third-Party Release; (c) the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, and the Non-Voting Status Notice, and the Confirmation Hearing Notice; and (d) the Confirmation Hearing Notice was sent to all parties to receive notice in these Chapter 11 Cases (including those not entitled to vote on the Plan) and published in the New York Times (national edition) on November 22, 2024.

e.	Exculpation.

50.           The exculpation described in Article VIII.E of the Plan (the “Exculpation”) is appropriate under applicable law, and enforceable to the maximum extent allowed by In re Highland Capital Mgmt., L.P., 48 F. 4th 419 (5th Cir. 2022), because it was supported by proper evidence, proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party has participated in these Chapter 11 Cases in good faith and in compliance with applicable Laws with regard to solicitation of votes and distribution of consideration pursuant to the Plan, and is appropriately released and exculpated from any Cause of Action for any claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), any other Definitive Document, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Disclosure Statement, the Plan, the Plan Supplement, before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpation, including its carveout for actual fraud, willful misconduct, or gross negligence, is fair, reasonable, and appropriate under the circumstances of the Chapter 11 Cases and is consistent with established practice in this jurisdiction.

51.           Solely with respect to the Exculpation, notwithstanding anything to the contrary in the Plan or Plan Supplement, each of the Exculpated Parties shall not incur liability for any Cause of Action or Claim related to any act or omission in connection with, relating to, or arising out of, in whole or in part, (a) the solicitation of acceptance or rejection of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code or (b) the participation, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan. No Entity or Person may commence or pursue a Claim or Cause of Action of any kind against any of the Exculpated Parties that arose or arises from, in whole or in part, a Claim or Cause of Action subject to this paragraph 50 of this Confirmation Order, without this Bankruptcy Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim for actual fraud, gross negligence, or willful misconduct against any such Exculpated Party or 1125(e) Exculpation Party and such party is not exculpated; and (ii) specifically authorizing such Entity or Person to bring such Claim or Cause of Action against any such Exculpated Party or 1125(e) Exculpation Party.

f.	Injunction.

52.           The injunction provision set forth in Article VIII.F of the Plan is essential to the Plan and is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Release, the Third-Party Release, and the Exculpation. The injunction provision is appropriately tailored to achieve those purposes. Notwithstanding anything to the contrary in this Confirmation Order, no Person or Entity may commence or pursue a Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, the 1125(e) Exculpation Parties, or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article VIII.C, VIII.D, or VIII.E of the Plan, without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Debtor, Reorganized Debtor, 1125(e) Exculpation Party, Exculpated Party, or Released Party, as applicable.

g.	Preservation of Causes of Action.

53.           Pursuant to Article IV.U of the Plan and in accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganized Debtor or the GUC Trust, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, and, solely with respect to the GUC Trust, any and all GUC Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ and the GUC Trustee’s, as applicable, rights to commence, prosecute, or settle such Causes of Action or, solely with respect to the GUC Trustee, such GUC Causes of Action, shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

54.           For the avoidance of doubt, pursuant to the Committee Settlement, unless otherwise retained by the Plan, the Reorganized Debtors expressly waive any and all rights to recover or avoid transfers under sections 547 and 550 (to the extent such Claims arise solely in connection with Claims under section 547 of the Bankruptcy Code) of the Bankruptcy Code against transferees who also received a Bankruptcy Court-approved payment and against contractual counterparties whose agreements have been assumed, go-forward vendors, or other go-forward commercial counterparties with the Reorganized Debtors. The provisions regarding the preservation of Causes of Action in the Plan, including those contained in the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

h.	Lien Release.

55.           The release and discharge of mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.B of the Plan (the “Lien Release”) is essential to the Plan and necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

(xi)	Additional Plan Provisions—Section 1123(b)(6).

56.           The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

(xii)	Cure of Defaults—Section 1123(d).

57.           Article V.C of the Plan provides for the satisfaction of Cures associated with each Executory Contract and Unexpired Lease to be assumed or assumed and assigned in accordance with section 365 of the Bankruptcy Code or as otherwise agreed between the Debtors and the counterparty to each such assumed or assumed and assigned Executory Contract and Unexpired Lease. The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree. If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption or assumption and assignment, such dispute shall be determined in accordance with the terms set forth in Article V.C of the Plan.

58.           The assumption of any Executory Contract or Unexpired Lease and the satisfaction of related Cures in full or as otherwise agreed among the Debtors or Reorganized Debtors, as applicable, and the counterparty to such Executory Contract or Unexpired Lease, pursuant to the Plan, shall result in the full release and satisfaction of any nonmonetary defaults arising from or triggered by the filing of these Chapter 11 Cases, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time on or prior to the effective date of assumption. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

S.	Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

59.           The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is eligible to be a debtor under section 109, and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

c.	complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable nonbankruptcy Law, rule and regulation, the Disclosure Statement Order, and all other applicable Law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

T.	Plan Proposed in Good Faith—Section 1129(a)(3).

60.           The Debtors have proposed the Plan in good faith and not by any means forbidden by Law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the Filing of these Chapter 11 Cases, including the RSA, the Plan, the Confirmation Declarations, the process leading to Confirmation, including the overwhelming support of Holders of Claims for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from these Chapter 11 Cases with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

61.           The Plan is the product of good-faith, arm’s-length negotiations by and among the Debtors, the DIP Lenders, the Required Consenting Term Loan Lenders, the Committee, and other parties in interest. Consistent with the overriding purpose of chapter 11, the Debtors Filed the Chapter 11 Cases with the belief that the Debtors were in need of reorganization, and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

U.	Payment for Services or Costs and Expenses—Section 1129(a)(4).

62.           The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid to Professionals by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

V.	Directors, Officers, and Insiders—Section 1129(a)(5).

63.           The identities of or process for appointment of the Reorganized Debtors’ directors and officers proposed to serve after the Effective Date were disclosed (to the extent known) in the Plan Supplement. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

W.	No Rate Changes—Section 1129(a)(6).

64.           Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

X.	Best Interest of Creditors—Section 1129(a)(7).

65.           The liquidation analysis attached as Exhibit E to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered, prior to, or in connection with the Confirmation Hearing:  (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors, and the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

Y.	Acceptance by Certain Classes—Section 1129(a)(8).

66.           Classes 1 and 2 constitute the Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. As evidenced by the Voting Report, all of the Holders of Claims in Class 3, and an overwhelming majority of Holders of Claims in Class 4 and Class 5 have voted to accept the Plan. Nevertheless, because the Plan has not been accepted by Holders of Claims in Class 6 (the “Rejecting Class”), the Debtors seek Confirmation under section 1129(b), solely with respect to the Rejecting Class, rather than section 1129(a)(8) of the Bankruptcy Code. Holders of Claims and Interests in Classes 8 and 9 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan. Pursuant to the Plan, Holders of Claims and Interests in Class 10 receive no recovery on account of their Claims and Interests and are deemed to reject the Plan. Although the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Rejecting Class and the Deemed Rejecting Class, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Class and the Deemed Rejecting Class, and thus satisfies section 1129(b) of the Bankruptcy Code. The Debtors did not solicit votes to accept or reject the Plan from any Holders of Term Loan Deficiency Claims in Class 7 because Class 7 did not have any known Holders of Term Loan Deficiency Claims as of the Voting Record Date.

Z.	Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

67.          The treatment of Allowed Administrative Claims, Professional Fee Claims, and Priority Tax Claims, under Article II of the Plan, and Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

AA.	Acceptance by At Least One Impaired Class—Section 1129(a)(10).

68.          As evidenced by the Voting Report, the Holders of Claims in Class 3, Class 4, and Class 5, each of which is Impaired, voted to accept the Plan by the requisite numbers and amounts of Claims, as determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), as specified under the Bankruptcy Code. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

BB.	Feasibility—Section 1129(a)(11).

69.          The financial projections attached to the Disclosure Statement as Exhibit D, and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, the Confirmation Hearing, or in the Confirmation Declarations Filed in connection therewith (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

CC.	Payment of Fees—Section 1129(a)(12).

70.           Article XII.C of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a). Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

DD.	Continuation of Retiree Benefits—Section 1129(a)(13).

71.           The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.F of the Plan provides that from and after the Effective Date, all retiree benefits, as defined in section 1114 of the Bankruptcy Code, if any, shall continue to be paid in accordance with applicable law.

EE.	Non-Applicability of Certain Sections—1129(a)(14), (15), and (16).

72.           Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

FF.	“Cram Down” Requirements—Section 1129(b).

73.           Notwithstanding the fact that the Rejecting Class has not accepted the Plan and the Deemed Rejecting Class has been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Rejecting Class and the Deemed Rejecting Class. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no Holder of a Claim in a Class senior to such Class is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all Holders of Claims in the Rejecting Class and all Holders of Interests in the Deemed Rejecting Class. Third, the Plan does not discriminate unfairly with respect to the Rejecting Class or the Deemed Rejecting Class because similarly situated creditors and interest Holders will receive substantially similar treatment on account of their Claims and Interests irrespective of Class. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

GG.	Only One Plan—Section 1129(c).

74.           The Plan (including previous versions thereof) is the only chapter 11 plan Filed in each of these Chapter 11 Cases and, accordingly, satisfies section 1129(c) of the Bankruptcy Code.

HH.	Principal Purpose of the Plan—Section 1129(d).

75           No Governmental Unit has requested that the Bankruptcy Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

II.	Not Small Business Cases—Section 1129(e).

76.           The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

JJ.	Good Faith Solicitation—Section 1125(e).

77.           The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e). The Debtors and the 1125(e) Exculpation Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support of the Plan and Consummation, including, among other things, the issuance of the New Common Stock, the extension of financing under the DIP Facility, the Exit Term Loan Facility, the Exit Intermediation Facility, the New Term Loan Facility (if any), and the solicitation of acceptances of the Plan, as applicable, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and all other applicable protections and rights provided for in the Plan and this Confirmation Order.

KK.	Satisfaction of Confirmation Requirements.

78.           Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

LL.	Likelihood of Satisfaction of Conditions Precedent to the Applicable Effective Date.

79.           Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan.

MM.	Implementation.

80.           All documents necessary to implement the Plan and the Restructuring Transactions contemplated thereby, including those contained in the Plan Supplement, and all other relevant and necessary or desirable documents (including, but not limited to, the Restructuring Support Agreement, the Exit Term Loan Facility Documents, the Exit Intermediation Facility Documents, the New Term Loan Facility Documents (if any), the New Organizational Documents, and the GUC Trust Agreement) have been negotiated in good faith and at arm’s-length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements, not avoidable and not in conflict with any federal, state, or foreign Law.

NN.	Disclosure of Facts.

81.           The Debtors have disclosed all material facts regarding the Plan, including with respect to issuance of the New Common Stock, execution of the Exit Term Loan Facility, Exit Intermediation Facility, New Term Loan Facility (if any), the GUC Trust Agreement, and the New Organizational Documents, prior to the Confirmation Hearing, and the fact that each applicable Debtor will emerge from its Chapter 11 Case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations, as set forth in the Plan.

OO.	Good Faith.

82.           The Debtors and their respective directors, officers, management, counsel, advisors, and other agents have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Estates for the benefit of their stakeholders. The Plan accomplishes this goal. Accordingly, the Debtors or the Reorganized Debtors, as applicable, and their respective officers, directors, and advisors have been, are, and will continue to act in good faith if they proceed to:  (a) consummate the Plan, the GUC Trust Agreement, the Restructuring Transactions, and all agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order and the Plan to reorganize the Debtors’ businesses and effectuate the New Organizational Documents and the other Restructuring Transactions.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

83.           Findings of Fact and Conclusions of Law. The above findings of fact and conclusions of law, as well as any additional findings of fact and conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing, are hereby incorporated in this Confirmation Order.

84.           Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

85.           This Confirmation Order approves the Plan Supplement, including the documents contained therein, as they may be amended through and including the Effective Date in accordance with and as permitted by the Plan, subject to the consent rights set forth therein and in the RSA and all other Definitive Documents. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided that, if there is any direct conflict between the terms of the Plan (including the Plan Supplement) and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict.

86.           Objections Overruled. All objections, statements, joinders, and reservations of rights pertaining to Confirmation that have not been withdrawn, waived, or settled before entry of this Confirmation Order are hereby OVERRULED and DENIED on the merits (except in connection with unresolved objections to the extent solely related to cure amounts arising under assumed Executory Contracts).

87.           All objections to Confirmation not Filed and served prior to the Objection Deadline set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Bankruptcy Court.

88.           Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan.

89.           No Action Required. Under section 1142(b) of the Bankruptcy Code and any other comparable provisions under applicable Law, no action of the respective directors, equity holders, managers, or members of any of the Debtors is required to authorize any of the Debtors or the Reorganized Debtors, as applicable, to enter into, execute, deliver, File, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, including the Recapitalization Transaction, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Exit Term Loan Facility, the Exit Intermediation Facility, the New Term Loan Facility (if any), the New Organizational Documents, and the appointment and election of the members of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors, as applicable.

90.           Subject to the terms of Article IV of the Plan, the Debtors, the Reorganized Debtors, and the GUC Trustee, as applicable, are also authorized from and after the date of entry of this Confirmation Order to negotiate, execute, issue, deliver, implement, File, or record any contract, instrument, release, or other agreement or document or take any action necessary or appropriate to implement the transactions contemplated by the Plan.

91.           Binding Effect. Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Restructuring Transactions (and any documents related or ancillary thereto, including any Liens and security interests and, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and not subject to avoidance or other challenge, legal or otherwise, and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

92.           Incorporation by Reference. The terms and provisions of the Plan are incorporated by reference and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, this Confirmation Order, the Definitive Documents, and all other relevant and necessary documents shall, on and after the Effective Date, be binding in all respects upon, and shall inure to the benefit of, the Debtors, their Estates and their creditors, and their respective successors and assigns, non-Debtor affiliates, any affected third parties, all Holders of Interests, all Holders of any Claims, whether known or unknown, against the Debtors, including, but not limited to, all contract counterparties, leaseholders, Governmental Units, and any trustees, examiners, administrators, responsible officers, estate representatives, or similar Entities for the Debtors, if any, subsequently appointed in any of the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of the Chapter 11 Cases, and each of their respective affiliates, successors, and assigns.

93.           Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Plan Supplement, the Restructuring Transactions Memorandum, and the vesting of the GUC Settlement Assets into the GUC Trust), or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action (except for the GUC Causes of Action) that are not released, waived, or extinguished pursuant to the Plan, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtors, and/or any successors, assigns, or transferees of the applicable Debtors or Reorganized debtors, including in connection with the Restructuring Transactions, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances and interests, including the RVO Liabilities, except as set forth in the RVO Settlement Agreement. On and after the Effective Date, except as otherwise provided herein or in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action (except for the GUC Causes of Action) without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in all respects.

94.           After the Effective Date, a certified copy of this Confirmation Order may be filed with the appropriate clerk or recorded with the recorder of any federal, state, province, county, or local authority, whether foreign or domestic, to act to effectuate the transfer of all property in each Estate (with the exception of the GUC Settlement Assets transferred or issued to the GUC Trust and governed by the Plan and the GUC Trust Agreement) to the Reorganized Debtors, vesting the Reorganized Debtors with all right, title, and interest of the Debtors to the property in each Estate, free and clear of all Liens, Claims, Interests, and other encumbrances of record.

95.           Effectiveness of All Actions. All actions contemplated by the Plan, including all actions contemplated by or in connection with the Recapitalization Transaction, the Exit Term Loan Facility, the Exit Intermediation Facility, the New Term Loan Facility (if any), the New Organizational Documents, the GUC Trust Agreement, and any other Definitive Documents are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been deemed taken by unanimous action of such officers, directors, managers, members, or equity holders.

96.           Release, Exculpation, Discharge, and Injunction Provisions. The release, exculpation, discharge, and injunction provisions embodied in the Plan, including for the avoidance of doubt, those contained in Article VIII.A–F of the Plan, are incorporated herein in their entirety, are hereby approved and authorized in their entirety, and shall be immediately effective and binding on the Effective Date on all Persons and Entities to the extent provided in the Plan, without further order or action by this Bankruptcy Court.

97.           Preservation of Causes of Action. Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, each Reorganized Debtors or the GUC Trust (solely with respect to the GUC Causes of Action), as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors or GUC Causes of Action, as applicable, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and, as applicable, the Reorganized Debtors’ and the GUC Trust’s (solely with respect to the GUC Causes of Action) rights to commence, prosecute, or settle such retained Causes of Action or GUC Causes of Action, as applicable, shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII thereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

98.           Executory Contracts and Unexpired Leases. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption, assumption and assignment, Cure, or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety.

99.           For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, the Matheson Saraland 1 Agreements and all other Executory Contracts or Unexpired Leases shall be deemed assumed by the applicable Reorganized Debtor or Reorganized Vertex, as applicable, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that:  (a) are identified on the Rejected Executory Contracts and Unexpired Leases List; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date.

100.         For the avoidance of doubt, unless otherwise provided in the Plan, and subject to Article V and Article IV.F thereof, the Reorganized Debtors shall:  (a)(i) assume all employment agreements or letters, indemnification agreements, severance agreements, or other agreements entered into with current and former employees subject to satisfying certain conditions as described in the RSA and the Plan; or (ii) enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors and such employee; and (b) assume and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Company Parties who served in such capacity on or after the effective date of the RSA.

101.         Unless a party to an Executory Contract or Unexpired Lease has objected no later than the objection deadline specified in the Plan to the Cure amounts and any assumption or assumption and assignment of such Executory Contract or Unexpired Lease identified in the Plan Supplement and any amendments thereto, as applicable, the Debtors or the Reorganized Debtors, as applicable, shall pay such Cure amounts in accordance with the terms of the Plan or as otherwise agreed between the Debtors and the counterparty to each such assumed or assumed and assigned Executory Contract or Unexpired Lease. The assumption or assumption and assignment of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including relating to such assumption and assignment, defaults of provisions relating to any anti-assignment provisions or restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment. Any disputed Cure amounts shall be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law. For the avoidance of doubt, any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan or otherwise may not be terminated on account of such assumption or assumption and assignment or on account of the Plan, the transactions contemplated therein, or any change of control or ownership interest composition that may occur at any time before or on the Effective Date. Each Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan shall revest in, and be fully enforceable by, the applicable Reorganized Debtors in accordance with its terms, including in accordance with any amendments executed by the Debtors and the counterparties to the applicable Executory Contract or Unexpired Lease during these Chapter 11 Cases and effective upon the assumption by the Debtors, except as modified by the provisions of the Plan, this Confirmation Order, or any order of this Bankruptcy Court authorizing and providing for its assumption; provided that, prior to the Effective Date and in connection with such assumption, any such terms that are rendered unenforceable by the provisions of the Plan or the Bankruptcy Code shall remain unenforceable solely in connection therewith.

102.         The Debtors’ determinations regarding the assumption, assumption and assignment, or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims or Interests, and other parties in interest in these Chapter 11 Cases. This Confirmation Order shall constitute a Final Order approving the assumptions, assumptions and assignments, and rejections of the Executory Contracts and Unexpired Leases as set forth in the Plan and the Assumed Executory Contracts and Unexpired Leases List pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

103.         Plan Supplement. The Plan Supplement contains the following documents (each as defined in the Plan):  (a) the Assumed Executory Contracts and Unexpired Leases List; (b) the Rejected Executory Contracts and Unexpired Leases List; (c) the Schedule of Retained Causes of Action; (d) the Matheson Mutual Release Agreement; (e) the New Organizational Documents (if any); (f) the Exit Intermediation Facility Term Sheet and Exit Intermediation Facility Documents (if any); (g) the Restructuring Transactions Memorandum; (h) the identity of the New Board, if applicable; (i) the GUC Trust Agreement; (j) solely to the extent required under section 1129(a)(5) of the Bankruptcy Code, the MIP Documents; (k) the RVO Settlement Agreement; (l) the Exit Term Loan Commitment Letter and Term Sheet and the Exit Term Loan Credit Agreement; and (m) the Corporate Governance Term Sheet.

104.         The Debtors reserve the right to alter, amend, modify, or supplement any document in the Plan Supplement in accordance with the RSA and the Plan, including the consent rights set forth therein, at any time before the Effective Date of the Plan or any such other date as may be provided for by the Plan or by order of the Bankruptcy Court. Notwithstanding anything in this Confirmation Order, the documents included in the Plan Supplement, whether filed by the Debtors prior to or after the Confirmation Hearing, remain subject in all respects to the consent, approval, and similar rights contained in the RSA and the Plan.

105.         Restructuring Transactions. Subject to the terms of the RSA and the Plan, the Debtors or Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order (but subject to the occurrence of the Effective Date), to enter into and take all steps desirable or necessary to effectuate the Restructuring Transactions, including the Recapitalization Transaction, the entry into and consummation of the transactions contemplated by the Plan, the Plan Supplement, and the New Organizational Documents, as the same may be modified in accordance with the RSA or the Plan from time to time prior to the Effective Date (including, without limitation, the Recapitalization Transaction and any restructuring transaction steps set forth in the Restructuring Transactions Memorandum or other exhibits to or referred to in the Plan Supplement), and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, in each case as and to the extent provided in the Plan. Any transfers of assets, Claims, or equity interests effected or any obligations incurred through the Restructuring Transactions as contemplated by and in accordance with the RSA and the Plan (including the deemed contributions of Claims or the transfers of assets of and/or Claims and Liens against a Debtor or Reorganized Debtor or its property contemplated in the Restructuring Transactions Memorandum) are hereby approved and shall be deemed not to constitute a fraudulent conveyance, fraudulent transfer, or undervalue transaction or any similar avoidable or voidable transaction and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute an unfair preference or a preferential transfer, fraudulent conveyance, or any similar avoidable or voidable transaction under the Bankruptcy Code or any applicable Law, whether federal, state, or foreign Law. Except as otherwise provided in the Plan, each Reorganized Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable Law in the jurisdiction in which such applicable Debtor is incorporated or formed; provided that, in accordance with the New Organizational Documents, Reorganized Vertex shall be redomiciled in Delaware. The Debtors or the Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order, without the need to seek any third-party consents, corporate approvals, or further approvals of this Bankruptcy Court, to take any and all actions necessary to implement the Restructuring Transactions contemplated by the Restructuring Transactions Memorandum and consistent with the Plan, including the transfers of assets of and/or Claims and Liens against a Debtor or Reorganized Debtor, as applicable, or its property.

106.         Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements, warrant agreements, and indentures, shall automatically be deemed cancelled, discharged, and of no further force and effect, and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the DIP Agent, the Agent, and the 2027 Convertible Notes Trustee shall be released from all duties and obligations thereunder. Holders of or parties to such cancelled instruments, certificates, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan or this Confirmation Order; provided, however, that provisions of the Term Loan Agreement or the 2027 Convertible Notes Indenture that survive the termination of the Term Loan Agreement or the 2027 Convertible Notes Indenture, as applicable, pursuant to their respective terms shall continue in full force and effect.

107.         Notwithstanding the foregoing or anything to the contrary herein, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of, as applicable:  (a) enabling Holders of Allowed Claims under such agreements to receive distributions under the Plan as provided therein, and (b) allowing and preserving the rights of the DIP Agent, the Agent, the 2027 Convertible Notes Trustee, and any other applicable paying agent or trustee to (i) make distributions in satisfaction of Allowed Claims under such agreements; (ii) maintain and exercise their respective charging liens, including the 2027 Convertible Notes Trustee Charging Lien, against any such distributions, and to preserve any rights of the DIP Agent, the Agent, and the 2027 Convertible Notes Trustee to payment of fees and expenses as against any distributions to the Holders, including any rights to priority of payment and/or to exercise charging liens (if any) and enforce its rights under such agreement; (iii) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred in making such distributions; (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement; (v) exercise their rights and obligations relating to the interests of their Holders; and (vi) appear and be heard in these Chapter 11 Cases.

108.         Upon the final distribution in accordance with Article VI of the Plan, or notice from the Debtors or the Reorganized Debtors, as applicable, that there will be no distribution on account of 2027 Convertible Notes Claims, (a) the 2027 Convertible Notes shall thereafter be deemed null, void, and worthless, and (b) at the request of the 2027 Convertible Notes Trustee, DTC shall take down the relevant position relating to the 2027 Convertible Notes without any requirement of indemnification or security on the part of the Debtors, the Reorganized Debtors, the 2027 Convertible Notes Trustee, or any other Entity.

109.         Distributions. The procedures governing distributions in Article VI of the Plan shall be, and hereby are, approved in their entirety.

110.         Subordination. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

111.         Release of Liens. Except as otherwise provided in the Exit Term Loan Facility Documents, Exit Intermediation Facility Documents, New Term Loan Facility Documents (if any), the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with Article III.B.1 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

112.         Exit Term Loan Facility. On the Effective Date, the Reorganized Debtors shall enter into the Exit Term Loan Facility, the terms of which will be set forth in the Exit Term Loan Facility Documents. Confirmation of the Plan shall be deemed approval of the Exit Term Loan Facility and Exit Term Loan Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit Term Loan Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Term Loan Facility. Execution of the Exit Term Loan Facility Credit Agreement by the Exit Term Loan Facility Agent shall be deemed to bind all Holders of Term Loan Claims and all Exit Term Loan Facility Lenders as if each such Holder or Exit Term Loan Facility Lender had executed the Exit Term Loan Facility Credit Agreement with appropriate authorization.

113.         On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Term Loan Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Term Loan Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Term Loan Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law. The Reorganized Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties.

114.         Exit Intermediation Facility. On the Effective Date, the Reorganized Debtors shall enter into the Exit Intermediation Facility, the terms, conditions, structure, and principal amount of which will be set forth in the Exit Intermediation Facility Term sheet and the Exit Intermediation Facility Documents, which shall be in form and substance reasonably acceptable to the Reorganized Debtors and the Required Consenting Term Loan Lenders. Confirmation of the Plan shall be deemed approval of the Exit Intermediation Facility, including the Exit Intermediation Facility documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit Intermediation Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Intermediation Facility.

115.         On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Intermediation Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Intermediation Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Intermediation Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

116.         New Term Loan Facility. To the extent applicable, on the Effective Date, the Reorganized Debtors shall enter into the New Term Loan Facility, the terms of which will be set forth in the New Term Loan Facility Documents. Confirmation of the Plan shall be deemed approval of the New Term Loan Facility and New Term Loan Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the New Term Loan Facility Documents and such other documents as may be required to effectuate the treatment afforded by the New Term Loan Facility. Execution of the New Term Loan Facility Agreement by the New Term Loan Facility Agent shall be deemed to bind all Holders of Term Loan Claims and all New Term Loan Facility Lenders as if each such Holder or New Term Loan Facility Lender had executed the New Term Loan Facility Agreement with appropriate authorization.

117.         On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Term Loan Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Term Loan Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Term Loan Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

118.         New Organizational Documents and the Issuance of New Common Stock. The terms of the New Organizational Documents, attached to the Plan Supplement as Exhibit E, as may be amended, restated, amended and restated, supplemented or modified on or before the Effective Date consistent with the RSA and the Plan, are approved in all respects. To the extent any New Organizational Document is not attached to the Plan Supplement as of the entry of this Confirmation Order, such New Organizational Document is approved to the extent it is consistent with this Confirmation Order, the Plan, and the Plan Supplement (including any applicable consent rights set forth therein). The obligations of Reorganized Vertex related thereto will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or Reorganized Vertex, as applicable, enforceable in accordance with their terms and not in contravention of any state, federal, or foreign Law. To the extent applicable, entry of this Confirmation Order shall be deemed approval of the New Organizational Documents and the issuance of New Common Stock contemplated thereunder (in each case, including the transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the applicable Debtors or Reorganized Vertex, as applicable, and/or any successors, assigns, or transferees of the applicable Debtors or Reorganized Vertex, including in connection with the Restructuring Transactions, as applicable, in connection therewith), to the extent not approved by the Bankruptcy Court previously, and on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equity holders of any of Reorganized Vertex, Reorganized Vertex will be and is authorized to enter into the New Organizational Documents and all related documents to which Reorganized Vertex is contemplated to be a party on the Effective Date.

119.         In addition, on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers or equity holders of the Reorganized Vertex will be and is authorized to:  (a) execute, deliver, File, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Organizational Documents; (b) issue the New Common Stock; (c) perform all of its obligations under the New Organizational Documents; and (d) take all such other actions as any of the responsible officers of Reorganized Vertex may determine are necessary, appropriate, or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents and for the issuance of New Common Stock. Notwithstanding anything to the contrary in this Confirmation Order or Article IX of the Plan, after the Effective Date, any disputes arising under the New Organizational Documents will be governed by the jurisdictional provisions therein. For the avoidance of doubt, any claimant’s acceptance of the New Common Stock shall be deemed as its agreement to be bound by the New Organizational Documents without the need for execution by any party other than Reorganized Vertex.

120.         Issuance of New Common Stock. On or prior to the Effective Date, Reorganized Vertex shall take steps to provide that the New Common Stock is issued and/or transferred in accordance with the terms of the Plan, this Confirmation Order, the New Organizational Documents, and applicable Law (including applicable Securities Laws). For the avoidance of doubt, pursuant to Article IV.T of the Plan, as of the Effective Date, Reorganized Vertex shall reserve a pool of up to 10% of the New Common Stock for the Management Incentive Plan, which shall be issued to management employees of the Reorganized Debtors on terms and conditions reflected in the MIP Documents (if any) and as determined by the New Board.

121.         Establishment of the GUC Trust and Approval of the GUC Trust Agreement. On or prior to the Effective Date, the Debtors and the GUC Trustee shall execute the GUC Trust Agreement attached to the Plan Supplement, as may be altered, amended, modified, or supplemented in accordance with its terms prior to the Effective Date. The GUC Trust Agreement is approved and the Debtors, the Reorganized Debtors, and the GUC Trustee, as applicable, are authorized and directed to execute and perform under the GUC Trust Agreement without further order of the Bankruptcy Court. The GUC Trustee is vested with all of the power and authority set forth in the Plan and the GUC Trust Agreement and otherwise as is necessary and proper to carry out the provisions of the Plan or the GUC Trust Agreement, as applicable.

122.         Provisions Regarding Liberty Mutual Insurance Company and Lexon Insurance Company. Notwithstanding any other provisions of the Plan, this Confirmation Order, the Plan Supplement, or any other order of the Bankruptcy Court, on the Effective Date, all contractual and common law rights and obligations of Liberty Mutual Insurance Company and Lexon Insurance Company (collectively, the “Sureties,” and individually, each a “Surety”) related to the (i) surety bonds of any kind issued by the Sureties and maintained in the ordinary course of business, (ii) payment and/or indemnity agreements between the Debtors and the Sureties, setting forth the Sureties’ rights against the Debtors, if any, and the Debtors’ obligations to pay and indemnify the Sureties from any loss, cost, or expense that the Sureties may incur, in each case, on account of the issuance of any bonds on behalf of the Debtors, (iii) the Sureties’ collateral agreements, if any, governing collateral in connection with the Debtors’ bonds, including, but not limited to, as applicable, control agreements, trust agreements, deposit accounts, letters of credit and proceeds therefrom and/or (iv) ordinary course premium payments to the Sureties for the Debtors’ bonds (collectively, the “Bond Program,” and the Debtors’ obligations arising thereunder, the “Bond Obligations”) shall be reaffirmed and ratified by the applicable Reorganized Debtors and continue in full force and effect according to their terms and applicable nonbankruptcy Law and are not discharged or released by the Plan. For the avoidance of doubt, nothing in the Plan, this Confirmation Order, or the Plan Supplement, including, without limitation, any exculpation, release, injunction, or discharge provisions contained in the Plan, including, without limitation, Article VIII of the Plan, shall bar, alter, limit, impair, release, modify, or enjoin the Bond Obligations or Bond Program. The Sureties are not Releasing Parties under the Plan and shall be deemed to have not opted in to the Third-Party Release provided for in Article VIII.D of the Plan. Further, only to the extent that such consent is required pursuant to the terms of the applicable surety bond agreement or applicable common law, nothing in this Confirmation Order, the Plan, the Plan Supplement, shall authorize or permit the substitution of any principal under any of the surety bonds without the applicable Surety’s consent.

123.         The Bond Program and all Bond Obligations related thereto shall be treated by the Reorganized Debtors and the Sureties in the ordinary course of business as if these Chapter 11 Cases had not been commenced. Solely to the extent that any of the agreements related to the Bond Obligations are deemed to be one or more executory contracts, any such agreements are assumed by the Debtors and the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code upon the Effective Date with the consent of the Sureties, as applicable. Solely to the extent required by the terms of the applicable agreements related to the Bond Obligations, and as part of the ordinary course of business of the Bond Program, the Debtors or the Reorganized Debtors, as applicable, will pay any unpaid premiums and loss adjustment expenses (including the reasonable and documented attorneys’ costs and fees) that are due and owing to the Sureties on the Effective Date, or as soon as reasonably practicable thereafter. Nothing in the Plan, the Plan Supplement, or these foregoing paragraphs shall alter, limit, modify, prime, subordinate, impair, affect, or expand the Sureties’ rights against any non-Debtor, or any non-Debtor’s rights against the Sureties, including under the Bond Program or with regard to the Bond Obligations. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Debtors and Reorganized Debtors, as applicable, reserve all rights and defenses with respect to any right, claim, interest, obligation, document, and agreement related to the Bond Program and the Bond Obligations.

124.         Provisions Regarding the Department of Justice. Nothing in this Confirmation Order, the Plan, or Plan documents discharges, releases, precludes or enjoins:  (i) any police or regulatory liability to a Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date; (iii) any liability to a Governmental Unit under police and regulatory statutes or regulations that any entity would be subject to as the owner or operator of property after the Effective Date; or (iv) any liability to a Governmental Unit on the part of any Person or Entity other than the Debtors.  Nor shall anything in this Confirmation Order, the Plan, or Plan documents (i) enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Bankruptcy Court, any liability described in the preceding sentence, or (ii) affect any setoff or recoupment rights of any Governmental Unit, or the Debtors’ or Reorganized Debtors’, as applicable, defenses and rights to any set off or recoupment, except as such rights may be impaired under applicable law; provided that (x) the Bankruptcy Court retains jurisdiction to determine whether environmental liabilities asserted by any Governmental Unit or other Entity are discharged or otherwise barred by the Plan or related Plan documents, this Confirmation Order, any other order relating to the Debtors, or the Bankruptcy Code and (y) nothing in this Confirmation Order, the Plan, or Plan Documents divests any tribunal of any jurisdiction it may have under police or regulatory laws to interpret this Order, the Plan, or Plan Documents or to adjudicate any defense asserted under this Confirmation Order, the Plan, or other Plan documents.

125.         With respect to the RVO Settlement Agreement between the United States on behalf of the United States Environmental Protection Agency and the Debtors, filed at Docket No. 540, in the event of any inconsistency between the Plan and the RVO Settlement Agreement, the terms of the RVO Settlement Agreement shall control. In the event of any inconsistency between this Confirmation Order and the RVO Settlement Agreement, the terms of the RVO Settlement Agreement shall control.

126.         Provisions Regarding Shell. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the agreements set forth on Exhibit C (the “Shell Agreements”) and the agreements set forth on Exhibit D (the “Tripartite Agreements”) attached hereto shall be deemed rejected as of February 28, 2025, unless (a) with respect to the Shell Agreements, the Reorganized Debtors and Shell mutually agree to extend such date in writing (as extended, as applicable, the “Shell Rejection Effective Date”), and (b) with respect to the Tripartite Agreements, the Reorganized Debtors, Shell, and Macquarie mutually agree to extend such date in writing (as extended, as applicable, the “Tripartite Rejection Effective Date”). Both the Reorganized Debtors and Shell shall continue to perform under the Shell Agreements through the Shell Rejection Effective Date. The Reorganized Debtors, Shell and Macquarie shall continue to perform under the Tripartite Agreements through the Tripartite Rejection Effective Date. Additionally, for the avoidance of doubt, after the Shell Rejection Effective Date or the Tripartite Rejection Effective Date, as applicable, neither the Reorganized Debtors, nor Macquarie, nor Shell, shall be required to take any further action with the Bankruptcy Court to terminate the Shell Agreements or the Tripartite Agreements, as appropriate under their terms. Further, notwithstanding anything in the Plan or this Confirmation Order to the contrary, but to the extent provided by the Intermediation Facility Orders, up until the Effective Date of the Plan, Shell shall continue to be entitled to superpriority administrative claim status pursuant to Section 364(c)(1) of the Bankruptcy Code and, from and after the Effective Date the Reorganized Debtors will make all payments when due and in the ordinary course (other than termination payments for which Shell may file any necessary claims, as appropriate, as described herein) as may be required under the Shell Agreements (unless expressly amended pursuant to the Shell Support Agreement4 or otherwise agreed to in writing by the Reorganized Debtors and Shell) when due in the ordinary course for nominations or mandates of volumes purchased for delivery, where such nominations or mandates occur prior to the Shell Rejection Effective Date pursuant to the Shell Agreements and the Tripartite Agreements (including, if applicable and subject to the terms thereof, any actual reasonable and documented costs incurred postpetition by Shell for any accepted postpetition mandates or postpetition changes in prepetition elections under the Shell Agreements or the Tripartite Agreements by the Debtors or Reorganized Debtors subject to Shell’s duty to mitigate any such costs in accordance with and subject to the terms and priorities set forth in the Intermediation Facility Orders).  From and after the Effective Date, and solely through the Shell Rejection Effective Date, the Reorganized Debtors are hereby authorized and directed to continue making all payments owed to Shell under the Shell Agreements and the Tripartite Agreements, in the ordinary course of business and as may be required by the Shell Agreements and/or Tripartite Agreements, on account of services provided to the Debtors or Reorganized Debtors, as applicable, prior to the Shell Rejection Effective Date and/or Tripartite Agreement Rejection Date.  This Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the rejection of the Shell Agreements. Shell’s rejection damage claims, if any, are deemed timely filed if Filed within forty-five (45) days of the Shell Rejection Effective Date. Notwithstanding anything in the foregoing, the Debtors and/or the Reorganized Debtors, as applicable, Shell, and Macquarie, reserve their respective rights and defenses under the Shell Agreements and the Tripartite Agreements with respect to any disputes regarding the quantity or quality of any deliveries made under any of the Shell Agreements.

[4]	Shell Support Agreement shall mean Exhibit 5 to the Intermediation Facility Orders [Docket Nos. 54, 72, 329].

127.         Notwithstanding the Debtors’ rejection of the Sale and Purchase Agreement by and between Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company and Vertex Energy Operating LLC dated May 26, 2021 (the “SPA”), the Debtors or Reorganized Debtors, as applicable, agree to continue operating the equipment that is subject to the Consent Decree and will cooperate with and provide the information to the required party, consistent with past practice, per Sections 2.03(a)(ix) and 8.11 of the SPA as required by the Consent Decree as defined in the SPA and further described in Section 4.13(b) of the Disclosure Letter – HSE Claims.

128.         Provisions Regarding Texas Taxing Authorities. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Allowed Claims of the Texas Taxing Authorities5 with respect to ad valorem taxes (the “Texas Taxing Authority Claims”) shall be paid on the later of (a) the Effective Date (or as soon as practical thereafter) or (b) when due pursuant to the Texas Tax Code (subject to any applicable extensions, grace periods, or similar rights under the Texas Tax Code). The Texas Taxing Authority Claims shall, subject to any applicable limitation in the Bankruptcy Code, include all accrued interest properly charged under applicable non-bankruptcy Law through the date of payment, to the extent the Texas Tax Code provides for interest with respect to any portion of the Texas Taxing Authority Claims. With respect to the Texas Taxing Authority Claims, the prepetition and postpetition tax liens of the Texas Taxing Authorities shall be expressly retained in accordance with applicable non-bankruptcy Law until the applicable Texas Taxing Authority claim is paid. The Texas Taxing Authorities’ Lien priority shall not be primed or subordinated by any exit financing approved by the Bankruptcy Court in conjunction with the Confirmation of the Plan or otherwise. In the event that the collateral that secures the Claim of one or more of the Texas Taxing Authorities is returned to a creditor holding a Lien that is junior to that of the Texas Taxing Authorities, the Debtors or Reorganized Debtors, as applicable, shall first pay all ad valorem property taxes that are secured by such collateral, to the extent that the Debtors are liable for such ad valorem property taxes under applicable non-bankruptcy Law.  Reorganized Debtors shall pay all postpetition ad valorem tax liabilities (tax year 2025 and subsequent tax years) owing to the Texas Taxing Authorities in the ordinary course of business as such tax debt comes due. All rights and defenses of the Debtors and Reorganized Debtors under non-bankruptcy Law and the Bankruptcy Code are reserved and preserved with respect to such Texas Taxing Authority Claims.

[5]	Bexar County, Camp CAD, Deer Park Independent School District, Harris County Emergency Service District #14, Jefferson County, Nueces County, Sabine Pass Independent School District, Clear Creek Independent School District, City of Houston, Clear Lake Water Authority, and Chambers County.

129.         Provision Regarding CP Terminal, LLC. Notwithstanding anything in this Confirmation Order or the Plan to the contrary, on the Effective Date, the Debtors shall assume that certain Lease Agreement dated as of June 25, 1997, by and between Debtor Cedar Marine Terminals, LP, on the one hand, and CP Terminal, LLC (“CP Terminal”), on the other hand (as was assigned by TRW Trading, Inc., effective as of December 19, 2005, and as may be amended, supplemented, or modified from time to time, the “CP Terminal Lease”). On the Effective Date (or as soon as reasonably practicable thereafter), the Debtors agree to pay to CP Terminal Cure amounts of $50,000 in full and final satisfaction and discharge of all of the Debtors’ prepetition obligations owed under the CP Terminal Lease. Further, CP Terminal agrees to waive any rights to any attorneys’ fees or interest that it may be entitled to under the CP Terminal Lease arising at any time prior to the Effective Date. As of the Effective Date, the Debtors further agree to (a) comply with their obligations under section 4.2 of the CP Terminal Lease and pay the 2024 property taxes that become due in 2025 in the ordinary course and subject to the terms of the CP Terminal Lease, (b) pay Base Rent (as defined in the CP Terminal Lease) in accordance with section 2.b of Amendment No. 4 to the CP Terminal Lease, which for the avoidance of doubt shall be $30,000 a month beginning December 1, 2027 (plus any applicable escalation for rent adjustment provided under the CP Terminal Lease), and (c) make rent payments effective as of November 1, 2024 and thereafter that include the applicable rent escalation amounts provided under the CP Terminal Lease and to pay on the Effective Date (or as soon as reasonably practicable thereafter) a true up payment for any such amounts that have not been paid for the period between November 1, 2024 and the Effective Date.

130.         Provision Regarding Penthol LLC and Penthol C.V. Notwithstanding anything to the contrary contained in the Plan, the Plan Supplement, or this Confirmation Order, any defenses (including defensive claims asserted for purposes of any defensive right to setoff that does not seek an affirmative recovery from the Debtors) held by Penthol LLC or Penthol C.V. in connection with (a) the cases styled (i) Penthol LLC v. Vertex Energy Operating LLC, Civil Action No. 4:21-cv-416, in the United States District Court for the Southern District of Texas, (ii) Vertex Energy Operating, LLC v. Penthol LLC, Cause No. 2020-65269, in the 61st District Court of Harris County, Texas, or (iii) Penthol LLC v. Vertex Energy Operating, LLC, Case No. 24-20329 (5th Cir. 2024) or (b) Claims or Causes of Action held by the Debtors or Reorganized Debtors, and/or assigned to the GUC Trust, the GUC Trustee, and/or the Reorganized Debtors, including those relating to that certain Sales Representative and Marketing Agreement between Penthol LLC and Vertex Operating LLC, are fully preserved and shall not be prejudiced by the Plan, the Plan Supplement, or this Confirmation Order.

131.         Provision Regarding Atmos Energy Louisiana Industrial Gas, LLC. Atmos Energy Louisiana Industrial Gas, LLC (“Atmos”) supplies natural gas to Debtor Vertex Energy Operating, LLC under, inter alia, a Base Contract for Interruptible Sale and Purchase of Natural Gas. Atmos holds a prepetition claim in the amount of $155,469.33, represented by Proof of Claim No. 33 (the “Atmos Claim”). Atmos also holds a prepetition security deposit in the amount of $200,000 (the “Atmos Security Deposit”). Pursuant to the Fourth Amended Plan Supplement, the Debtors will assume the Atmos agreements listed on the Assumed Executory Contract and Unexpired Leases List (the “Atmos Agreements”). Subject to payment in full of the Atomos Claim as a cure payment in accordance with the terms of the Plan, Atmos shall be deemed to have withdrawn their Limited Objection of Atmos Energy Louisiana Industrial Gas, LLC, to the First Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates [Docket No. 543]. Further, notwithstanding anything in the Plan to the contrary, after the Effective Date, Atmos’s rights pursuant to the Atmos Agreements and applicable Law shall remain in full force and effect with respect to the Atmos Security Deposit, including any right to setoff and recoupment; provided that the Debtors’ and Reorganized Debtors’, as applicable, rights and defenses are reserved and preserved with respect thereto.

132.         Provision Regarding the Committee Settlement. The Plan incorporates and implements the Committee Settlement, a compromise and settlement of numerous issues and disputes between and among the Debtors, the DIP Lenders, the Required Consenting Term Loan Lenders, and the Committee, and is designed to achieve a reasonable and effective resolution of the Chapter 11 Cases. Except as otherwise expressly set forth herein or in the Plan, the Committee Settlement constitutes a settlement of all potential issues and Claims between and among the Debtors, the Committee, the DIP Lenders, and the Required Consenting Term Loan Lenders.

133.         Provisions Regarding the Matheson Settlement. The Plan incorporates and implements the Matheson Settlement, a compromise and settlement of numerous issues and disputes between and among the Debtors and Matheson. On the Effective Date, Matheson and the Debtors shall enter into the Matheson Mutual Release Agreement, which shall provide for a full and final release of any and all Claims and Causes of Action between Matheson, the Debtors, and their Related Parties. For the avoidance of doubt, no Claim or Cause of Action against Matheson related to or arising under the Matheson Agreement shall be (i) a Retained Cause of Action, (ii) included in any Schedule of Retained Causes of Action, or (iii) be included in the GUC Causes of Action.

134.         Notwithstanding the foregoing, the Matheson Mutual Release Agreement and the Debtor Release shall not release Matheson from its obligation to dismantle and remove the Matheson Hydrogen Facility in accordance with the Plan and the Matheson Rejection Order. Further, to the extent the Matheson Saraland 1 Agreements are (a) assumed by the Debtors or the Reorganized Debtors, as applicable, Matheson and the Reorganized Debtors shall not be released from their respective post-Effective Date obligations under the Matheson Saraland 1 Agreements (including with respect to the payment of any Cure), or (b) rejected by the Debtors or the Reorganized Debtors, as applicable, Matheson shall be entitled to assert a Claim arising from the rejection of the Matheson Saraland 1 Agreements in accordance with Article V.B of the Plan.

135.         In addition to the foregoing, Matheson shall dismantle and remove the Matheson Hydrogen Facility from the Debtors’ premises at its own cost in accordance with the Matheson Rejection Order. For the avoidance of doubt, the costs and expenses arising from dismantling and removing the Matheson Hydrogen Facility shall be solely the responsibility of Matheson, and, notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Debtors shall not release any claims against Matheson relating to such dismantling and removal.

136.         Provision Regarding the RVO Settlement Agreement. The Debtors’ entry into the RVO Settlement Agreement is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are authorized to take all necessary and appropriate action to implement the RVO Settlement Agreement following the approval of the EPA’s entry into the RVO Settlement Agreement and the Effective Date of the Plan.

137.         The Bankruptcy Court has scheduled a final hearing on January 16, 2025, at 11:00 a.m. (prevailing Central Time) to consider final approval of the RVO Settlement Agreement.

138.         Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

139.         Indemnification Provisions. Subject to the RSA, all Indemnification Provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall (a) be Reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the Indemnification Provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors.

140.         To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date pursuant to section 365(a) of the Bankruptcy Code, entry of this Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, this Confirmation Order shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligations will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be Filed.

141.         Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

142.         Professional Compensation. All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund such account with Cash equal to the Professional Fee Amount on the Effective Date. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors.

143.         The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.

144.         Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

145.         Certain Securities Law Matters. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of New Common Stock in reliance on the exemption set forth in section 1145 of the Bankruptcy Code shall be exempt from, among other things, the registration and prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local, or other Law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Stock issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code (a) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act, and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within 90 days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” within one year of the time of transfer. Notwithstanding the foregoing, the shares of New Common Stock issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code will remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities and subject to any restrictions in the New Organizational Documents.

146.         To the extent the exemption provided under section 1145 of the Bankruptcy Code is unavailable for the issuance of any shares of New Common Stock under the Plan, including the New Common Stock underlying the Management Incentive Plan, such shares will instead be issued in reliance on section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration. Any such shares of New Common Stock will be considered “restricted securities” as defined by Rule 144 of the Securities Act and may not be resold under the Securities Act and applicable state or local securities Laws absent an effective registration statement, or pursuant to an applicable exemption from registration, under the Securities Act and pursuant to applicable securities Laws.

147.         Should the Reorganized Debtors elect, on or after the Effective Date, to reflect any ownership of the securities issued pursuant to the Plan through the facilities of the DTC, the Reorganized Debtors need not provide to DTC any further evidence other than the Plan or this Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws.  Notwithstanding anything to the contrary in the Plan, no Entity, including, for the avoidance of doubt, DTC, shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

148.         Cooperation by the DTC. The DTC, and any participants and intermediaries, shall fully cooperate and facilitate distributions, as applicable, pursuant to the Plan. The DTC and any transfer agent shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock (including the New Common Stock issued in connection with the Management Incentive Plan) are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

149.         Section 1146(a) Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to:  (a) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, as applicable; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security pursuant to the Plan, or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

150.         Documents, Mortgages, and Instruments. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all Persons or Entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal and state officials, and corresponding officials in all applicable jurisdictions, both foreign and domestic, and all other Persons and Entities who may be required, by operation of Law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, local, and foreign government agency is hereby directed to accept any and all documents and instruments necessary, useful, advisable, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan, including the Restructuring Transactions, and this Confirmation Order and, to the extent such Persons or Entities are not identified by the Debtors or Reorganized Debtors, as applicable, after reasonable due inquiry, the Debtors or Reorganized Debtors, as applicable, shall be granted power of attorney to sign on behalf of such Person or Entity.

151.         Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court that is in existence upon entry of this Confirmation Order shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

152.         Nonseverability of Plan Provisions Upon Confirmation. Each term and provision of the Plan is:  (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; provided that any such deletion or modification must be subject to and consistent with the RSA; and (c) nonseverable and mutually dependent.

153.         Post-Confirmation Modifications. In accordance with Article X.A of the Plan, without need for further order or authorization of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary or desirable to effectuate the Plan and the Restructuring Transactions contemplated therein, including the Recapitalization Transaction, in each case that are consistent with the Plan, subject to any applicable consents or consultation rights set forth therein. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the RSA and the Plan, the Debtors expressly reserve their respective rights to revoke or withdraw, or, to alter, amend, or modify the Plan with respect to such Debtor, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan. For the avoidance of doubt, notwithstanding any other provision of the Plan, the Debtors shall consult the Committee and the Required Consenting Term Loan Lenders on any modification of the Plan or Plan Supplement that materially affects the treatment of General Unsecured Claims and/or 2027 Convertible Notes Claims or any other rights of Holders of General Unsecured Claims and/or Holders of 2027 Convertible Notes Claims

154.         Applicable Nonbankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, and any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable federal, state, or foreign Law.

155.         Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File any list, schedule, or statement with the Bankruptcy Court or the U.S. Trustee is permanently waived as to any such list, schedule, or statement not Filed as of the Confirmation Date.

156.         Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the Laws, rules, or regulations of any state, federal, or other governmental authority, with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement, including the documents contained in the Plan Supplement, the implementation and consummation of the Restructuring Transactions, and any other documents that are necessary or desirable to implement or consummate the Restructuring Transactions.

157.         Reporting. After entry of this Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to File with the Bankruptcy Court, serve on any parties, or otherwise provide any party with any other report that the Debtors or Reorganized Debtors, as applicable, were obligated to provide under the Bankruptcy Code or an order of the Bankruptcy Court, including obligations to provide any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases; provided that the Debtors, Reorganized Debtors, or the GUC Trustee, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements. From the Confirmation Date through the Effective Date, the Debtors will File such reports as are required under the Bankruptcy Local Rules.

158.         Notices of Confirmation and Effective Date. The Reorganized Debtors shall cause service of the notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (as may be revised to the applicable Debtors, the “Notice of Effective Date”), to be provided in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Interests within ten (10) Business Days after the Effective Date or as soon as reasonably practicable thereafter. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The Confirmation Hearing Notice, this Confirmation Order, and the Notice of Effective Date are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary.

159.         Failure of Consummation. If Consummation does not occur for a Debtor, the Plan and the findings in this Confirmation Order shall be null and void in all respects as to such Debtor and nothing contained in the Plan or the Disclosure Statement as to such Debtor shall:  (a) constitute a waiver or release of any claims (including Claims) by the Debtors, any Holders of Claims or Interests, or any other Entity; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

160.         Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under section 1101(2) of the Bankruptcy Code.

161.         Waiver of 14-Day Stay. Notwithstanding Bankruptcy Rule 3020(e) or 6004, this Confirmation Order is effective immediately and not subject to any stay.

162.         References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

163.         Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

164.         Effect of Conflict. This Confirmation Order supersedes any Bankruptcy Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

165.         Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be Filed shall commence upon the entry hereof.

166.         Dissolution of Committee. On the Effective Date, the Committee and any other statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases; except with respect to (a) any continuing confidentiality obligations, (b) prosecuting requests for allowances of compensation and reimbursement of expenses incurred prior to the Effective Date, and (c) in the event that the Bankruptcy Court’s entry of this Confirmation Order is appealed, participating in such appeal. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committee after the Effective Date.

167.         Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, this Bankruptcy Court retains jurisdiction to the maximum extent otherwise allowed by Law under the applicable circumstances.

Signed: December 20, 2024
/s/ Christopher Lopez
Christopher Lopez United States Bankruptcy Judge

Exhibit A

Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
VERTEX ENERGY, INC., et al.,[1]	§	Case No. 24-90507 (CML)
§
Debtors.	§	(Jointly Administered)
§

SECOND AMENDED JOINT CHAPTER 11 PLAN
OF VERTEX ENERGY, INC. AND ITS DEBTOR AFFILIATES

THIS PLAN IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THIS PLAN IS SUBJECT TO CHANGE. THIS PLAN IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

BRACEWELL LLP		KIRKLAND & ELLIS LLP
Jason G. Cohen (TX Bar No. 24050435)		KIRKLAND & ELLIS INTERNATIONAL LLP
Jonathan L. Lozano (TX Bar No. 24121570)		Brian Schartz, P.C. (TX Bar No. 24099361)
711 Louisiana Street, Suite 2300		601 Lexington Avenue
Houston, Texas 77002		New York, New York 10022
Telephone:	(713) 223-2300	Telephone:	(212) 446-4800
Facsimile:	(800) 404-3970	Facsimile:	(212) 446-4900
Email:	jason.cohen@bracewell.com	Email:	brian.schartz@kirkland.com
jonathan.lozano@bracewell.com

-and-		-and-

Mark E. Dendinger (admitted pro hac vice)		KIRKLAND & ELLIS LLP
31 W. 52nd Street, Suite 1900		KIRKLAND & ELLIS INTERNATIONAL LLP
New York, NY 10019		John R. Luze (admitted pro hac vice)
Telephone:	(212) 508-6100	Rachael M. Bentley (admitted pro hac vice)
Facsimile:	(800) 404-3970	333 West Wolf Point Plaza
Email:	mark.dendinger@bracewell.com	Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	john.luze@kirkland.com
rachael.bentley@kirkland.com

Co-Counsel to the Debtors		Co-Counsel to the Debtors
and Debtors in Possession		and Debtors in Possession

Dated: December 20, 2024

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://www.veritaglobal.net/vertex. The location of Debtor Vertex Energy, Inc.’s corporate headquarters and the Debtors’ service address in these chapter 11 cases is 1331 Gemini Street Suite 250, Houston, Texas 77058.

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TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1
A.	Defined Terms	1
B.	Rules of Interpretation	16
C.	Computation of Time	17
D.	Governing Law	17
E.	Reference to Monetary Figures	17
F.	Reference to the Debtors or the Reorganized Debtors	17
G.	Nonconsolidated Plan	17
H.	Controlling Document	17
I.	Consultation, Notice, Information, and Consent Rights	18

ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES		18
A.	Administrative Claims	18
B.	DIP Claims	18
C.	Amended Intermediation and Hedge Facility Claims	19
D.	Professional Fee Claims	19
E.	Priority Tax Claims	20
F.	Payment of Restructuring Expenses	20

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		20
A.	Classification of Claims and Interests	20
B.	Treatment of Claims and Interests	21
C.	Special Provision Governing Unimpaired Claims	24
D.	Elimination of Vacant Classes	24
E.	Voting Classes, Presumed Acceptance by Non-Voting Classes	24
F.	Intercompany Interests	24
G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	25
H.	Controversy Concerning Impairment	25
I.	Subordinated Claims	25

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		25
A.	General Settlement of Claims and Interests	25
B.	The Matheson Settlement	25
C.	The RVO Settlement	26
D.	Restructuring Transactions	26
E.	Director, Officer, and Manager Liability Insurance	27
F.	Employment Obligations	27
G.	Cancellation of Notes, Instruments, Certificates, and Other Documents	27
H.	Section 1146 Exemption	28
I.	The GUC Trust	28
J.	The Pension Plan	31
K.	The Reorganized Debtors	31
L.	Sources of Consideration for Plan Distributions	31
M.	Corporate Existence	33
N.	Vesting of Assets in the Reorganized Debtors	34
O.	Corporate Action	34
P.	New Organizational Documents	34
Q.	Directors and Officers of the Reorganized Debtors	35
R.	Effectuating Documents; Further Transactions	35
S.	Certain Securities Law Matters	35
T.	Management Incentive Plan	36

U.	Preservation of Causes of Action	36
V.	Closing the Chapter 11 Cases	37

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		37
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	37
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	38
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	38
D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	39
E.	Insurance Policies	39
F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	39
G.	Indemnification Provisions	40
H.	Collective Bargaining Agreements	40
I.	Reservation of Rights	40
J.	Nonoccurrence of Effective Date	40
K.	Contracts and Leases Entered Into After the Petition Date	40

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		40
A.	Timing and Calculation of Amounts to Be Distributed	40
B.	Disbursing Agent	41
C.	Rights and Powers of Disbursing Agent	41
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	42
E.	Manner of Payment	43
F.	Compliance with Tax Requirements	43
G.	Allocations	43
H.	No Postpetition Interest on Claims	43
I.	Foreign Currency Exchange Rate	43
J.	Setoffs and Recoupment	43
K.	Claims Paid or Payable by Third Parties	44

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		45
A.	Allowance of Claims	45
B.	Claims Administration Responsibilities	45
C.	Disputed Claims Process	45
D.	Disputed Claims Reserve	45
E.	Estimation of Claims and Interests	46
F.	Adjustment to Claims or Interests without Objection	46
G.	Disallowance of Claims or Interests	46
H.	No Distributions Pending Allowance	46
I.	Distributions After Allowance	47

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		47
A.	Discharge of Claims and Termination of Interests	47
B.	Release of Liens	47
C.	Releases by the Debtors	48
D.	Releases by the Releasing Parties	49
E.	Exculpation	50
F.	Injunction	51
G.	Protections Against Discriminatory Treatment	52
H.	Document Retention	52
I.	Reimbursement or Contribution	52
J.	Covenant Not to Sue	52

ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		52
A.	Conditions Precedent to the Effective Date	52
B.	Waiver of Conditions	53

C.	Effect of Failure of Conditions	54
D.	Substantial Consummation	54

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		54
A.	Modification and Amendments	54
B.	Effect of Confirmation on Modifications	54
C.	Revocation or Withdrawal of Plan	54

ARTICLE XI. RETENTION OF JURISDICTION		55

ARTICLE XII. MISCELLANEOUS PROVISIONS		56
A.	Immediate Binding Effect	56
B.	Additional Documents	56
C.	Payment of Statutory Fees	57
D.	Statutory Committee and Cessation of Fee and Expense Payment	57
E.	Reservation of Rights	57
F.	Successors and Assigns	57
G.	Notices	57
H.	Term of Injunctions or Stays	58
I.	Entire Agreement	59
J.	Exhibits	59
K.	Nonseverability of Plan Provisions	59
L.	Votes Solicited in Good Faith	59
M.	Waiver or Estoppel	59
Exhibit A		61

INTRODUCTION

Vertex Energy, Inc. and the above-captioned debtors and debtors in possession (collectively, the “Debtors”) propose this Plan for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of this Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, and governing law

A.	Defined Terms.

As used in this Plan, capitalized terms have the meanings set forth below.

1.        “1125(e) Exculpation Parties” means, collectively, and in each case in its capacity as such: (a) each of the Exculpated Parties; (b) the directors and officers of any of the Debtors; (c) each of the Reorganized Debtors; (d) the DIP Agent and DIP Lenders; (e) the Intermediation Counterparty; and (f) with respect to the foregoing parties, the Related Parties thereof to the extent permitted under section 1125(e) of the Bankruptcy Code.

2.        “2022 Warrants” means the April 2022 Warrants together with the May 2022 Warrants.

3.        “2023-2024 RVOs” has the meaning ascribed to such term in the RVO Settlement Agreement.

4.        “2027 Convertible Notes” means those certain 6.250% convertible senior notes due 2027, issued by Vertex Energy, Inc., pursuant to the 2027 Convertible Notes Indenture.

5.        “2027 Convertible Notes Claim” means any Claim on account of the 2027 Convertible Notes.

6.        “2027 Convertible Notes Indenture” means that certain indenture, dated as of November 1, 2021, by and between Vertex and the 2027 Convertible Notes Trustee, as may be amended, modified, amended and restated, or otherwise supplemented from time to time.

7.        “2027 Convertible Notes Trustee” means U.S. Bank Trust Company, National Association (or any successor thereto), solely in its capacity as indenture trustee under the 2027 Convertible Notes Indenture.

8.        “2027 Convertible Notes Trustee Charging Lien” means any Lien or other priority in payment for 2027 Convertible Notes Trustee Fees and Expenses to which the 2027 Convertible Notes Trustee is entitled, pursuant to the applicable 2027 Convertible Notes Indenture or any ancillary documents, instruments, or agreements.

9.        “2027 Convertible Notes Trustee Fees and Expenses” means all reasonable and documented compensation, fees, expenses, disbursements, and indemnity claims, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements, incurred by the 2027 Convertible Notes Trustee under the 2027 Convertible Notes Indenture, whether before or after the Petition Date and before or after the Effective Date.

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10.       “Administrative Claim” means a Claim for costs and expenses of administration of the Estates under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims in the Chapter 11 Cases; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930.

11.       “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code.

12.       “Agent” means Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent under the Term Loan.

13.       “Allowed” means, as to a Claim or Interest, a Claim or Interest allowed under the Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (a) there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (b) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non bankruptcy law.

14.       “Amended Intermediation and Hedge Facility” means (a) the intermediation facility and (b) the hedge facility, in each case, entered into on the terms and conditions set forth in the Amended Intermediation and Hedge Facility Agreement.

15.       “Amended Intermediation and Hedge Facility Agreement” means (a) the Intermediation Facility Agreement and (b) the Hedge Facility Agreement, in each case, as amended and approved by the Bankruptcy Court pursuant to the Intermediation Facility Orders.

16.       “Amended Intermediation and Hedge Facility Claims” means any Claim held by the Intermediation Counterparty or Hedge Provider arising under or relating to the Amended Intermediation and Hedge Facility Agreement or the Intermediation Facility Orders.

17.       “Amended Intermediation and Hedge Facility Documents” means the Amended Intermediation and Hedge Facility Agreement and any other documentation necessary to effectuate the incurrence of the Amended Intermediation and Hedge Facility.

18.       “Amended Intermediation Facility Term Sheet” means the term sheet attached as Exhibit D to the RSA.

19.       “April 2022 Warrants” means the warrants to purchase 2.75 million shares of Common Stock with an exercise price of $4.50 per share, granted by Vertex to the lenders (and/or their affiliates) on April 1, 2022, pursuant to that certain Warrant Agreement, dated April 1, 2022, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

20.       “Assumed Executory Contracts and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the Reorganized Debtors, as set forth on the Assumed Executory Contracts and Unexpired Leases List.

21.       “Assumed Executory Contracts and Unexpired Leases List” means the list of Executory Contracts and Unexpired Leases (with proposed Cure amounts) that will be assumed by the Reorganized Debtors, which list shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

22.       “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

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23.       “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

24.       “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

25.       “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

26.       “Bidding Procedures” means the procedures governing the submission and evaluation of bids to purchase some, all, or substantially all of the Debtors’ assets attached as Exhibit 1 to the Bidding Procedures Order.

27.       “Bidding Procedures Order” means the Order (I) Approving the Bidding Procedures and Auction, (II) Scheduling Bid Deadlines, an Auction, Objection Deadlines, and a Sale Hearing, (III) Approving the Assumption and Assignment Procedures, (IV) Approving the Form and Manner of Notice of a Sale Transaction, the Auction, the Sale Hearings, and Assumption and Assignment Procedures, and (V) Granting Related Relief [Docket No. 55].

28.       “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

29.       “Cash” or “$” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

30.       “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code.

31.       “Causes of Action” means any Claims, Interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer Laws.

32.       “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

33.       “Claim” means any claims, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

34.       “Claims and Noticing Agent” means Kurtzman Carson Consultants, LLC d/b/a Verita Global, the claims, noticing, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

35.       “Claims Bar Date” means the date established by the Bankruptcy Court by which Proofs of Claim must be Filed with respect to such Claims, other than Administrative Claims, Claims held by Governmental Units, or other Claims or Interests for which the Bankruptcy Court entered an order excluding the Holders of such Claims or Interests from the requirement of Filing Proofs of Claim.

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36.       “Claims Register” means the official register of Claims and Interests in the Debtors maintained by the Claims and Noticing Agent.

37.       “Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

38.       “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

39.       “Collective Bargaining Agreement” means the Collective Bargaining Agreement by and between Vertex Refining Alabama LLC (or its successor), on the one hand, and The United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC and its Local 9-00265-01 (or its successors), on the other hand, as the same may have been amended from time to time.

40.       “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code, on October 8, 2024, as set forth in the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 151] and as may be reconstituted from time to time.

41.       “Committee Settlement” means the settlement by and among the Debtors, the DIP Lenders, the Required Consenting Term Loan Lenders, and the Committee as set forth in the Committee Settlement Term Sheet, which settlement is agreed to and supported by the Debtors, the Required Consenting Term Loan Lenders, and the Committee.

42.       “Committee Settlement Term Sheet” means the term sheet memorializing the Committee Settlement, attached as Exhibit A to the Plan.

43.       “Common Stock” means the shares of common stock of Vertex, par value $0.001 per share.

44.       “Company Parties” means Vertex Energy, Inc., a company incorporated under the Laws of the State of Nevada, and each of its Affiliates listed on Exhibit A to the RSA, each of which has executed and delivered counterpart signature pages to the RSA to counsel to the Consenting Stakeholders.

45.       “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

46.       “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

47.       “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

48.       “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Term Loan Lenders, and, solely to the extent any provision of the Confirmation Order affects the treatment of General Unsecured Claims or 2027 Convertible Notes Claims, the Committee.

49.       “Consenting Stakeholders” means, collectively, the Consenting Term Loan Lenders and any Person or Entity that executed and delivered a Joinder to the RSA to the Company Parties and to counsel to the Consenting Term Loan Lenders.

50.       “Consenting Term Loan Lenders” means the Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold Term Loan Claims that have executed and delivered counterpart signature pages to the RSA, a Joinder, or a Transfer Agreement to counsel to the Company Parties.

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51.       “Consenting Term Loan Lender Advisors” means (a) all legal counsel to the Term Loan Lenders and Agent, and (b) Houlihan Lokey Capital, Inc., as financial advisor to the Term Loan Lenders.

52.       “Consummation” means the occurrence of the Effective Date.

53.       “Critical Vendors Motion” means the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Pay Certain Prepetition Claims of (A) 503(B)(9) Claimants, (B) Lien Claimants, (C) Critical Vendors, and (D) HSE Suppliers, (II) Confirming Administrative Expense Priority of Outstanding Orders, and (III) Granting Related Relief [Docket No. 8].

54.       “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

55.       “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) maintained by or for the benefit of the Debtors for liabilities against any of the Debtors’ current or former directors, managers, and officers, and all agreements, documents or instruments relating thereto.

56.       “Debtor Release” means the release set forth in Article VIII.C of this Plan.

57.       “Debtors” means, collectively, each of the following: Vertex Energy, Inc.; Bango Oil LLC; Cedar Marine Terminals, L.P.; Crossroad Carriers, L.P.; Crystal Energy, LLC; H&H Oil, L.P.; HPRM LLC; Tensile-Heartland Acquisition Corporation; Tensile-Myrtle Grove Acquisition Corporation; Vertex II GP, LLC; Vertex Acquisition Sub, LLC; Vertex Energy Operating, LLC; Vertex Marine Fuel Services LLC; Vertex Merger Sub, LLC; Vertex Recovery, L.P.; Vertex Recovery Management, LLC; Vertex Refining Alabama LLC; Vertex Refining LA, LLC; Vertex Refining Myrtle Grove LLC; Vertex Refining NV, LLC; Vertex Refining Texas LLC; Vertex Renewables LLC; Vertex Renewables Alabama LLC; and Vertex Splitter Corporation.

58.       “December 2023 Warrants” means the warrants granted by Vertex to purchase 1.0 million shares of Common Stock with an exercise price of $3.00 per share to certain lenders and their affiliates pursuant to that certain Warrant Agreement, dated December 28, 2023, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

59.       “Definitive Documents” means, collectively and as applicable, (a) the RSA; (b) the Restructuring Term Sheet (and all exhibits thereto); (c) the Plan (and all exhibits thereto); (d) the Disclosure Statement (and all exhibits thereto); (e) the Solicitation Materials; (f) any order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials (and motion(s) seeking approval thereof); (g) the DIP Orders; (h) the Postpetition Financing Documents; (i) the Intermediation Facility Orders; (j) the Confirmation Order; (k) the Plan Supplement; and (l) the Exit Intermediation Facility Documents.

60.       “DIP Agent” means Cantor Fitzgerald Securities, as the administrative agent and collateral agent under the DIP Loan Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Loan Agreement.

61.       “DIP Claims” means any Claim held by the DIP Lenders or the DIP Agent arising under or relating to the DIP Loan Agreement or the DIP Orders on account of funding the DIP Facility, including any and all fees, interests paid in kind, and accrued but unpaid interest and fees arising under the DIP Facility, the DIP Loan Agreement, or the other DIP Facility Documents.

62.       “DIP Deficiency Claims” means any portion of a DIP Claim that is not a Secured Claim (if any).

63.       “DIP Facility” means the debtor-in-possession delayed draw term loan credit facility entered into on the terms and conditions set forth in the DIP Facility Documents.

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64.       “DIP Facility Documents” means the DIP Loan Agreement and any other documentation necessary to effectuate the incurrence of the DIP Facility, including, but not limited to, any notes, certificates, agreements, security agreements, documents, or instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing).

65.       “DIP Lenders” means the lenders under the DIP Loan Agreement.

66.       “DIP Lender Advisors” means (a) all legal counsel to the DIP Lenders and DIP Agent, and (b) Houlihan Lokey Capital, Inc., as financial advisor to the DIP Lenders.

67.       “DIP Loan Agreement” means that certain senior secured superpriority debtor-in-possession loan and security agreement, dated as of September 25, 2024, by and among the Debtors, the DIP Agent, and the lenders party thereto, setting forth the terms and conditions of an up to $280 million debtor-in-possession financing facility.

68.       “DIP Orders” means, as applicable, the interim and final orders of the Bankruptcy Court approving, among other things, the terms of the DIP Facility, which shall be consistent with the DIP Loan Agreement.

69.       “DIP Term Sheet” means the term sheet attached as Exhibit C to the RSA.

70.       “Disallowed” means any Claim that is not Allowed.

71.       “Disbursing Agent” means (a) the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan, which Entity may include the Claims and Noticing Agent, and (b) the GUC Trustee; provided, however, that all distributions on account of the 2027 Convertible Notes Claims, if any, shall be at the direction of the 2027 Convertible Notes Trustee, for distribution in accordance with the Plan.

72.       “Disclosure Statement” means the Disclosure Statement for the First Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates [Docket No. 426], including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

73.       “Disputed” means, as to a Claim or an Interest, a Claim or an Interest: (a) that is not Allowed; (b) that is not Disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

74.       “Disputed Claims Reserve” means a reserve of Cash or other consideration in the Disputed Claims Reserve Amount that may be funded after the Effective Date pursuant to Article VIII hereof.

75.       “Disputed Claims Reserve Amount” means the amount of Cash or other consideration determined by the Debtors or the Reorganized Debtors, as applicable, that would likely have been distributed to the Holders of all applicable Disputed General Unsecured Claims as if such Disputed General Unsecured Claims had been Allowed General Unsecured Claims on the Effective Date, with the amount of such Allowed General Unsecured Claims to be determined, solely for the purposes of establishing reserves and for maximum distribution purposes, to be (a) the lesser of (i) the asserted amount of each Disputed General Unsecured Claim against the Debtors as set forth on the applicable Schedule or Schedules or, if and solely to the extent a non-duplicative Proof of Claim was filed in an asserted amount greater than the scheduled amount, the asserted amount filed with the Bankruptcy Court as set forth in such non-duplicative Proof of Claim or as provided by the parties to the Debtors or the Reorganized Debtors, as applicable, as further information with respect to the Proof of Claim, and (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or ordered by other order of the Bankruptcy Court, or (b) the amount otherwise agreed to by Debtors and the Holder of such Disputed or unliquidated Claim for reserve purposes.

76.       “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date as specified in the Confirmation Order; provided that, to the extent Holders of the Debtors’ publicly-traded securities are entitled to receive a distribution under the Plan, the Distribution Record Date shall not apply to any of the Debtors’ publicly-traded securities deposited with DTC and such Holders shall receive a distribution in accordance with the customary procedures of DTC used in connection with such distributions.

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77.       “DTC” means The Depository Trust Company.

78.       “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) the Confirmation Order is in effect and not subject to stay; (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX of the Plan have been satisfied or waived in accordance with Article IX.B. of the Plan; and (c) the Debtors declare the Plan effective. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

79.       “Employment Obligations” means any existing obligations to employees to be assumed, reinstated, or honored, as applicable, in accordance with the Plan.

80.       “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

81.       “EPA” means the U.S. Environmental Protection Agency.

82.       “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

83.       “Equity Security” means any equity security, as defined in section 101(16) of the Bankruptcy Code.

84.       “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

85.       “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Committee and each member of the Committee, solely in their respective capacities as such; and (c) any other statutory committee appointed in the Chapter 11 Cases and each of their respective members, solely in their respective capacities as such.

86.       “Executory Contract” means a contract to which one or more of the Debtors are a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

87.       “Exit Term Loan Facility” means the first lien term loan facility to be incurred by the Reorganized Debtors and applicable guarantors on the Effective Date in the aggregate principal amount of $100 million pursuant to the Exit Term Loan Credit Agreement, on the terms and conditions substantially set forth in the Exit Term Loan Commitment Letter and Term Sheet.

88.       “Exit Term Loan Facility Agent” Cantor Fitzgerald Securities, as the administrative agent and collateral agent under the Exit Term Loan Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Exit Term Loan Credit Agreement.

89.       “Exit Term Loan Credit Agreement” means the credit agreement with respect to the Exit Term Loan Facility, as may be amended, supplemented, or otherwise modified from time to time.

90.       “Exit Term Loan Facility Documents” means, collectively, the Exit Term Loan Facility Agreement and any other agreements or documents memorializing the Exit Term Loan Facility, including any amendments, modifications, and supplements thereto.

91.       “Exit Term Loan Facility Lenders” means those lenders party to the Exit Term Loan Facility Agreement.

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92.       “Exit Term Loan Commitment Letter and Term Sheet” means the Exit Term Loan Commitment Letter and Term Sheet, which shall be included in the Plan Supplement.

93.       “Exit Intermediation Facility” means, on the Effective Date, the extended, continued, and/or amended intermediation facility entered into by the Reorganized Debtors on terms and conditions consistent with the Exit Intermediation Facility Term Sheet and the Exit Intermediation Facility Documents, in each case, acceptable to the Reorganized Debtors, the Required Consenting Term Loan Lenders, and the Intermediation Counterparty.

94.       “Exit Intermediation Facility Documents” means any documentation necessary to effectuate the incurrence of the Exit Intermediation Facility.

95.       “Exit Intermediation Facility Term Sheet” means the Exit Intermediation Facility Term Sheet, which shall be included in the Plan Supplement

96.       “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

97.       “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

98.       “Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter that has not been reversed, stayed, modified, or amended, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing will have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order will not preclude such order from being a Final Order.

99.       “General Unsecured Claim” means any Claim that is not (a) a DIP Claim; (b) an Administrative Claim; (c) a Professional Fee Claim; (d) a Priority Tax Claim (e) an Other Secured Claim; (f) an Other Priority Claim; (g) a Term Loan Claim; (h) a 2027 Convertible Notes Claim; (i) an Intercompany Claim; (j) an Amended Intermediation and Hedge Facility Claim; (k) a DIP Deficiency Claim; or (l) a Term Loan Deficiency Claim.

100.     “Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, general partner, investment committee, special committee, or such similar governing body of any of the Debtors or the Reorganized Debtors, as applicable.

101.     “Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, or any other U.S. or non-U.S. court or arbitrator.

102.     “Governmental Unit” means any governmental unit, as defined in section 101(27) of the Bankruptcy Code.

103.     “GUC Cash” means $2,250,000 in Cash, provided, however, to the extent the Debtors have not distributed $34,200,000 on account of Trade Claims (as defined in the Critical Vendors Motion) by the Effective Date, the Debtors shall increase the amount of GUC Cash by an amount equal to $34,200,000 less the aggregate amount paid by the Debtors through the Effective Date on account of Trade Claims (as defined in the Critical Vendors Motion); provided, further, that for the avoidance of doubt, that nothing in this definition shall increase the DIP Lenders’ overall funding obligations under the DIP Facility Documents.

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104.       “GUC Causes of Action” means certain Claims and Causes of Action arising under these Chapter 11 Cases that vest in the Reorganized Debtors under chapter 5 of the Bankruptcy Code, including any preference, fraudulent transfer, or similar causes of action under applicable non-bankruptcy law; provided, however, the GUC Causes of Action shall not include any Claims or Causes of Action (a) released pursuant to the Plan, including, for the purposes of clarity, any Claims or Causes of Action against the Term Loan Lenders and current and former directors, officers, advisors, and managers of the Debtors and/or Term Loan Lenders, or otherwise released or settled pursuant to a Bankruptcy Court order, (b) waived or settled during the Chapter 11 Cases or as otherwise agreed by the Committee, (c) in respect of transactions authorized by order of the Bankruptcy Court, including payments or other distributions made or authorized to be made in satisfaction of prepetition claims, (d) any preferential transfer claims pursuant to section 547 of the Bankruptcy Code against transferees who received a Bankruptcy Court-approved payment, and (e) against contractual counterparties whose agreements have been assumed, go-forward vendors, or other go-forward commercial counterparties with the Reorganized Debtors.

105.       “GUC Settlement Assets” means (a) the GUC Cash and (b) the GUC Causes of Action.

106.       “GUC Trust” means the trust that shall be established on the Effective Date in accordance with Article IV of the Plan to hold the GUC Settlement Assets and administer distributions to Holders of Allowed General Unsecured Claims and Holders of 2027 Convertible Notes Claims pursuant to the GUC Trust Agreement.

107.       “GUC Trustee” means, in its capacity as such, the Person appointed to administer the GUC Trust, who shall be selected by the Committee in consultation with the Debtors and the Consenting Term Loan Lenders, and any successor thereto, in accordance with the GUC Trust Agreement.

108.       “GUC Trust Agreement” means the trust agreement establishing and delineating the terms and conditions for the creation and operation of the GUC Trust, which, for the avoidance of doubt, shall (a) be drafted by the Committee and in a form acceptable to the Committee, (b) provide for the identity and appointment of the GUC Trustee, (c) contain provisions setting forth the procedures governing the prosecution of the GUC Causes of Action and the source of payment of legal fees related thereto (which may include a portion of the GUC Cash), (d) be entered into on or before the Effective Date between the Debtors and the GUC Trustee, and (e) be in form and substance reasonably acceptable to the Debtors and the Required Consenting Term Loan Lenders.

109.       “GUC Trust Fees and Expenses” means all reasonable and documented fees, expenses, and costs (including any taxes imposed on or payable by the GUC Trust or in respect of the GUC Settlement Assets) incurred by the GUC Trust, any professionals retained by the GUC Trust, and any additional amount determined necessary by the GUC Trustee to adequately reserve for the operating expenses of the GUC Trust.

110.       “GUC Trust Net Assets” means the GUC Settlement Assets less the GUC Trust Fees and Expenses.

111.       “Hedge Facility” means the facility existing under the Hedge Facility Agreement.

112.       “Hedge Facility Agreement” means that certain ISDA Master Agreement, dated as of March 31, 2022, by and between VRA and the Hedge Provider, as may be amended from time to time in accordance with the terms thereof.

113.       “Hedge Provider” means Macquarie Bank Limited in its capacity as such under the Hedge Facility and the Hedge Facility Documents (each as defined in the Intermediation Facility Orders).

114.       “Holder” means an Entity holding a Claim or Interest.

115.       “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

116.       “Indemnification Provisions” means each of the Debtors’ indemnification provisions currently in place, whether in the respective Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts, for the current and former members of any Governing Body, directors, officers, managers, employees, attorneys, other professionals, and respective agents of, or acting on behalf of, any of the Debtors.

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117.       “Intercompany Claim” means any Claim against a Debtor held by another Debtor.

118.       “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

119.       “Interest” means, collectively, (a) any Equity Security, or any other equity or ownership interest (including any such interest in a partnership, limited liability company, or other Entity), in any Debtor, (b) any other rights, options, warrants (including the Warrants), stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor, and (c) any and all Claims that are otherwise determined by the Bankruptcy Court to be an equity interest, including any Claim or debt that is recharacterized as an equity interest or subject to subordination as an equity interest pursuant to section 510(b) of the Bankruptcy Code.

120.       “Intermediation Counterparty” means Macquarie Energy North America Trading Inc., as a party to the Intermediation Facility.

121.       “Intermediation Facility” means the facility existing under the Intermediation Facility Agreement.

122.       “Intermediation Facility Agreement” means that certain Supply and Offtake Agreement, dated as of April 1, 2022, by and between VRA and the Intermediation Counterparty, as may be amended from time to time in accordance with the terms thereof.

123.       “Intermediation Facility Orders” means, as applicable, the interim and final orders of the Bankruptcy Court approving the terms of, and the Debtors’ entry into, the Amended Intermediation and Hedge Facility.

124.       “Internal Revenue Code” means title 26 of the United States Code, 26 U.S.C. §§ 1-9834-, as amended from time to time.

125.       “Joinder” means an executed joinder to the RSA substantially in the form attached as Exhibit F to the RSA providing, among other things, that the signing Holder of Claims or Interests is bound by the RSA.

126.       “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time.

127.       “July 2024 Warrants” means the warrants granted by Vertex to purchase 2,577,263 shares of Common Stock with an exercise price of $0.01 per share to certain lenders and their affiliates pursuant to that certain Warrant Agreement, dated July 26, 2024, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

128.       “June 2024 Warrants” means the warrants granted by Vertex to purchase 0.5 million shares of Common Stock with an exercise price of $1.23 per share to certain lenders and their affiliates pursuant to that certain Warrant Agreement, dated June 25, 2024, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

129.       “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ, or other legal requirement or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

130.       “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

131.       “Management Incentive Plan” means the Reorganized Debtors’ management incentive plan.

132.       “Matheson” means Matheson Tri-Gas, Inc., in its capacity as a party to the Matheson Agreement.

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133.       “Matheson Agreement” means that certain Hydrogen and Steam Supply Agreement for Mobile Site by and between Matheson Tri-Gas, Inc., and VRA, dated as of June 11, 2022.

134.       “Matheson Claim” means the General Unsecured Claim at Debtors other than Vertex held by Matheson, which shall be Allowed in the amount of $0 in full and final satisfaction of all Claims (except for amounts owed under the Matheson Saraland 1 Agreements) that Matheson may be entitled to assert against any of the Debtors.

135.       “Matheson Hydrogen Facility” means the methane steam reformed hydrogen facility on the Debtors’ premises pursuant to the Matheson Agreement.

136.       “Matheson Marketing Cooperation” means the agreement between the Debtors and Matheson by which the Debtors and their advisors shall notify Matheson of, and facilitate conversations with, any Acceptable Bidder (as defined in the Bidding Procedures) whose bid seeks to purchase the Matheson Hydrogen Facility or to enter into a new agreement with Matheson.

137.       “Matheson Mutual Release Agreement” means the mutual release agreement between Matheson and the Debtors, the form and substance of which shall be acceptable to Matheson, the Debtors, the Required Consenting Term Loan Lenders, and the Committee and shall be included in the Plan Supplement.

138.       “Matheson Rejection Order” means the Order (I) Authorizing Rejection of the Matheson Agreement Effective as of the Petition Date and (II) Granting Related Relief [Docket No. 334].

139.       “Matheson Saraland 1 Agreements” means (a) the Hydrogen and Steam Supply Agreement (Amended and Restated), dated as of January 12, 2006, by and between VRA, as successor in interest to Shell Chemical LP, and Matheson, as successor in interest to Linde Gas LLC; and (b) the Ground Lease Agreement, dated as of January 12, 2006, by and between VRA, as successor in interest to Shell Chemical LP, and Matheson, as successor in interest to Linde Gas LLC.

140.       “Matheson Transaction” means any transaction whereby Matheson enters into an agreement, including an option agreement, for the sale of the Matheson Hydrogen Facility or an agreement to provide hydrogen to the owner of the VRA refinery within sixty (60) days of the date by which the Bankruptcy Court enters an order confirming a chapter 11 plan of reorganization.

141.       “May 2022 Warrants” means the warrants granted by Vertex to purchase 0.25 million shares of Common Stock with an exercise price of $9.25 per share to certain of the lenders and their affiliates pursuant to that certain Warrant Agreement, dated May 26, 2022, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

142.       “MIP Documents” means, collectively, the documents governing the Management Incentive Plan, if any, as such documents may be amended, supplemented, or otherwise modified from time to time in accordance with their terms.

143.       “New Board” means the board of directors or similar Governing Body of Reorganized Vertex, which shall be acceptable to the Required Consenting Term Loan Lenders.

144.       “New Common Stock” means the new common stock, shares, or units of Reorganized Vertex issued on the Effective Date.

145.       “New Organizational Documents” means the documents providing for corporate governance of Reorganized Vertex and the other Reorganized Debtors, as applicable, including charters, bylaws, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, which shall be consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable) and which, for the avoidance of doubt, shall include the amended and restated certificate of incorporation for Reorganized Vertex following its re-domiciliation in Delaware.

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146.       “New Term Loans” means, to the extent applicable, the term loans provided under the New Term Loan Facility on the terms and conditions set forth in the New Term Loan Agreement.

147.       “New Term Loan Facility Agent” means, to the extent applicable, any administrative agent, collateral agent, or similar Entity under the New Term Loan Agreement.

148.       “New Term Loan Facility Agreement” means, to the extent applicable, that certain credit agreement evidencing the New Term Loan Facility, which shall be consistent with the terms and conditions of the New Term Loan Facility Term Sheet, as may be amended, restated, supplemented, or otherwise modified from time to time.

149.       “New Term Loan Facility Documents” means, collectively, and to the extent applicable, the New Term Loan Agreement and all other agreements, documents, and instruments delivered or entered into connection with the New Term Loan Facility, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents, as may be amended, restated, supplemented, or otherwise modified from time to time.

150.       “New Term Loan Facility” means, to the extent applicable, that certain credit facility in an amount not to exceed $73 million (inclusive of interest) to be provided to the Reorganized Debtors in accordance with the terms, and subject to the conditions, set forth in the New Term Loan Facility Term Sheet.

151.       “New Term Loan Facility Term Sheet” means, to the extent applicable, that certain term sheet that is included as Exhibit A to the Exit Term Loan Commitment Letter and Term Sheet, which shall be included in the Plan Supplement.

152.       “Notice of Proposed Assumption/Assignment” means a notice setting forth a schedule of Executory Contracts and Unexpired Leases and proposed Cure amounts which shall be assumed by the Reorganized Debtors under section 365 of the Bankruptcy Code.

153.       “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

154.       “Other Secured Claim” means any Secured Claim against the Debtors other than a DIP Claim, a Priority Tax Claim, an Amended Intermediation and Hedge Facility Claim, or a Term Loan Claim (to the extent such Claim does not become a DIP Claim pursuant to the DIP Orders).

155.       “PBGC” means the Pension Benefit Guaranty Corporation.

156.       “Pension Plan” means the Vertex Energy Cash Balance Plan, a defined benefit pension plan.

157.       “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

158.       “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases.

159.       “Plan” means this Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates (which may be modified, amended, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, the RSA, or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference).

160.       “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities under and in accordance with the Plan.

161.       “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors prior to the Confirmation Hearing to the extent available, and any additional documents Filed prior to the Effective Date as amendments to the Plan Supplement, including the following, as applicable: (a) the Assumed Executory Contracts and Unexpired Leases List; (b) the Rejected Executory Contracts and Unexpired Leases List; (c) the Schedule of Retained Causes of Action; (d) the Matheson Mutual Release Agreement; (e) the New Organizational Documents (if any); (f) the Exit Intermediation Facility Term Sheet and the Exit Intermediation Facility Documents; (g) the Restructuring Transactions Memorandum; (h) the identity of the New Board, if applicable; (i) the GUC Trust Agreement; (j) solely to the extent required under section 1129(a)(5) of the Bankruptcy Code, the MIP Documents; (k) the RVO Settlement Agreement; and (l) the Exit Term Loan Commitment Letter and Term Sheet and the Exit Term Loan Credit Agreement.

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162.       “Postpetition Financing Documents” means the DIP Facility Documents, the Amended Intermediation and Hedge Facility Documents, and any related documents or agreements governing the DIP Facility and the Amended Intermediation and Hedge Facility.

163.       “Postpetition Financing Facilities” means, collectively, the DIP Facility and the Amended Intermediation and Hedge Facility.

164.       “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

165.       “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, unless otherwise indicated.

166.       “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

167.       “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to the Effective Date as set forth in Article II.D of the Plan.

168.       “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

169.       “Professional Fee Escrow Account” means an interest-bearing account funded by the Reorganized Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount.

170.       “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

171.       “Recapitalization Transaction” means a restructuring under the Plan pursuant to which, among other things, the Reorganized Debtors distribute all New Common Stock to Holders of DIP Claims and/or Term Loan Claims on the Effective Date, subject to the Management Incentive Plan.

172.       “Reinstate,” “Reinstated,” or “Reinstatement” means reinstate, reinstated, or reinstatement with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

173.       “Rejected Executory Contracts and Unexpired Leases List” means the list, as determined by the Debtors or the Reorganized Debtors, as applicable, of Executory Contracts and Unexpired Leases that will be rejected pursuant to the Plan, which list shall be included in the Plan Supplement.

174.       “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

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175.       “Released Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Agent and each DIP Lender; (d) the Committee and each member of the Committee; (e) Matheson; (f) the Agent; (g) the Consenting Stakeholders; (h) the Intermediation Counterparty; (i) the Hedge Provider; (j) the 2027 Convertible Notes Trustee; (k) all Holders of Claims that elect to opt in to the Third-Party Release contained in the Plan; (l) all Holders of Interests that elect to opt in to the Third-Party Release contained in the Plan; (m) each current and former Affiliate of each Entity in clause (a) through the following clause (n); and (n) each Related Party of each Entity in clause (a) through this clause (n).

176.       “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Agent and each DIP Lender; (d) the Committee and each member of the Committee; (e) Matheson; (f) the Agent; (g) the Consenting Stakeholders; (h) the Intermediation Counterparty; (i) the Hedge Provider; (j) the 2027 Convertible Notes Trustee; (k) all Holders of Claims that elect to opt in to the Third-Party Release contained in the Plan; (l) all Holders of Interests that elect to opt in to the Third-Party Release contained in the Plan; (m) each current and former Affiliate of each Entity in clause (a) through the following clause (n); and (n) each Related Party of each Entity in clause (a) through this clause (n) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan.

177.       “Reorganized Debtors” means, collectively, some or all the Debtors, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

178.       “Reorganized Vertex” means Vertex or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

179.       “Required Consenting Term Loan Lenders” means, as of the relevant date, Consenting Term Loan Lenders holding at least 80% of the aggregate outstanding principal amount of the Term Loan Claims that are held by the Consenting Term Loan Lenders.

180.       “Restructuring Expenses” means (a) the reasonable and documented fees and expenses accrued since the inception of their respective engagements related to the Restructuring Transactions (including the Plan) and not previously paid by, or on behalf of, the Debtors of: (i) the Consenting Term Loan Lender Advisors, (ii) the Agent, (iii) the DIP Agent, and (iv) the DIP Lender Advisors, in each case, in accordance with any applicable engagement letter of such professional or other agreements, including terms agreed to in the DIP Orders, and in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals; and (b) the 2027 Convertible Notes Trustee Fees and Expenses in an aggregate amount not to exceed $225,000.

181.       “Restructuring Term Sheet” means the term sheet attached to the RSA as Exhibit B.

182.       “Restructuring Transactions” means the transactions described in Article IV of the Plan and the Restructuring Transactions Memorandum.

183.       “Restructuring Transactions Memorandum” means that certain memorandum consented to by the Required Consenting Term Loan Lenders, as may be amended, supplemented, or otherwise modified from time to time, describing the steps to be carried out to effectuate the Restructuring Transactions, the form of which shall be included in the Plan Supplement.

184.       “RFS Program” means the Clean Air Act’s renewable fuel standard program at 42 U.S.C. § 7545(o), including regulations promulgated thereunder, which is administered by the EPA.

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185.       “RIN” means renewable identification numbers under the RFS Program, as defined in 40 C.F.R. § 80.1401.

186.       “RIN Liabilities” means any liabilities or obligations of the Debtors or Reorganized Debtors under the Clean Air Act, included regulations promulgated thereunder, including any obligation to generate, acquire, or otherwise obtain or retire RINs, and any commitments, undertakings, fines, or liabilities of the Debtors or Reorganized Debtors relating to the RFS Program, that accrue or arise prior to the Effective Date.

187.       “RSA” means that certain restructuring support agreement, dated as of September 24, 2024, by and among the Debtors and the Consenting Stakeholders, including the Restructuring Term Sheet and all other exhibits thereto, as may be amended, modified, or supplemented from time to time, in accordance with its terms.

188.       “RVO” means the renewable volume obligation mandated pursuant to the RFS Program.

189.       “RVO Settlement” means the settlement contemplated by the RVO Settlement Agreement.

190.       “RVO Settlement Agreement” means the Consent Decree and Environmental Settlement Agreement by and among the Debtors and the United States on behalf of the EPA, which shall be included in the Plan Supplement.

191.       “RVO Settlement Agreement Effective Date” means the date by which the Bankruptcy Court approves the RVO Settlement Agreement.

192.       “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors, drafted in consultation with the Committee, that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

193.       “Schedules” means, collectively, the schedules of assets and liabilities, the schedules of Executory Contracts and Unexpired Leases, the Schedule of Retained Causes of Action, and the statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, including any amendments or supplements thereto.

194.       “SEC” means the United States Securities and Exchange Commission.

195.       “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff.

196.       “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

197.       “Security” means any security, as defined in section 2(a)(1) of the Securities Act.

198.       “Solicitation Materials” means all materials to be distributed in connection with the solicitation of votes to approve the Plan.

199.       “Term Loan” means loans made pursuant to the Term Loan Agreement.

200.       “Term Loan Agreement” means that certain loan and security agreement, dated as of April 1, 2022, by and among Vertex Refining Alabama LLC, as borrower, Vertex, as parent and guarantor, the Agent, and the Term Loan Lenders, setting forth the terms and conditions of the Term Loan, as such agreement may be amended, restated, amended and restated, supplemented, or otherwise modified and in effect prior to the date hereof.

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201.       “Term Loan Claims” means any Claim arising under, derived from, secured by, based on, or related to the Term Loan or Term Loan Agreement.

202.       “Term Loan Deficiency Claims” means any portion of a Term Loan Claim that is not a Secured Claim (if any).

203.       “Term Loan Documents” means the Loan Documents under and as defined in the Term Loan Agreement.

204.       “Term Loan Lenders” means the lenders party to the Term Loan Agreement.

205.       “Third-Party Release” means the release set forth in Article VIII.D of this Plan.

206.       “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

207.       “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

208.       “Unsecured Claims Reconciliation Process” means the reconciliation process for General Unsecured Claims and 2027 Convertible Notes Claims conducted by the GUC Trustee.

209.       “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

210.       “Vertex” means Vertex Energy, Inc.

211.       “VRA” means Vertex Refining Alabama LLC.

212.       “Warrants” means, collectively, the 2022 Warrants, the December 2023 Warrants, the June 2024 Warrants, and the July 2024 Warrants.

B.	Rules of Interpretation.

For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; provided that nothing in this clause (2) shall affect any party’s consent rights over any of the Definitive Documents or any amendments thereto (both as that term is defined herein and as defined in the RSA); (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with the Plan or Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document created or entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (10) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (11) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (12) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (13) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (14) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (15) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall be conclusive; (16) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; (17) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; and (18) unless otherwise specified, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

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C.	Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtors, as applicable.

E.	Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtors or the Reorganized Debtors.

Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Nonconsolidated Plan.

Although for purposes of administrative convenience and efficiency this Plan has been Filed as a joint plan for each of the Debtors and presents together Classes of Claims against and Interests in the Debtors, the Plan does not provide for the substantive consolidation of any of the Debtors.

H.	Controlling Document.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, including the Plan Supplement, the Confirmation Order shall control.

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I.	Consultation, Notice, Information, and Consent Rights.

Notwithstanding anything herein to the contrary, all consultation, information, notice, and consent rights of the parties to the RSA, as applicable, and as respectively set forth therein, with respect to the form and substance of the Plan, all exhibits to the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein until such time as the RSA is terminated in accordance with its terms.

Article II.
ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, and RESTRUCTURING EXPENSES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Amended Intermediation and Hedge Facility Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims.

Except with respect to Administrative Claims that are Professional Fee Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of such Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim (including claims of the type described in section 503(b)(9) of the Bankruptcy Code) shall be paid in full in Cash: (i) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date, or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (iii) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (iv) at such time and upon such terms as may be agreed upon by such Holder and the Debtor; or (v) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

B.	DIP Claims.

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, and in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed DIP Claim, each Holder of an Allowed DIP Claim (which shall include interest, fees, and all other amounts due and owing under the DIP Facility) shall receive on account of such Allowed DIP Claim, New Common Stock (on a pro rata basis along with Allowed Term Loan Claims).

Pursuant to the Committee Settlement, each Holder of a DIP Deficiency Claim agrees to subordinate any recovery on account of such DIP Deficiency Claim solely against the GUC Settlement Assets to the recoveries provided to Holders of Allowed General Unsecured Claims and Holders of Allowed 2027 Convertible Notes Claims until such Allowed General Unsecured Claims and Allowed 2027 Convertible Notes Claims are paid in full.

Unless and until Allowed DIP Claims are satisfied in accordance with the terms of the Plan, then notwithstanding entry of the Confirmation Order and anything to the contrary in this Plan or the Confirmation Order, (i) none of the DIP Claims shall be discharged, satisfied or released, or otherwise affected in whole or in part, and each of the DIP Claims shall remain outstanding, (ii) none of the Liens securing the DIP Claims shall be deemed to have been waived, released, satisfied, or discharged, in whole or in part, and (iii) neither the DIP Loan Agreement nor any other agreement, instrument or document executed at any time in connection therewith shall be deemed terminated, discharged, satisfied or released, or otherwise affected in whole or in part, and each such agreement, instrument and document shall remain in effect.

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Upon the satisfaction of Allowed DIP Claims in accordance with the terms of the Plan, all Liens and security interests securing the DIP Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person or Entity.

C.	Amended Intermediation and Hedge Facility Claims.

On the Effective Date, except to the extent that the Intermediation Counterparty agrees to less favorable treatment, and in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Amended Intermediation and Hedge Facility Claim, the Intermediation Counterparty, as a Holder of an Allowed Amended Intermediation and Hedge Facility Claim (which shall include interest, fees, and all other amounts due and owing under the Amended Intermediation and Hedge Facility) and the Reorganized Debtors shall enter into the Exit Intermediation Facility Documents providing for the extension, continuation, and amendment of the Amended Intermediation and Hedge Facility Agreement.

D.	Professional Fee Claims.

1.	Final Fee Applications and Payment of Professional Fee Claims.

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date.

2.	Professional Fee Escrow Account.

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount, which shall be funded by the Reorganized Debtors. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.

3.	Professional Fee Amount.

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than two (2) Business Days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.	Post-Confirmation Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

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E.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, on the Effective Date, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

F.	Payment of Restructuring Expenses.

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors, as applicable, shall continue to pay pre- and post-Effective Date, when due and payable in the ordinary course, Restructuring Expenses related to implementation, consummation, and defense of the Plan, whether incurred before, on, or after the Effective Date.

Article III.
CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims against and Interests in the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 3	Term Loan Claims	Impaired	Entitled to Vote
Class 4	General Unsecured Claims at Debtors other than Vertex	Impaired	Entitled to Vote

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Class	Claims and Interests	Status	Voting Rights
Class 5	Other General Unsecured Claims at Vertex	Impaired	Entitled to Vote
Class 6	2027 Convertible Notes Claims	Impaired	Entitled to Vote
Class 7	Term Loan Deficiency Claims	Impaired	Entitled to Vote
Class 8	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Deemed to Reject)
Class 9	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Deemed to Reject)
Class 10	Interests in Vertex	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests.

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, compromise, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1.	Class 1 – Other Secured Claims.

(a)	Classification: Class 1 consists of all Other Secured Claims.

(b)	Treatment: On the Effective Date, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor, in full and final satisfaction of such Allowed Other Secured Claim, unless otherwise agreed to by such Holder:

(i)	payment in full in Cash in an amount equal to its Allowed Other Secured Claim;

(ii)	the collateral securing its Allowed Other Secured Claim;

(iii)	Reinstatement of its Allowed Other Secured Claim; or

(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)	Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Other Priority Claims.

(a)	Classification: Class 2 consists of all Other Priority Claims.

(b)	Treatment: Each Holder of an Allowed Other Priority Claim, in full and final satisfaction of such Allowed Other Priority Claim, unless otherwise agreed to by such Holder, shall be paid in full in Cash on the Effective Date or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code.

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(c)	Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 – Term Loan Claims.

(a)	Classification: Class 3 consists of all Term Loan Claims.

(b)	Allowance: On the Effective Date, the Term Loan Claims shall be Allowed in the aggregate principal amount of no less than $118,798,692.58, plus accrued and unpaid interest on such principal amount through the Effective Date, fees, premiums, costs, and other amounts due and owing under the Term Loan Agreement.

(c)	Treatment: On the Effective Date, each Holder of an Allowed Term Loan Claim (or its designated Affiliate, managed fund or account, or other designee) shall receive, in full and final satisfaction of such Allowed Term Loan Claim, unless otherwise agreed to by such Holder, its pro rata share (calculated on account of unpaid DIP Claims and Allowed Term Loan Claims) of either (i) the New Common Stock, subject to dilution by both the Management Incentive Plan and the New Common Stock issued pursuant to the Exit Term Loan Facility, or (ii)(a) the New Common Stock, subject to dilution by both the Management Incentive Plan and the New Common Stock issued pursuant to the Exit Term Loan Facility and (b) the New Term Loan Facility, if any.

(d)	Voting: Class 3 is Impaired under the Plan. Holders of Allowed Term Loan Claims are entitled to vote to accept or reject the Plan.

4.	Class 4 – General Unsecured Claims at Debtors Other Than Vertex.

(a)	Classification: Class 4 consists of all General Unsecured Claims at Debtors other than Vertex.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim at Debtors other than Vertex shall receive, in full and final satisfaction of such Allowed General Unsecured Claim at Debtors other than Vertex, unless otherwise agreed to by such Holder its pro rata share of the beneficial interests of the GUC Trust, entitling each respective Holder of an Allowed General Unsecured Claim at Debtors other than Vertex to its pro rata share of the GUC Trust Net Assets.

(c)	Voting: Class 4 is Impaired under the Plan. Holders of Allowed General Unsecured Claims at Debtors other than Vertex are entitled to vote to accept or reject the Plan.

5.	Class 5 – Other General Unsecured Claims at Vertex.

(a)	Classification: Class 5 consists of all Other General Unsecured Claims at Vertex.

(b)	Treatment: Each Holder of an Allowed Other General Unsecured Claim at Vertex shall receive, in full and final satisfaction of such Allowed Other General Unsecured Claim at Vertex, unless otherwise agreed to by such Holder its pro rata share of the beneficial interests of the GUC Trust, entitling each respective Holder of an Other Allowed General Unsecured Claim at Vertex to its pro rata share of the GUC Trust Net Assets after payment or satisfaction, as applicable, of all Allowed General Unsecured Claims at Debtors other than Vertex.

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(c)	Voting: Class 5 is Impaired under the Plan. Holders of Allowed Other General Unsecured Claims at Vertex are entitled to vote to accept or reject the Plan.

6.	Class 6 – 2027 Convertible Notes Claims.

(a)	Classification: Class 6 consists of all 2027 Convertible Notes Claims.

(b)	Treatment: Each Holder of Allowed 2027 Convertible Notes Claims shall receive, in full and final satisfaction of such Allowed 2027 Convertible Notes Claims, unless otherwise agreed to by such Holder its pro rata share of the beneficial interests of the GUC Trust, entitling each respective Holder of an Allowed 2027 Convertible Notes Claim to its pro rata share of the GUC Trust Net Assets after payment or satisfaction, as applicable, of all Allowed General Unsecured Claims at Debtors other than Vertex.

(c)	Voting: Class 6 is Impaired under the Plan. Holders of Allowed 2027 Convertible Notes Claims are entitled to vote to accept or reject the Plan.

7.	Class 7 – Term Loan Deficiency Claims.

(a)	Classification: Class 7 consists of all Term Loan Deficiency Claims.

(b)	Treatment: Each Holder of an Allowed Term Loan Deficiency Claim shall receive, in full and final satisfaction of such Allowed Term Loan Deficiency Claim, unless otherwise agreed to by such Holder, its pro rata share of the beneficial interests of the GUC Trust, entitling each respective Holder of an Allowed Term Loan Deficiency Claim to its pro rata share of the GUC Trust Net Assets after payment or satisfaction, as applicable, of all Allowed General Unsecured Claims at Debtors other than Vertex, all Allowed Other General Unsecured Claims at Vertex, and all Allowed 2027 Convertible Notes Claims.

(c)	Voting: Class 7 is Impaired under the Plan. Holders of Allowed Term Loan Deficiency Claims are entitled to vote to accept or reject the Plan.

8.	Class 8 – Intercompany Claims.

(a)	Classification: Class 8 consists of all Intercompany Claims.

(b)	Treatment: Subject to the Restructuring Transactions Memorandum, on the Effective Date, Intercompany Claims shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the Reorganized Debtors, without any distribution.

(c)	Voting: Holders of Intercompany Claims are either Unimpaired, and as such, Holders of Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and as such, Holders of Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan.

9.	Class 9 – Intercompany Interests.

(a)	Classification: Class 9 consists of all Intercompany Interests.

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(b)	Treatment: Subject to the Restructuring Transactions Memorandum, on the Effective Date, Intercompany Interests shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the Reorganized Debtors, without any distribution.

(c)	Voting: Holders of Intercompany Interests are either Unimpaired, and as such, Holders of Intercompany Interests are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and as such, Holders of Intercompany Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

10.	Class 10 – Interests in Vertex.

(a)	Classification: Class 10 consists of all Interests in Vertex.

(b)	Treatment: On the Effective Date, except to the extent that a Holder of an Interest in Vertex agrees to less favorable treatment, each Holder of an Allowed Interest in Vertex shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Interest in Vertex, all Interests in Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Interests in Vertex shall not receive any distribution, property, or other value under the Plan on account of such Interest in Vertex.

(c)	Voting: Class 10 is Impaired under the Plan. Holders of Interests in Vertex are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Holders of Interests in Vertex are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

F.	Intercompany Interests.

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the Holders of New Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims.

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G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

H.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.	Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests.

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

B.	The Matheson Settlement.

In exchange for the Debtors’ entry into the Matheson Mutual Release Agreement and inclusion of Matheson as a Released Party under the Plan, the Matheson Marketing Cooperation, and the DIP Lenders’ agreement to assume the Matheson Saraland 1 Agreements if the Recapitalization Transaction occurs (as further described in Article V of the Plan), Matheson shall, in its capacity as a party to the Matheson Agreement and a member of the Committee, (a) support this Plan and not file an objection thereto; (b) opt-in to the Third-Party Release; (c) enter into the Matheson Mutual Release Agreement; and (d) waive any recovery on account of the Matheson Claim and the Matheson Claim shall be cancelled and released without any distribution on account of such Claim.

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On the Effective Date, Matheson and the Debtors shall enter into the Matheson Mutual Release Agreement, which shall provide for a full and final release of any and all Claims and Causes of Action between Matheson, the Debtors, and their Related Parties. For the avoidance of doubt, no Claim or Cause of Action against Matheson related to or arising under the Matheson Agreement shall be (i) a Retained Cause of Action, (ii) included in any Schedule of Retained Causes of Action, or (iii) be included in the GUC Causes of Action. Notwithstanding the foregoing, the Matheson Mutual Release Agreement and the Debtor Release shall not release Matheson from its obligation to dismantle and remove the Matheson Hydrogen Facility in accordance with this Plan and the Matheson Rejection Order. Further, to the extent the Matheson Saraland 1 Agreements are (a) assumed by the Debtors or the Reorganized Debtors, as applicable, Matheson and the Reorganized Debtors shall not be released from their respective post-Effective Date obligations under the Matheson Saraland 1 Agreements (including with respect to the payment of any Cure), or (b) rejected by the Debtors or the Reorganized Debtors, as applicable, Matheson shall be entitled to assert a Claim arising from the rejection of the Matheson Saraland 1 Agreements in accordance with Article V.B of the Plan.

In addition to the foregoing, Matheson shall dismantle and remove the Matheson Hydrogen Facility from the Debtors’ premises at its own cost in accordance with the Matheson Rejection Order. For the avoidance of doubt, the costs and expenses arising from dismantling and removing the Matheson Hydrogen Facility shall be solely the responsibility of Matheson, and, notwithstanding anything to the contrary herein, the Debtors shall not release any claims against Matheson relating to such dismantling and removal.

C.	The RVO Settlement.

The Bankruptcy Court’s entry of the Confirmation Order shall constitute approval of the Debtors’ entry into the RVO Settlement Agreement under Bankruptcy Rule 9019 and in accordance with the Plan.

The Debtors or the Reorganized Debtors, as applicable, are authorized to take all necessary and appropriate actions to implement the RVO Settlement Agreement following the Bankruptcy Court’s approval of the RVO Settlement Agreement.

D.	Restructuring Transactions.

Before, on, and after the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, including, as applicable: (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (iv) the execution, delivery, and entry into the Exit Term Loan Facility Documents, the Exit Intermediation Facility Documents, the New Term Loan Documents, if any, (v) the issuance and distribution of the New Common Stock as set forth in the Plan, (vi) the implementation of the Management Incentive Plan and the execution and delivery of the MIP Documents, (vii) the execution and delivery of the New Organizational Documents and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, obligations to be incurred, and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (viii) such other transactions that, in the reasonable business judgment of the Debtors or the Reorganized Debtors, as applicable, the DIP Lenders, and the Intermediation Counterparty are required to effectuate the Restructuring Transactions; and (ix) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

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The Confirmation Order shall authorize the Debtors and the Reorganized Debtors, as applicable, to undertake the Restructuring Transactions contemplated by the RSA, the Committee Settlement, and other Definitive Documents, including pursuant to sections 363, 365, 1123(a)(5)(B), and 1123(a)(5)(D) of the Bankruptcy Code.

E.	Director, Officer, and Manager Liability Insurance.

Subject to the RSA, after the Effective Date, Reorganized Vertex will not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date.

F.	Employment Obligations.

On the Effective Date, the Reorganized Debtors shall (a)(i) assume all employment agreements or letters, indemnification agreements, severance agreements, or other agreements entered into with current and former employees (provided, however, that solely with respect to the assumption of such agreements in connection with the Recapitalization Transaction, such assumption is contingent upon implementation and execution by the employee of amended employment agreements, in form and substance reasonably satisfactory to the Required Consenting Term Loan Lenders and consistent with the amendments set forth on Schedule 1 attached to the Restructuring Term Sheet; provided, further that the failure to implement such amended employment agreements will cause the Reorganized Debtors to reject such agreements, if applicable, or (ii) enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors and such employee, and (b) assume and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Company Parties who served in such capacity on or after the effective date of the RSA.

For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, as of the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

G.	Cancellation of Notes, Instruments, Certificates, and Other Documents.

On the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements, warrant agreements, and indentures, shall automatically be deemed cancelled, discharged, and of no further force and effect, and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the DIP Agent, the Agent, and the 2027 Convertible Notes Trustee shall be released from all duties and obligations thereunder. Holders of or parties to such cancelled instruments, certificates, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to this Plan or a Confirmation Order; provided, however, that provisions of the Term Loan Agreement or the 2027 Convertible Notes Indenture that survive the termination of the Term Loan Agreement or the 2027 Convertible Notes Indenture, as applicable, pursuant to their respective terms shall continue in full force and effect.

Notwithstanding the foregoing or anything to the contrary herein, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of, as applicable: (a) enabling Holders of Allowed Claims under such agreements to receive distributions under the Plan as provided herein, and (b) allowing and preserving the rights of the DIP Agent, the Agent, the 2027 Convertible Notes Trustee, and any other applicable paying agent or trustee to (i) make distributions in satisfaction of Allowed Claims under such agreements; (ii) maintain and exercise their respective charging liens, including the 2027 Convertible Notes Trustee Charging Lien, against any such distributions, and to preserve any rights of the DIP Agent, the Agent, and the 2027 Convertible Notes Trustee to payment of fees and expenses as against any Distributions to the Holders, including any rights to priority of payment and/or to exercise charging liens (if any) and enforce its rights under such agreement; (iii) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred in making such distributions; (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement, (v) exercise their rights and obligations relating to the interests of their holders; and (vi) appear and be heard in these Chapter 11 Cases.

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Upon the final distribution in accordance with Article VI hereof, or notice from the Debtors or the Reorganized Debtors, as applicable, that there will be no distribution on account of 2027 Convertible Notes Claims, (a) the 2027 Convertible Notes shall thereafter be deemed null, void, and worthless, and (b) at the request of the 2027 Convertible Notes Trustee, DTC shall take down the relevant position relating to the 2027 Convertible Notes without any requirement of indemnification or security on the part of the Debtors, the Reorganized Debtors, the 2027 Convertible Notes Trustee, or any other Entity.

If the record holder of any Common Shares, 2027 Convertible Notes Claims, Warrants or other Debtors’ securities is DTC or its nominee or another securities depository or custodian thereof, and such underlying securities are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each Holder of such Common Shares, 2027 Convertible Notes Claims, Warrants or other Debtors’ securities shall be deemed to have surrendered such Holder’s securities underlying such Convertible Notes Claims or such Holder’s Common Shares, Warrants or other Debtors’ securities upon surrender of such global security by DTC or such other securities depository or custodian thereof.

H.	Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, as applicable; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security pursuant to the Plan; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

I.	The GUC Trust.

1.	Establishment of the GUC Trust.

On the Effective Date, the Debtors will establish the GUC Trust. The GUC Trust will have no objective other than as set forth in, and shall fulfill its purpose in accordance with, the GUC Trust Agreement.

On the Effective Date, the Debtors and the GUC Trustee shall enter into the GUC Trust Agreement and the GUC Settlement Assets shall vest or deem to be vested in the GUC Trust automatically without further action by any Person, free and clear of all Claims and Liens, and such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. The GUC Trust shall be administered by the GUC Trustee and governed by the GUC Trust Agreement. The GUC Trustee shall have the sole power and authority to distribute the GUC Trust Net Assets to Holders of Allowed General Unsecured Claims, Holders of Allowed 2027 Convertible Notes Claims, and Holders of Allowed Term Loan Deficiency Claims in accordance with the treatment set forth in Article III of the Plan.

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The Debtors or the Reorganized Debtors, as applicable, shall, upon reasonable notice, cooperate with the GUC Trustee in the administration of the GUC Trust, including by providing the GUC Trustee reasonable access, during normal business hours, to the Debtors’ or the Reorganized Debtors’, as applicable, personnel and books and records, to the extent the Debtors or the Reorganized Debtors, as applicable, have such information and/or documents, to enable the GUC Trustee to perform its duties expressly authorized hereunder and as set forth in greater detail in the GUC Trust Agreement. Such access and documents shall be provided to the GUC Trust and GUC Trustee without charge; provided, however, that to the extent that the Reorganized Debtors determine that responding to any particular information request from the GUC Trustee requires the Reorganized Debtors or their personnel to expend material time or resources outside the ordinary course of their operations or responsibilities, the Reorganized Debtors or their personnel shall communicate the same to the GUC Trustee, together with a range of expected costs to satisfy such information request. To the extent the parties are unable to reach an agreement on such costs, the GUC Trustee may withdraw its information request and the Reorganized Debtors may determine not to satisfy such request, and all parties’ rights are reserved to raise any such disputes with the Bankruptcy Court.

2.	Rights and Powers of the GUC Trustee.

The GUC Trustee shall be selected by the Committee in consultation with the Debtors and the Consenting Term Loan Lenders. The powers, rights, and responsibilities of the GUC Trustee shall be specified herein and/or in the GUC Trust Agreement, as applicable, and shall include the responsibility and requisite power to reconcile General Unsecured Claims and 2027 Convertible Notes Claims, including asserting any objections thereto.

In furtherance of, and consistent with, the purposes of the GUC Trust and the Plan, the GUC Trustee shall, among other things, (a) have the power and authority to hold, manage, sell, invest, and distribute to the Holders of Allowed General Unsecured Claims, Allowed 2027 Convertible Notes Claims, and Allowed Term Loan Deficiency Claims, the GUC Trust Net Assets, including any proceeds thereof, (b) hold the GUC Trust Net Assets for the benefit of the Holders of Allowed General Unsecured Claims, Allowed 2027 Convertible Notes Claims, and Allowed Term Loan Deficiency Claims, (c) have the power and authority to prosecute and resolve objections to Disputed General Unsecured Claims and 2027 Convertible Notes Claims, and (d) have the power and authority to perform such other functions as are provided for herein and the GUC Trust Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in the Plan or the GUC Trust Agreement, the GUC Trustee shall not pursue any Claims or Causes of Action against any Released Party released pursuant to the Plan.

The GUC Trustee shall have primary responsibility for the Unsecured Claims Reconciliation Process; provided, that the Debtors and Consenting Term Loan Lenders, in consultation with the GUC Trustee, shall have express rights to object to and prosecute such objections to Claims not allowed under the Plan.

All objections to General Unsecured Claims and 2027 Convertible Notes Claims must be filed by the GUC Trustee within 180 days of the Effective Date, unless extended by order of the Bankruptcy Court. The Reorganized Debtors shall be responsible for all fees payable to the U.S. Trustee on account of any Chapter 11 Cases that remain open for two (2) quarters after the Effective Date. Any U.S. Trustee Fees arising thereafter shall be paid exclusively from the GUC Settlement Assets. Subject to the preceding sentence, all of the Chapter 11 Cases shall be closed as soon as reasonably practicable. The GUC Trustee shall have a right to file a motion to reopen one or more of the Chapter 11 Cases, including for purposes of the Unsecured Claims Reconciliation Process and to the extent necessary for the GUC Trustee to make distributions at a later date; provided, however, that the GUC Trust shall be responsible for reimbursement of all U.S. Trustee fees and all other fees and expenses incurred in connection with reopening the Chapter 11 Cases solely for the Unsecured Claims Reconciliation Process.

The GUC Trustee shall have the authority to reasonably retain any professionals necessary to assist the GUC Trustee in carrying out its duties under the GUC Trust Agreement; provided that any such professionals shall be compensated solely from GUC Settlement Assets and in no event shall the GUC Trustee or any of its professionals have or make any claim for reimbursement of fees or expenses against any Person other than the GUC Trustee or any property other than the GUC Settlement Assets. The GUC Trustee shall have the authority to pay its professionals out of the GUC Settlement Assets. For the avoidance of doubt, the GUC Trust Fees and Expenses shall be paid exclusively from the GUC Settlement Assets.

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3.	Tax Treatment of the GUC Trust.

In furtherance of this section of the Plan, (i) it is intended that the GUC Trust be classified for U.S. federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and guidance promulgated in respect thereof, including Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Internal Revenue Code to the Holders of General Unsecured Claims, 2027 Convertible Notes Claims, and Allowed Term Loan Deficiency Claims, consistent with the terms of the Plan, and accordingly, all assets held by the GUC Trust are intended to be deemed for United States federal income tax purposes to have been distributed by the Debtors or the Reorganized Debtors, as applicable, to the Holders of General Unsecured Claims at Debtors other than Vertex, and then contributed by the Holders of General Unsecured Claims, 2027 Convertible Notes Claims, and Allowed Term Loan Deficiency Claims to the GUC Trust in exchange for their interest in the GUC Trust; (ii) the primary purpose of the GUC Trust shall be the liquidation and distribution of the GUC Trust Net Assets in accordance with Treasury Regulation section 301.7701-4(d), including the resolution of General Unsecured Claims at Debtors, 2027 Convertible Notes Claims, and Allowed Term Loan Deficiency Claims in accordance with the Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including, without limitation, the Debtors, the Reorganized Debtors, the Estates, Holders of Allowed General Unsecured Claims, Holders of 2027 Convertible Notes Claims, and Allowed Term Loan Deficiency Claims receiving interests in the GUC Trust, and the GUC Trustee) shall report consistently with such treatment described in provisos (i) and (ii) of this paragraph; (iv) all parties (including, without limitation, the Debtors, the Reorganized Debtors, the Estates, Holders of Allowed General Unsecured Claims, Holders of 2027 Convertible Notes Claims, and Allowed Term Loan Deficiency Claims receiving interests in the GUC Trust, and the GUC Trustee) shall report consistently with the valuation of the GUC Settlement Assets transferred to the GUC Trust as determined by the GUC Trustee (or its designee); (v) the GUC Trustee shall be responsible for filing all applicable tax returns for the GUC Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a); and (vi) the GUC Trustee shall annually send to each Holder of an interest in the GUC Trust a separate statement regarding such Holder’s share of items of income, gain, loss, deduction, or credit (including receipts and expenditures) of the trust as relevant for United States federal income tax purposes.

Subject to definitive guidance from the United States Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the GUC Trustee of a private letter ruling if the GUC Trustee so requests one, or the receipt of an adverse determination by the United States Internal Revenue Service upon audit if not contested by the GUC Trustee), the GUC Trustee may timely elect to (i) treat any portion of the GUC Trust allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for United States state and local income tax purposes. If a “disputed ownership fund” election is made, (i) the portion of the GUC Trust Assets allocated to the disputed ownership fund will be subject to entity-level taxation and (ii) all parties (including, without limitation, the Debtors, the Estates, Holders of Allowed General Unsecured Claims, Holders of 2027 Convertible Notes Claims, and Allowed Term Loan Deficiency Claims receiving interests in the GUC Trust, and the GUC Trustee) shall report for United States federal (and applicable state and local) income tax purposes consistently with the foregoing. Any taxes (including with respect to earned interest, if any) imposed on the GUC Trust, including as a result of an election to be treated as a “disputed ownership fund” shall be paid out of the assets of the GUC Trust (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). The GUC Trustee may request an expedited determination of taxes of the GUC Trust, including any reserve for Disputed Claims, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the GUC Trust for all taxable periods through the dissolution of the GUC Trust.

4.	Transfer of Interests in the GUC Trust.

Any and all interests in the GUC Trust shall be transferrable either (i) with the consent of the Reorganized Debtors (such consent not to be unreasonably withheld), or (ii) by will, intestate succession, or otherwise by operation of law. In addition, any and all interests in the GUC Trust will not constitute “securities” and will not be registered pursuant to the Securities Act or any applicable state or local securities law. To the extent beneficial interests in the GUC Trust are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, the Debtors intend that the exemption provisions of section 1145 of the Bankruptcy Code will apply to such beneficial interests.

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J.	The Pension Plan.

With respect to the Pension Plan, no provision of the Plan, Confirmation Order, or section 1141 of the Bankruptcy Code shall be construed to discharge, release, or relieve the Reorganized Debtors or any other parties in interest (as defined in 29 U.S.C. § 1002(14)) to the Pension Plan from liabilities or requirements imposed under any law or regulatory provision with respect to the Pension Plan or the PBGC. The PBGC will not be enjoined or precluded from enforcing such liability with respect to the Pension Plan as a result of any provision of the Plan, the Confirmation Order, or section 1141 of the Bankruptcy Code. The PBGC and the Reorganized Debtors agree that all proofs of Claim filed by the PBGC shall be deemed to be withdrawn, with prejudice, as of the Effective Date.

The Pension Plan will be terminated in a “standard termination” pursuant to section 4041(b) of ERISA, 29 U.S.C. § 1341(b), as soon as possible. Until such termination is complete, the Reorganized Debtors, as applicable, will become, as of the Effective Date, the sponsor of the Pension Plan pursuant to ERISA and the IRC, act as “administrator” within the meaning of sections 3(16)(A) and 4001(a)(1) of ERISA, 29 U.S.C. §§ 1002(16)(A) and 1301(a)(1), and comply with all applicable statutory provisions of ERISA and the IRC, including, but not limited to, satisfying the minimum funding standards pursuant to 26 U.S.C. §§ 412, 430, and 29 U.S.C. §§ 1082, 1083; paying the PBGC premiums in accordance with 29 U.S.C. §§ 1306 and 1307; and administering the Pension Plan in accordance with its terms and the provisions of ERISA and the IRC. To the extent the Pension Plan does not have assets sufficient to satisfy all benefit liabilities under the Pension Plan, the DIP Lenders, or following the occurrence of the Effective Date, the Reorganized Debtors will provide sufficient funds to enable the Reorganized Debtors to pay all benefit obligations and complete the standard termination of the Pension Plan in accordance with ERISA.

K.	The Reorganized Debtors.

On the Effective Date, the New Board shall be established, and Reorganized Vertex shall adopt its New Organizational Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan.

L.	Sources of Consideration for Plan Distributions.

The Debtors shall fund or make distributions under the Plan, as applicable, with: (i) the Exit Intermediation Facility, (ii) the Exit Term Loan Facility, (iii) the New Term Loan Facility (if any), (iv) the New Common Stock, (v) the Debtors’ Cash on hand, and (vi) the GUC Trust Net Assets. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Common Stock, will be exempt from Securities Act registration, as described more fully in Article IV.I.9 below.

1.	The Exit Intermediation Facility.

On the Effective Date, the Reorganized Debtors shall enter into the Exit Intermediation Facility, the terms, conditions, structure, and principal amount of which will be set forth in the Exit Intermediation Facility Term Sheet and the Exit Intermediation Facility Documents, which shall be in form and substance reasonably acceptable to the Reorganized Debtors and the Required Consenting Term Loan Lenders. Confirmation of the Plan shall be deemed approval of the Exit Intermediation Facility, including the Exit Intermediation Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit Intermediation Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Intermediation Facility.

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On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Intermediation Facility documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Intermediation Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Intermediation Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

2.	The Exit Term Loan Facility.

On the Effective Date, the Reorganized Debtors shall enter into the Exit Term Loan Facility, the terms of which will be set forth in the Exit Term Loan Facility Documents. Confirmation of the Plan shall be deemed approval of the Exit Term Loan Facility and Exit Term Loan Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit Term Loan Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Term Loan Facility. Execution of the Exit Term Loan Facility Agreement by the Exit Term Loan Facility Agent shall be deemed to bind all Holders of Term Loan Claims and all Exit Term Loan Facility Lenders as if each such Holder or Exit Term Loan Facility Lender had executed the Exit Term Loan Facility Agreement with appropriate authorization.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Term Loan Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Term Loan Facility documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Term Loan Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

3.	The New Term Loan Facility.

To the extent applicable, on the Effective Date, the Reorganized Debtors shall enter into the New Term Loan Facility, the terms of which will be set forth in the New Term Loan Facility Documents. Confirmation of the Plan shall be deemed approval of the New Term Loan Facility and New Term Loan Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the New Term Loan Facility Documents and such other documents as may be required to effectuate the treatment afforded by the New Term Loan Facility. Execution of the New Term Loan Facility Agreement by the New Term Loan Facility Agent shall be deemed to bind all Holders of Term Loan Claims and all New Term Loan Facility Lenders as if each such Holder or New Term Loan Facility Lender had executed the New Term Loan Facility Agreement with appropriate authorization.

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On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Term Loan Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Term Loan Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Term Loan Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

4.	New Common Stock.

Reorganized Vertex shall be authorized to issue a certain number of shares of New Common Stock pursuant to its New Organizational Documents and any options or other equity awards, if any, reserved for the Management Incentive Plan. On the Effective Date, the New Common Stock shall be issued and distributed pursuant to, and in accordance with, the Plan.

All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The New Common Stock will not be registered under the Securities Act or listed on any national securities exchange as of the Effective Date.

As of the Effective Date, the Reorganized Debtors do not expect to be subject to reporting requirements promulgated by the SEC.

M.	Corporate Existence.

Except as otherwise provided in the Plan, the New Organizational Documents, or the Restructuring Transactions Memorandum, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified in accordance with the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

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N.	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in the Reorganized Debtors, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrance and interests, including the RVO Liabilities, except as set forth in the RVO Settlement Agreement. On and after the Effective Date, except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

O.	Corporate Action.

Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (a) selection of the directors, officers, or managers for the Reorganized Debtors; (b) the distribution of the New Common Stock; (c) implementation of the Restructuring Transactions; (d) entry into the Exit Term Loan Facility Documents, the Exit Intermediation Facility Documents, and the New Term Loan Facility Documents, if any; (e) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (f) adoption of the New Organizational Documents; (g) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (h) adoption or assumption, as applicable, of the Employment Obligations; and (i) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtor, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security Holders, directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the New Organizational Documents, the Exit Term Loan Facility, the Exit Term Loan Facility Documents, the Exit Intermediation Facility, the Exit Intermediation Facility Documents, the New Term Loan Facility (if any), the New Term Loan Facility Documents (if any), and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.G.5 shall be effective notwithstanding any requirements under non-bankruptcy law.

P.	New Organizational Documents.

On or immediately prior to the Effective Date, the New Organizational Documents shall be adopted or amended in a manner acceptable to the Debtors, as may be necessary to effectuate the transactions contemplated by the Plan. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation or formation in accordance with the corporate laws of the respective state, province, or country of incorporation or formation. The New Organizational Documents will prohibit the issuance of non-voting Equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. For the avoidance of doubt, the New Organizational Documents shall be included as exhibits to the Plan Supplement. After the Effective Date, each Reorganized Debtor may amend and restate its constituent and governing documents as permitted by the laws of its jurisdiction of incorporation or formation and the terms of such documents, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or other applicable formation and constituent documents as permitted by the laws of the applicable states, provinces, or countries of incorporation or formation and the New Organizational Documents without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

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Q.	Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors of Vertex shall expire, and the members for the initial term of the New Board shall be appointed. The initial members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing. Except to the extent that a current director on the board of directors of Vertex is designated to serve as a director, manager, or sole manager of a Reorganized Debtor, the current directors on the board of directors of Vertex prior to the Effective Date, in their capacities as such, shall have no continuing obligations to Vertex on or after the Effective Date, and such director shall be deemed to have resigned or shall otherwise cease to be a director of Vertex on the Effective Date. Each of the directors, managers, sole managers, and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of such Reorganized Debtor and may be designated, replaced, or removed in accordance with such New Organizational Documents.

R.	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors and the New Board are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

S.	Certain Securities Law Matters.

Any New Common Stock issued under the Plan will be issued (a) to the fullest extent permitted and applicable, without registration under the Securities Act or similar federal, state or local laws in reliance on the exemption set forth in section 1145 of the Bankruptcy Code or (b) to the extent section 1145 is not permitted or applicable, pursuant to other applicable exemptions under the Securities Act. For the avoidance of doubt, the New Common Stock underlying the Management Incentive Plan will not be issued in reliance on section 1145 of the Bankruptcy Code.

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of New Common Stock in reliance on the exemption set forth in section 1145 of the Bankruptcy Code shall be exempt from, among other things, the registration and prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local, or other law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Stock issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code (a) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act, and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within 90 days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” within one year of the time of transfer. Notwithstanding the foregoing, the shares of New Common Stock issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code will remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities and subject to any restrictions in the New Organizational Documents. The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Any New Common Stock that cannot be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code, including the New Common Stock underlying the Management Incentive Plan, will be offered, issued, and distributed in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act.

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The Debtors recommend that potential recipients of securities issued under the Plan consult their own counsel concerning their ability to freely trade such securities in compliance with the federal securities laws and any applicable “Blue Sky” laws. The Debtors make no representation concerning the ability of a person to dispose of such securities.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the securities to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

T.	Management Incentive Plan.

On or as soon as reasonably practicable following the Effective Date, Reorganized Vertex shall adopt and implement the Management Incentive Plan, which will reserve a pool of up to 10% of the New Common Stock as of the Effective Date, to be issued to management employees of the Reorganized Debtors on terms and conditions reflected in the MIP Documents (if any) and as determined by the New Board.

U.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII, or GUC Causes of Action transferred to the GUC Trust pursuant to the Plan for which the GUC Trust shall be the representative of the Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

Pursuant to the Committee Settlement, unless otherwise retained by this Plan, the Reorganized Debtors expressly waive any and all rights to recover or avoid transfers under Bankruptcy Code sections 547 and 550 (to the extent such claims arise solely in connection with claims under section 547 of the Bankruptcy Code) against transferees who also received a Bankruptcy Court-approved payment and against contractual counterparties whose agreements have been assumed, go-forward vendors, or other go-forward commercial counterparties with the Reorganized Debtors.

The Reorganized Debtors may pursue such Causes of Action, except for the GUC Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Person or Entity may rely on the absence of a specific reference in the RSA, the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors, Reorganized Debtors, or GUC Trustee (solely with respect to the GUC Causes of Action), as applicable, will not pursue any and all available Causes of Action against it. The Debtors, Reorganized Debtors, or GUC Trustee (solely with respect to the GUC Causes of Action), as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors or the GUC Trustee (solely with respect to the GUC Causes of Action), as applicable, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

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Subject to the Committee Settlement, the Reorganized Debtors and GUC Trustee (solely with respect to the GUC Causes of Action), as applicable, reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Person or Entity shall vest in the Reorganized Debtors or the GUC Trustee (solely with respect to the GUC Causes of Action), as applicable, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Except for the GUC Causes of Action, for which the GUC Trust shall be the representative of the Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, the Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. Subject to the Committee Settlement, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, but not, for the avoidance of doubt, any GUC Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

V.	Closing the Chapter 11 Cases.

Upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases except for one of the Chapter 11 Cases, as determined by the Reorganized Debtors in consultation with the GUC Trustee, and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Chapter 11 Case.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein, the Matheson Saraland 1 Agreements shall be deemed assumed by the Reorganized Debtors and all other Executory Contracts or Unexpired Leases that are not otherwise rejected will be deemed assumed by the applicable Reorganized Debtor or Reorganized Vertex, as applicable, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) are identified on the Rejected Executory Contracts and Unexpired Leases List; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, the Assumed Executory Contract and Unexpired Leases List, or the Rejected Executory Contracts and Unexpired Leases List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases List and the Rejected Executory Contracts and Unexpired Leases List at any time up to forty-five (45) days after the Effective Date. All Indemnification Provisions shall be deemed Executory Contracts and shall be assumed by the Reorganized Debtors and/or Reorganized Vertex, as applicable, under the Plan. None of the Reorganized Debtors shall amend and/or restate its organizational documents on or after the Effective Date to, and the applicable organizational documents shall not, terminate, reduce, discharge, impair, or adversely affect in any way the rights of parties that are entitled to and benefit from the Indemnification Provisions.

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To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date pursuant to section 365(a) of the Bankruptcy Code, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be Filed.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (b) the effective date of such rejection, and (c) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B of the Plan and may be objected to in accordance with the provisions of Article VIII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

No later than seven (7) calendar days before the Confirmation Hearing, the Debtors shall serve notices of proposed assumptions to the counterparties to the agreements listed on the Assumed Executory Contracts and Unexpired Leases List, which shall include a description of the procedures for resolving disputes related to the proposed assumption of applicable Executory Contracts and Unexpired Leases. In the event that any Executory Contract or Unexpired Lease is added to the Assumed Executory Contracts and Unexpired Leases List after the provision of notices of proposed assumptions described above, a notice of proposed assumption with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof.

Unless otherwise agreed in writing by the parties in the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be Filed, served, and actually received by counsel to the Debtors no later than the date and time specified in the notice (which shall not be less than fourteen (14) days after such notice is served). The Debtors or the Reorganized Debtors, as applicable, may reconcile and settle in the ordinary course of the Debtors’ business any dispute (following a timely filed objection) regarding any Cure or any other matter pertaining to assumption without any further notice to or action, order, or approval of the Bankruptcy Court.

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Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount (including any request for an additional or different cure amount) will be deemed to have assented to such assumption or Cure amount and any untimely request for an additional or different Cure amount shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree; provided that if a dispute regarding assumption or Cure is unresolved as of the Effective Date, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after such dispute is resolved. Any Cure shall be deemed fully satisfied, released, and discharged upon payment of the Cure.

The assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any nonmonetary defaults arising from or triggered by the filing of these Chapter 11 Cases, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (b) the effective date of such assumption, or (c) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases.

E.	Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (a) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

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G.	Indemnification Provisions.

Subject to the RSA, all Indemnification Provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the Indemnification Provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors.

H.	Collective Bargaining Agreements.

The Collective Bargaining Agreement and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan.

On the Effective Date, the Reorganized Debtors shall be deemed to have assumed the Collective Bargaining Agreement and any agreements, documents, and instruments related thereto. All Proofs of Claim Filed for amounts due under the Collective Bargaining Agreement shall be considered satisfied by the agreement and obligation to assume and cure in the ordinary course as provided herein. On the Effective Date, any Proofs of Claim Filed with respect to the Collective Bargaining Agreement shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

I.	Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan.

J.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

K.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest (as applicable) shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VIII hereof. Except as otherwise provided in the Plan, Holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

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B.	Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors or the GUC Trust, respectively.

Notwithstanding any provision of the Plan to the contrary, any distributions to Holders of 2027 Convertible Notes Claims shall be, or shall be deemed to be, made by or at the direction of the 2027 Convertible Notes Trustee, which shall act as Disbursing Agent for distributions to Holders of 2027 Convertible Notes Claims under the 2027 Convertible Notes Indenture. The 2027 Convertible Notes Trustee may transfer or direct the transfer of Cash distributions directly through the facilities of the DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of 2027 Convertible Notes Claims to the extent consistent with the customary practices of DTC. Regardless of whether such distributions are made by the 2027 Convertible Notes Trustee, or by any other Disbursing Agent at the reasonable direction of the 2027 Convertible Notes Trustee, such distributions shall be subject in all respects to the right of the 2027 Convertible Notes Trustee to assert the 2027 Convertible Notes Trustee Charging Lien against such distributions. All Cash distributions to be made to Holders of 2027 Convertible Notes Claims shall be eligible to be distributed through the facilities of DTC and as provided for under the 2027 Convertible Notes Indenture. For the avoidance of doubt the 2027 Convertible Notes Trustee shall have no obligations or responsibilities related to any Plan consideration that is not DTC eligible.

C.	Rights and Powers of Disbursing Agent.

1.	Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

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D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.	Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.	Delivery of Distributions in General.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided further that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

3.	Minimum Distributions.

No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded up to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded down to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Claims or Allowed Interests shall be adjusted as necessary to account for the foregoing rounding. For distribution purposes (including rounding), DTC will be treated as a single Holder. Neither the Reorganized Debtors, the Disbursing Agent, or the GUC Trustee shall have any obligation to make a distribution that consists of less than one share of New Common Stock or is less than two hundred and fifty dollars ($250) to any Holder of an Allowed Claim.

4.	Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent, has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors or the GUC Trust (in the case of distributions from the GUC Trust Net Assets) automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred. For the avoidance of doubt, treatment of undeliverable distributions on account of General Unsecured Claims shall be governed by the GUC Trust Agreement.

5.	Surrender of Cancelled Instruments or Securities.

On the Effective Date or as soon as reasonably practicable thereafter, each holder of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article VI hereof shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Reinstated under this Plan.

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E.	Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in the GUC Trust Agreement or other applicable agreements.

F.	Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Disbursing Agent and the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Any such amounts deducted or withheld and timely paid to the appropriate taxing authority shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. The Reorganized Debtors and the GUC Trustee reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

Any person entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the applicable Disbursing Agent an appropriate Form W-9 or (if the payee is a non-U.S. Person) Form W-8.

G.	Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

H.	No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

I.	Foreign Currency Exchange Rate.

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition) on the Effective Date.

J.	Setoffs and Recoupment.

Except as expressly provided in this Plan, each Reorganized Debtor or the GUC Trustee, as applicable, may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor or GUC Trustee, as applicable, may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (a) agreed in amount among the relevant Reorganized Debtor(s) or the GUC Trustee, as applicable, and Holder of Allowed Claim or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

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K.	Claims Paid or Payable by Third Parties.

1.	Claims Paid by Third Parties.

The Debtors, the Reorganized Debtors, or the GUC Trustee, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor, a Reorganized Debtor, or the GUC Trustee, as applicable. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, a Reorganized Debtor, or the GUC Trustee, as applicable, on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor or the GUC Trust (in the case of distributions from the GUC Settlement Assets), as applicable, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor or the GUC Trust (in the case of distributions from the GUC Settlement Assets) annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

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Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims.

After the Effective Date, the Reorganized Debtors or the GUC Trustee, as applicable, shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately before the Effective Date. The Reorganized Debtors or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

B.	Claims Administration Responsibilities.

Except as otherwise specifically provided for in the Plan, after the Effective Date, the Reorganized Debtors and the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, shall have the exclusive authority to (a) File, withdraw, or litigate to judgment any objections to Claims, (b) settle or compromise any such objections to Claims without further notice to or action, order, or approval of the Bankruptcy Court, and (c) administer and adjust the Claims Register to reflect such settlements or compromises without further notice to or action, order, or approval of the Bankruptcy Court. Except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, shall have and retain any and all rights and defenses such Entity had immediately prior to the Effective Date with respect to any Claim or Interest (including any Disputed Claim or Interest), including the Causes of Action retained pursuant to Article IV.G.11 or Article IV.H.10 of the Plan, as applicable.

C.	Disputed Claims Process.

If the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, dispute any Proof of Claim that is Filed on account of an Unimpaired Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided that the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, or the Holder of such Claim may elect to have the validity or amount of any Claim adjudicated by the Bankruptcy Court instead. If a Holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Cases had not been filed.

If the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, dispute any Impaired Claim that is not Allowed as of the Effective Date pursuant to Article III.B or a Final Order entered by the Bankruptcy Court (which may include the Confirmation Order), the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, shall File an objection with, and the dispute shall be determined, resolved, or adjudicated before, the Bankruptcy Court.

D.	Disputed Claims Reserve.

On or before the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall be authorized, but not directed, to establish one or more Disputed Claims Reserve, which Disputed Claims Reserve shall be administered by the Reorganized Debtors, to the extent applicable.

The Reorganized Debtors may, in their sole discretion, hold Cash in the Disputed Claims Reserve Amount in the Disputed Claims Reserve in trust for the benefit of the Holders of the total estimated amount of General Unsecured Claims ultimately determined to be Allowed after the Effective Date. The Reorganized Debtors shall distribute such amounts (net of any expenses) as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article III of the Plan solely to the extent of the amounts available in the applicable Disputed Claims Reserve. Pending the resolution of such Claims, a portion of the Cash to be received by Holders of such Claims may be held back.

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E.	Estimation of Claims and Interests.

Before, on, or after the Effective Date, the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, may at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Debtor, Reorganized Debtor, or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

F.	Adjustment to Claims or Interests without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors and/or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), as applicable, without the Reorganized Debtors or the GUC Trustee, as applicable, having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Disallowance of Claims or Interests.

Except as otherwise expressly set forth herein, and subject to the terms hereof, including Article VIII, and the DIP Order, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors, the Reorganized Debtors, or the or the GUC Trustee (solely with respect to the GUC Causes of Action), as applicable, allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed if: (a) the Entity, on the one hand, and the Debtors, the Reorganized Debtors, or the GUC Trustee (solely with respect to the GUC Causes of Action), as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

Except as otherwise provided herein or as agreed to by the Reorganized Debtors or the GUC Trustee (solely with respect to General Unsecured Claims and 2027 Convertible Notes Claims), any and all Proofs of Claim Filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order.

H.	No Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount.

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I.	Distributions After Allowance.

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Release of Liens.

Except as otherwise provided in the Exit Term Loan Facility Documents, the Exit Intermediation Facility Documents, the New Term Loan Facility Documents (if any), the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.B.1 hereof, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

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C.	Releases by the Debtors.

Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, as applicable, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, their Estates, or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Hedge Facility, the Amended Intermediation and Hedge Facility, the Amended Intermediation and Hedge Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Hedge Facility, the Amended Intermediation and Hedge Facility, the Amended Intermediation and Hedge Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), any other Definitive Document, or any Restructuring Transactions, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Restructuring Transactions, or the distribution of property pursuant to the Restructuring Transactions, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause, the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Causes of Action identified in the Schedule of Retained Causes of Action, and (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit Intermediation Facility Documents (if any), or any Claim or obligation arising under the Plan.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Causes of Action identified in the Schedule of Retained Causes of Action, (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (iii) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

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Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D.	Releases by the Releasing Parties.

Notwithstanding anything contained in this Plan to the contrary, on and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, pursuant to section 1123(b) of the Bankruptcy Code, in each case except for Claims arising under, or preserved by, the Plan, to the fullest extent permitted under applicable law, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each and all of the Releasing Parties (other than the Debtors or the Reorganized Debtors), from any and all Claims and Causes of Action, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the foregoing Entities, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, or their Estates or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights or remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Hedge Facility, the Amended Intermediation and Hedge Facility, the Amended Intermediation and Hedge Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before and during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Hedge Facility, the Amended Intermediation and Hedge Facility, the Amended Intermediation and Hedge Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or Plan, or the distribution of property pursuant to the Restructuring Transactions and/or the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit Intermediation Facility Documents (if any), or any Claim or obligation arising under the Plan.

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Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (ii) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

E.	Exculpation.

Notwithstanding anything contained in this Plan to the contrary, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), any other Definitive Document, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Disclosure Statement, the Plan, the Plan Supplement, before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

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Upon entry of the Confirmation Order finding that the Exculpated Parties have participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan, the Exculpated Parties are deemed to have participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Solely with respect to the exculpation provisions, notwithstanding anything to the contrary in this Plan, each of the 1125(e) Exculpation Parties shall not incur liability for any Cause of Action or Claim related to any act or omission in connection with, relating to, or arising out of, in whole or in part, (a) the solicitation of acceptance or rejection of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code or (b) the participation, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan. No Entity or Person may commence or pursue a Claim or Cause of Action of any kind against any of the Exculpated Parties or 1125(e) Exculpation Parties that arose or arises from, in whole or in part, a Claim or Cause of Action subject to the terms of this paragraph, without this Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim for actual fraud, gross negligence, or willful misconduct against any such Exculpated Party or 1125(e) Exculpation Party and such party is not exculpated pursuant to this provision; and (ii) specifically authorizing such Entity or Person to bring such Claim or Cause of Action against any such Exculpated Party or 1125(e) Exculpation Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

F.	Injunction.

Except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, or Causes of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or the Confirmation Order, the automatic stay pursuant to section 362 of the Bankruptcy Code shall remain in full force and effect with respect to the Debtors and any property dealt with by the Plan until the closing of these Chapter 11 Cases.

No Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Debtors, the Reorganized Debtors, the 1125(e) Exculpation Parties, the Exculpated Parties, or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article VIII.C, Article VIII.D, and Article VIII.E hereof, without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action, as applicable, represents a colorable Claim of any kind, and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Debtor, Reorganized Debtor, 1125(e) Exculpation Party, Exculpated Party, or Released Party, as applicable. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

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G.	Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Document Retention.

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

I.	Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

J.	Covenant Not to Sue.

With respect to the 2023-2024 RVOs, except as specifically provided in section VII of the RVO Settlement Agreement, upon the RVO Settlement Agreement Effective Date, and upon the Debtors’, and after the Effective Date, the Reorganized Debtors’ retirement of RINs as set forth in paragraph 3 of the RVO Settlement Agreement, the United States on behalf of the EPA covenants not to sue or assert any civil Claims or Causes of Action against the Debtors, and the Reorganized Debtors and their successors and assigns pursuant to the Clean Air Act and the RFS Program relating to their 2023-2024 RVOs. For the avoidance of doubt, all references to “successors” and “assigns” in this Article VIII.J shall include successor subsidiaries or successor affiliated entities and assignee subsidiaries or assignee affiliated entities.

Article IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof:

i.	the RSA shall not have been validly terminated by the parties thereto and shall remain in full force and effect;

ii.	there shall not have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim or investigation (whether formal or informal) (or there shall not have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the Restructuring Transactions that, in the reasonable judgment of the Debtors and the Required Consenting Term Loan Lenders would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

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iii.	an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall not have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality, domestic or foreign, that, in the reasonable judgment of the Debtors and the Required Consenting Term Loan Lenders, would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

iv.	each document or agreement constituting the Definitive Documents shall have been executed and/or effectuated;

v.	the GUC Trust Agreement shall have been executed and the GUC Settlement Assets shall have vested or be deemed to have vested in the GUC Trust;

vi.	to the extent invoiced, the payment of all reasonable and documented fees and expenses of the Debtors’ professionals (solely if payment of such fees and expenses have been authorized by the Bankruptcy Court, including under the DIP Order) and the Required Consenting Term Loan Advisors’ professionals related to the implementation of the Restructuring Transactions and not previously paid by the Debtors;

vii.	all professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court, including the Restructuring Expenses, shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in the professional fee escrow account;

viii.	the Bankruptcy Court shall have entered the Confirmation Order and such order shall not have been reversed, stayed, modified, dismissed, vacated, or reconsidered;

ix.	the New Common Stock shall have been issued by Reorganized Vertex;

x.	the Reorganized Debtors shall have entered into the Exit Term Loan Facility and all conditions precedent to consummation of the Exit Term Loan Facility shall have been waived or satisfied in accordance with their terms thereof and the closing of the Exit Term Loan Facility Documents shall have occurred;

xi.	to the extent applicable, the Reorganized Debtors shall have entered into the New Term Loan Facility and all conditions precedent to consummation of the New Term Loan Facility shall have been waived or satisfied in accordance with their terms thereof and the closing of the New Term Loan Facility Documents shall have occurred;

xii.	the Reorganized Debtors shall have entered into the Exit Intermediation Facility and all conditions precedent to consummation of the Exit Intermediation Facility shall have been waived or satisfied in accordance with their terms thereof and the closing of the Exit Intermediation Facility Documents shall have occurred; and

xiii.	both the Debtors and the EPA’s entry into the RVO Settlement Agreement shall have been approved, and the RVO Settlement Agreement shall be in full force and effect and shall not be subject to any stay.

B.	Waiver of Conditions.

The conditions to Confirmation and Consummation set forth in this Article IX may be waived by the Debtors only with the prior written consent of the DIP Lenders, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

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C.	Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

D.	Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments.

Except as otherwise specifically provided in this Plan and consistent with the approval rights set forth in the RSA, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the RSA, and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or, to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Notwithstanding any other provision of this Plan, the Debtors shall consult the Committee and the Required Consenting Term Loan Lenders on any modification of the Plan or Plan Supplement that materially affects the treatment of General Unsecured Claims and/or 2027 Convertible Notes Claims or any other rights of Holders of General Unsecured Claims and/or Holders of 2027 Convertible Notes Claims.

B.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans; provided that the Debtors shall consult with the Committee and the Required Consenting Term Loan Lenders prior to any such withdrawal. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

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Article XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

i.	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

ii.	decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

iii.	resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

iv.	ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan;

v.	adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

vi.	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

vii.	enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan or the Disclosure Statement;

viii.	resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

ix.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

x.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, exculpations, and other provisions;

xi.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.K hereof;

55

xii.	enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

xiii.	determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, including the RSA;

xiv.	enter an order concluding or closing the Chapter 11 Cases;

xv.	adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

xvi.	consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

xvii.	determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

xviii.	hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

xix.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

xx.	hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and releases granted in the Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date;

xxi.	enforce all orders previously entered by the Bankruptcy Court;

xxii.	hear and determine all disputes regarding the subject matter of the RVO Settlement Agreement and the parties thereto as set forth in the RVO Settlement Agreement; and

xxiii.	hear any other matter not inconsistent with the Bankruptcy Code.

Article XII.
miscellaneous PROVISIONS

A.	Immediate Binding Effect.

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.	Additional Documents.

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

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C.	Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.	Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, the Committee and any other statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases; except with respect to (a) any continuing confidentiality obligations, (b) prosecuting requests for allowances of compensation and reimbursement of expenses incurred prior to the Effective Date, and (c) in the event that the Bankruptcy Court’s entry of the Confirmation Order is appealed, participating in such appeal. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committee after the Effective Date.

E.	Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1.	if to the Debtors, to:

Vertex Energy, Inc.

1331 Gemini Street Suite 250

Houston, Texas 77058

Attention: James P. Gregory, Secretary & General Counsel

Email address: jgregory@ruddylaw.com

with copies to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-4900

Attention: Brian Schartz, P.C.

E-mail addresses: brian.schartz@kirkland.com

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-and-

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: Rachael M. Bentley

E-mail address: rachael.bentley@kirkland.com

2.	if to a Consenting Term Loan Lender or DIP Lender, to:

Sidley Austin LLP
787 7th Avenue
New York, NY 10019
Attention: Leslie A. Plaskon and Michele A. Nudelman
E-mail address: lplaskon@sidley.com and mnudelman@sidley.com

-and-

Sidley Austin LLP
1999 Avenue of the Stars, 17th Floor
Los Angeles, CA 90067
Attention: Genevieve G. Weiner
E-mail address: gweiner@sidley.com

3.	if to the Committee, to:

Willkie Farr & Gallagher LLP

600 Travis Street

Houston, Texas 77002

Attention: Jennifer J. Hardy

E-mail address: jhardy2@willkie.com

-and-

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Brett Miller, Brian Lennon, James Burbage

E-mail address: bmiller@willkie.com; blennon@willkie.com; and jburbage@willkie.com

After the Effective Date, the Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

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I.	Entire Agreement.

Except as otherwise indicated, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.	Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://www.veritaglobal.net/vertex or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

K.	Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

L.	Votes Solicited in Good Faith.

Upon entry of the Confirmation Order finding that the Debtors have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and the 1125(e) Exculpation Parties will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M.	Waiver or Estoppel.

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

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Dated: December 20, 2024	Vertex Energy, Inc.

/s/ R. Seth Bullock
R. Seth Bullock
Chief Restructuring Officer

Exhibit A

The Committee Settlement Term Sheet

Vertex energy, Inc., et al.

SETTLEMENT TERM SHEET November 17, 2024

This term sheet (thIS “term sheet”) DESCRIBES the principal terms of A proposed SETTLEMENT (the “Settlement”) by and among (i) the debtors (II) the unsecured creditors committee (the “Committee”), (III) THE DIP LENDERS, AND (iV) THE REQUIRED coNSENTING Term loan lenders with regards to the JOINT CHAPTER 11 PLAN OF vertex energy, INC. AND ITS DEBTOR AFFILIATES [Docket no. 21] (the “Plan”). Capitalized terms used but not defined in this Term Sheet have the meanings ASCRIBED TO such terms in the PLAN.

THIS TERM SHEET IS NEITHER AN OFFER WITH RESPECT TO ANY SECURITIES NOR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY. THIS TERM SHEET DOES NOT ADDRESS ALL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH THE PROPOSED RESTRUCTURING TRANSACTIONS OR THAT WILL BE SET FORTH IN THE DEFINITIVE DOCUMENTATION.

THIS TERM SHEET CONTAINS A SERIES OF ASSUMPTIONS, COMPROMISES, AND SETTLEMENTS OF ISSUES AND DISPUTES THAT WILL BE RESOLVED IN CONNECTION WITH CONFIRMATION OF A CHAPTER 11 PLAN. IN THE EVENT THE CHAPTER 11 PLAN CONTEMPLATED UNDER THIS TERM SHEET IS NOT CONFIRMED OR DOES NOT BECOME EFFECTIVE, NOTHING HEREIN SHALL BE CONSTRUED AS AN ADMISSION OF OR THE POSITIONS OF THE PARTIES WITH RESPECT TO THESE ISSUES OR DISPUTES. ACCORDINGLY, THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN ARE PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE, THE ABSOLUTE MEDIATION PRIVILEGE, AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROHIBITING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

1.	Overview of Settlement

The Required Consenting Term Loan Lenders, the DIP Lenders, the Committee, and the Debtors (collectively the “Parties”) enter into this Term Sheet pursuant to which (a) the Parties have agreed to a good faith compromise and settlement of various issues and disputes that shall resolve all of the Committee’s informal and formal objections to the Plan and Disclosure Statement through the Settlement, and (b) the Debtors shall modify and amend the Plan to implement the terms contained herein (such amended Plan, as may be further amended, modified, or supplemented from time to time, the “Amended Plan”) that the Debtors shall seek to have confirmed pursuant to sections 1123 and 1129 of the Bankruptcy Code and Bankruptcy Rule 9019.

This Term Sheet does not include a description of all of the terms, conditions, and other provisions that are contained in the Plan and will be contained in the Amended Plan and the documents necessary to give effect to the terms of the Amended Plan, including without limitation, the documents of the Plan Supplement (the “Definitive Documents”). The Definitive Documents shall be consistent in all respects with the Plan except as modified to be consistent with this Term Sheet.

The Settlement shall be set forth in and governed by the Plan and the Confirmation Order.

2.	Support for Amended Plan

The Committee shall not object to the Amended Plan as reflected in this Term Sheet (which may be revised to address tax issues so long as such revisions do not adversely affect the treatment of Allowed General Unsecured Claims at Debtors other than Vertex) and shall support the Amended Plan, including the Plan Supplement that is consistent with the terms set forth herein, (and, for the avoidance of doubt, the Debtors shall be authorized to reference such support in other filings and presentations). The Committee shall provide a letter on the case website hosted by the Debtors’ claims and noticing agent that encourages Holders of Allowed General Unsecured Claims and Holders of Allowed 2027 Convertible Notes Claims to vote in favor of the Amended Plan; provided that the Committee may supplement such letter following the completion of the Investigation Report (as defined herein).

The DIP Lenders and the Required Consenting Term Loan Lenders shall support the Amended Plan consistent with their obligations under the RSA.

3.	Milestones	All Milestones set forth in the RSA shall remain unchanged (absent prior written consent by the Required Consenting Term Loan Lenders) and the Committee acknowledges and agrees that the sale timeline is reasonable under the facts and circumstances of these Chapter 11 Cases.
4.	GUC Trust

A trust shall be established on the Effective Date in accordance with the Amended Plan (the “GUC Trust”). The Parties agree that the GUC Trust shall be treated as a “liquidating trust” and not as a “disputed ownership fund” for U.S. federal income tax purposes. The GUC Settlement Assets (as defined herein) shall be used to fund the administration of the GUC Trust, including the reasonable and documented fees and expenses of any professionals retained by the individual appointed to administer the GUC Trust who shall be selected by the Committee (in consultation with the Debtors and the Required Consenting Term Loan Lenders) (the “GUC Trustee”).

The purpose of the GUC Trust shall be to maximize the distribution to Holders of Allowed General Unsecured Claims and Holders of Allowed 2027 Convertible Notes Claims.

The GUC Trustee shall have the authority to pay all reasonable and documented fees, expenses, and costs (including any taxes imposed on or payable by the GUC Trust or in respect of the GUC Settlement Assets (as defined herein)) incurred by the GUC Trust, any professionals retained by the GUC Trust, and any additional amount determined necessary by the GUC Trustee to adequately reserve for the operating expenses of the GUC Trust (the “GUC Trust Fees and Expenses”) exclusively from the GUC Settlement Assets (as defined herein, and, the GUC Settlement Assets less the GUC Trust Fees and Expenses, the “GUC Trust Net Assets”).

5.	GUC Settlement Assets

On the Effective Date, the Debtors shall transfer to the GUC Trust for the benefit of (a) the Holders of Allowed General Unsecured Claims, (b) the Holders of Allowed 2027 Convertible Notes Claims, and (c) solely to the extent that all Allowed General Unsecured Claims and Allowed 2027 Convertible Notes Claims are paid in full, the Holders of Allowed Term Loan Deficiency Claims, the following assets, free and clear of any and all liens, claims, interests, or encumbrances:

●     $2,225,000 in Cash (the “GUC Cash”); and

●     the claims and causes of action arising under these Chapter 11 Cases that vest in the Post-Effective Date Debtors under chapter 5 of the Bankruptcy Code, including any preference, fraudulent transfer, or similar causes of action under applicable non-bankruptcy law (the “GUC Causes of Action, and together with the GUC Cash, the “GUC Settlement Assets”), which shall be prosecuted pursuant to the prosecution procedures set forth in the GUC Trust Agreement (as defined herein); provided, however, the GUC Causes of Action shall not include any Claims or Causes of Action (a) released pursuant to the Plan, including, for purposes of clarity, any Claims or Causes of Action against the Term Loan Lenders and current and former directors, officers, advisors, and managers of the Debtors and/or Term Loan Lenders, or otherwise released or settled pursuant to a Bankruptcy Court Order, (b) waived or settled during the Chapter 11 Cases or as otherwise agreed by the Committee, (c) in respect of transactions authorized by order of the Bankruptcy Court, including payments or other distributions made or authorized to be made in satisfaction of prepetition claims, (d) any preferential transfer claims pursuant to section 547 of the Bankruptcy Code against transferees who also received a Court-approved payment pursuant; and (e) against contractual counterparties whose agreements have been assumed, go-forward vendors, or other go-forward commercial counterparties with the Post-Effective Date Debtors.

On the Effective Date, the Debtors, in a reasonable exercise of their business judgment, shall pay and discharge, on a case-by-case basis, the unpaid prepetition Trade Claims[2] described in the Debtors Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Pay Certain Prepetition Claims of (A) 503(B)(9) Claimants, (B) Lien Claimants, (C) Critical Vendors, and (D) HSE Suppliers, (II) Confirming Administrative Expense Priority of Outstanding Orders, and (III) Granting Related Relief [Docket No. 8] (the “Critical Vendors Motion”), which provides for an aggregate distribution of $34.2 million to holders of prepetition Trade Claims. The Committee shall have consultation rights with respect to the Debtors’ plan to distribute $34.2 million to Trade Claims in accordance with the Critical Vendors Motion. To the extent the Debtors have not distributed $34.2 million to Trade Claims in accordance with the Critical Vendors Motion by the Effective Date, the Debtors shall increase the amount of GUC Cash by an amount equal to $34.2 million less amounts paid under the Critical Vendors Motion on the Effective Date for distribution to Holders of Allowed General Unsecured Claims and Holders of Allowed 2027 Convertible Notes Claims.

[2]	“Trade Claims” has the meaning ascribed to it in the Final Order (I) Authorizing the Debtors to Pay Certain Prepetition Claims of (A) 503(B)(9) Claimants, (B) Lien Claimants, (C) Critical Vendors, and (D) HSE Suppliers, (II) Confirming Administrative Expense Priority of Outstanding Orders, and (III) Granting Related Relief [Docket No. 330].

6.	Treatment of General Unsecured Claims and 2027 Convertible Notes Claims

●     General Unsecured Claims at Debtors other than Vertex. Each Holder of an Allowed General Unsecured Claim at Debtors other than Vertex shall receive, in full and final satisfaction of such Allowed General Unsecured Claim at Debtors other than Vertex, unless otherwise agreed to by such Holder:

●     Recapitalization Transaction: if the Recapitalization Transaction occurs, its pro rata share of the beneficial interests of the GUC Trust, entitling each respective Holder of an Allowed General Unsecured Claim at Debtors other than Vertex to its pro rata share of the GUC Trust Net Assets; or

●     Asset Sale: if the Asset Sale occurs, its pro rata share of

●     the beneficial interests of the GUC Trust, entitling each respective Holder of an Allowed General Unsecured Claim at Debtors other than Vertex to its pro rata share of the GUC Trust Net Assets, and

●     the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims and Allowed Term Loan Claims; provided, however, that if such Excess Distributable Cash available for Holders of Allowed General Unsecured Claims at Debtors other than Vertex exceeds $50,000,000, then Holders of Allowed General Unsecured Claims and Holders of 2027 Convertible Notes Claims shall receive their pro rata share of any amount in excess of $50,000,000.

●     Other General Unsecured Claims at Vertex. Each Holder of an Allowed Other General Unsecured Claim at Vertex shall receive, in full and final satisfaction of such Allowed Other General Unsecured Claim at Vertex, unless otherwise agreed to by such Holder:

●     Recapitalization Transaction: if the Recapitalization Transaction occurs, its pro rata share of the beneficial interests of the GUC Trust, entitling each respective Holder of an Allowed Other General Unsecured Claim at Vertex to its pro rata share of the GUC Trust Net Assets after payment or satisfaction, as applicable, of all Allowed General Unsecured Claims at Debtors other than Vertex; or

●     Asset Sale: if the Asset Sale occurs, its pro rata share of

●     the beneficial interests of the GUC Trust, entitling each respective Holder of an Allowed Other General Unsecured Claim at Vertex to its pro rata share of the GUC Trust Net Assets after payment or satisfaction, as applicable, of all Allowed General Unsecured Claims at Debtors other than Vertex, and

●     the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, and Allowed General Unsecured Claims at Debtors other than Vertex; provided, however, that if such Excess Distributable Cash available for Holders of Allowed General Unsecured Claims at Debtors other than Vertex exceeds $50,000,000, then Holders of Allowed General Unsecured Claims and Holders of 2027 Convertible Notes Claims shall receive their pro rata share of any amount in excess of $50,000,000.

●     2027 Convertible Notes Claims. Each Holder of Allowed 2027 Convertible Notes Claims shall receive, in full and final satisfaction of such Allowed 2027 Convertible Notes Claims, unless otherwise agreed to by such Holder:

●     Recapitalization Transaction: if the Recapitalization Transaction occurs, its pro rata share of the beneficial interests of the GUC Trust, entitling each respective Holder of an Allowed 2027 Convertible Notes Claim to its pro rata share of the GUC Trust Net Assets after payment or satisfaction, as applicable, of all Allowed General Unsecured Claims at Debtors other than Vertex; or

●     Asset Sale: if the Asset Sale occurs, its pro rata share of

●     the beneficial interests of the GUC Trust, entitling each respective Holder of an Allowed 2027 Convertible Notes Claim to its pro rata share of the GUC Trust Net Assets after payment or satisfaction, as applicable, of all Allowed General Unsecured Claims at Debtors other than Vertex, and

●     the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, and Allowed General Unsecured Claims at Debtors other than Vertex; provided, however, that if such Excess Distributable Cash available for Holders of Allowed General Unsecured Claims at Debtors other than Vertex exceeds $50,000,000, then Holders of Allowed General Unsecured Claims and Holders of 2027 Convertible Notes Claims shall receive their pro rata share of any amount in excess of $50,000,000.

7.	Subordination of Deficiency Claims	The Agent and DIP Agent, on behalf of and at the direction of, the Term Loan Lenders and the DIP Lenders, each agree to subordinate all recoveries against the GUC Settlement Assets on account of any “deficiency” claims arising on account of the Term Loan Claims (the “Term Loan Deficiency Claims”) and the DIP Claims (the “DIP Deficiency Claims”) to the recoveries of Allowed General Unsecured Claims and Allowed 2027 Convertible Notes Claims until such claims are paid in full.
8.	Committee Fiduciary Duties	Notwithstanding anything to the contrary herein, the Settlement shall not require the Committee to take any actions inconsistent with its fiduciary duties; provided that the Committee acknowledges that as of its entry into the Settlement, entry into the Settlement is consistent with its fiduciary duties.
9.	GUC Trust Agreement	The trust agreement establishing and delineating the terms and conditions for the creation and operation of the GUC Trust (the “GUC Trust Agreement”) shall (a) be drafted by the Committee and in a form acceptable to the Committee, (b) be included in the Plan Supplement, (c) provide for the identity and appointment of the GUC Trustee, (d) contain provisions setting forth the procedures governing the prosecution of the GUC Causes of Action and the source of payment of legal fees related thereto (which may include a portion of the GUC Cash), and (e) be in form and substance reasonably acceptable to the Debtors and the Required Consenting Term Loan Lenders.
10.	Role of GUC Trustee and Unsecured Claims Reconciliation Process

In furtherance of, and consistent with, the purposes of the GUC Trust and the Plan, the GUC Trustee shall, among other things, (a) have the power and authority to hold, manage, sell, invest, and distribute to the Holders of Allowed General Unsecured Claims, Holders of Allowed 2027 Convertible Notes Claims, and Holders of Allowed Term Loan Deficiency Claims, the GUC Trust Net Assets, including any proceeds thereof, (b) hold the GUC Trust Net Assets for the benefit of the Holders of Allowed General Unsecured Claims, Holders of Allowed 2027 Convertible Notes Claims, and Holders of Allowed Term Loan Deficiency Claims (c) have the power and authority to prosecute and resolve objections to Disputed General Unsecured Claims and 2027 Convertible Notes Claims, and (d) have the power and authority to perform such other functions as are provided for herein and the GUC Trust Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in the Amended Plan or the GUC Trust Agreement, the GUC Trustee shall not pursue any Claims or Causes of Action against any Released Party released pursuant to the Plan.

The GUC Trustee shall have primary responsibility for the reconciliation process for General Unsecured Claims and 2027 Convertible Notes Claims (the “Unsecured Claims Reconciliation Process”); provided, that the Debtors and Required Consenting Term Loan Lenders, in consultation with the GUC Trustee, shall have express rights to object to and prosecute such objections to Claims not allowed under the Plan.

All objections to General Unsecured Claims and 2027 Convertible Notes Claims must be filed by the GUC Trustee within 180 days of the Effective Date, unless extended by order of the Bankruptcy Court. The Post-Effective Date Debtors shall be responsible for all fees payable to the U.S. Trustee on account of any Chapter 11 Cases that remain open for two (2) quarters after the Effective Date. Any U.S. Trustee Fees arising thereafter shall be paid exclusively from the GUC Settlement Assets.

Subject to the preceding sentence, all of the Chapter 11 Cases shall be closed as soon as reasonably practicable. The GUC Trustee shall have a right to file a motion to reopen one or more of the Chapter 11 Cases, including for purposes of the Unsecured Claims Reconciliation Process and to the extent necessary for the GUC Trustee to make distributions at a later date; provided, however, that the GUC Trust shall be responsible for reimbursement of all U.S. Trustee fees and all other fees and expenses incurred in connection with reopening the Chapter 11 Cases solely for the Unsecured Claims Reconciliation Process.

For the avoidance of doubt, the GUC Trust Fees and Expenses shall be paid exclusively from the GUC Settlement Assets.

11.	Disinterested Director Investigation

Kirkland & Ellis LLP, acting at the direction of Jeffrey S. Stein, an independent and disinterested director (the “Disinterested Director”) of Vertex Energy, Inc., shall continue to conduct an investigation into certain potential estate claims and causes of action, including potential estate claims and causes of action reasonably suggested by the Committee and its advisors (the “Investigation”); provided that such Investigation shall be (a) subject to the DIP Order in all respects, and (b) shall not include an investigation into potential estate claims and causes of action against Matheson.

During the Investigation, the Debtors agree to provide the Committee and counsel to the Term Loan Lenders with the following documents or information on a rolling basis up:

●     Access to facts of the Investigation and the proposed final report of the Investigation (“Investigation Report”) regarding the potential claims or causes of action that the Debtors’ may hold, as well as an opportunity to review and provide input or comment to the facts a minimum of five (5) business days before the Investigation Report is sent to the Disinterested Director.

●     Legal analysis of the Investigation Report, which Investigation Report may be redacted for privilege.

●     Informal discovery, subject to privilege, provided that the Debtors agree to work with the Committee in good faith to determine the scope and nature of the informal discovery requests and agree to use commercially reasonable efforts to provide such informal discovery on a rolling basis.

●     As reasonably requested, access to the professionals working on the Investigation and, to the extent the Committee deems necessary in its reasonable discretion, the Disinterested Director, to meet and confer with respect to any of the foregoing or other matters relevant to the Investigation.

The Committee agrees that it will not undertake an independent investigation similar to the investigation being conducted by the Disinterested Director nor any further investigation relating to the Debtors’ Stipulations set forth in the Final DIP Order.

Prior to the hearing to confirm the Plan, the Disinterested Director shall submit a declaration addressing the Investigation Report’s findings.

12.	Waiver of Preference Actions	Unless otherwise retained by the Amended Plan, the Debtors expressly waive any and all rights to recover or avoid transfers under Bankruptcy Code sections 547 and 550 (to the extent such claims arise solely in connection with claims under section 547) against contractual counterparties whose agreements have been assumed, go-forward vendors, or other go-forward commercial counterparties with the Post-Effective Date Debtors.
13.	Matheson Tri-Gas, Inc.

In exchange for the Debtors’ entry into the Matheson Mutual Release Agreement (as defined herein) and inclusion of Matheson as a Released Party under the Plan, the marketing cooperation described herein, and the DIP Lenders’ agreement to assume the Saraland 1 Agreements
(as defined herein) in the event of a Recapitalization Transaction, Matheson shall, in its capacity as a contract counterparty and member of the Committee, (a) support the Amended Plan and not file an objection thereto, (b) opt-in to the Third-Party Release, (c) enter into the Matheson Mutual Release Agreement (as defined herein); and (d) waive any recovery on account of the Matheson Claim (as defined herein) and such Claim shall be cancelled and released without any distribution on account of such Claim.

●     Matheson Claim. Matheson shall have an Allowed General Unsecured Claim at Debtors other than Vertex in the amount of $0 (the “Matheson Claim”).

●     Matheson Mutual Release Agreement. On the Effective Date, Matheson and the Debtors shall enter into a mutual release agreement (the “Matheson Mutual Release Agreement”), the form and substance of which shall be acceptable to Matheson, the Debtors, the Required Consenting Term Loan Lenders, and the Committee and shall be included in the Plan Supplement. The Matheson Mutual Release Agreement shall provide for a full and final release of any and all Claims and Causes of Action between Matheson, the Debtors, and their Related Parties. For the avoidance of doubt, no Claim or Cause of Action against Matheson related to or arising under the Matheson Agreement shall be (i) a Retained Cause of Action, (ii) included in any Schedule of Retained Causes of Action, or (iii) be included in the GUC Causes of Action. Notwithstanding the foregoing, the Matheson Mutual Release Agreement and the Debtor Release shall not release Matheson from its obligation to dismantle and remove the Hydrogen Facility in accordance with this Plan and the Order (I) Authorizing Rejection of the Matheson Agreement Effective as of the Petition Date and (II) Granting Related Relief [Docket No. 334] (the “Rejection Order”). Further, to the extent the Saraland 1 Agreements are (a) assumed by the Debtors or the Reorganized Debtors, as applicable, Matheson, the Reorganized Debtors, or the Purchaser, as applicable, shall not be released from their respective post-Effective Date obligations under the Saraland 1 Agreements (including with respect to the payment of any Cure), or (b) rejected by the Debtors or the Reorganized Debtors, as applicable, Matheson shall be entitled to assert a Claim arising from the rejection of the Saraland 1 Agreements in accordance with Article V.B of the Plan.

●     Dismantling and Removal. Matheson[3] shall dismantle and remove the Hydrogen Facility[4] from the Debtors’ premises at its own cost in accordance with the Rejection Order; provided that Matheson shall not have to fulfill the foregoing obligation in the event Matheson executes an agreement with a third-party for the use of the Hydrogen Facility within ninety (90) days of the date by which the Bankruptcy Court enters an order approving an Asset Sale and such agreement is in form and substance satisfactory to the Debtors or the Post-Effective Date Debtors, as applicable, in their sole discretion. For the avoidance of doubt, the costs and expenses arising from dismantling and removing the Hydrogen Facility shall be solely the responsibility of Matheson, and, notwithstanding anything to the contrary in the Amended Plan, the Debtors shall not release any claims against Matheson relating to such dismantling and removal.

●     Marketing Cooperation. The Debtors and their advisors shall notify Matheson of, and facilitate conversations between, Matheson and any Acceptable Bidders (as defined in the Bidding Procedures) whose Bids seek to purchase the Hydrogen Facility or enter into a new agreement with Matheson. As used herein, a “Matheson Transaction” shall be deemed to occur if Matheson enters into an agreement, including an option agreement, for the sale of the Hydrogen Facility or an agreement to provide hydrogen to the owner of the Vertex Refining Alabama LLC (“VRA”) refinery within sixty (60) days of the date by which the Bankruptcy Court enters an order approving an Asset Sale or confirming a chapter 11 plan of reorganization.

●     Assumption of the Saraland 1 Agreements. If the Recapitalization Transaction occurs, the (a) Hydrogen and Steam Supply Agreement (Amended and Restated Version) dated as of January 12, 2006, by and between VRA, as successor in interest to Shell Chemical LP (“Shell”), and Matheson, as successor in interest to Linde Gas LLC (“Linde”); and (b) Ground Lease Agreement dated as of January 12, 2006, by and between VRA, as successor to Shell, and Matheson, as successor to Linde ((a)-(b), together, the “Saraland 1 Agreements”), shall each be assumed by the Reorganized Debtors.

[3]	“Matheson Agreement” means that certain Hydrogen and Steam Supply Agreement, dated as of June 11, 2022, by and between VRA and Matheson.

[4]	Pursuant to the Matheson Agreement, Matheson was to design, install, own, operate, maintain, and eventually remove (upon termination of the Matheson Agreement) a new methane steam reformed hydrogen facility (the “Hydrogen Facility”) on the Debtors’ premises.

14.	Releases by the Debtors and Releases by Holders of Claims and Interests

The Amended Plan shall include the Committee and its members thereof in the definition of “Released Parties” and “Releasing Parties,” in each case in their respective capacities as such.

The Committee shall not encourage Holders of General Unsecured Claims or Holders of 2027 Convertible Notes Claims to not “opt in” to the consensual Third-Party Release.

If, after completion of the Investigation, the Disinterested Director determines that the Debtor Release as currently provided for in the Plan is not in the best interests of the Debtors and their estates, the Debtors (acting at the direction of the Disinterested Director), with the consent of the Required Consenting Term Loan Lenders and in consultation with the Committee, shall modify the Plan to incorporate a revised Debtor Release provision that appropriately reflects the outcome of the Investigation.

15.	Asset Sale

●     Wind-Down Reserve. Prior to consummation of the Asset Sale, the Debtors shall establish and fund one or more reserves from Cash on hand of the Debtors and undrawn amounts under the DIP Facility, in an amount to be determined at a later date by the Debtors in their reasonable discretion, in consultation with the Committee, and consented to by the Required Consenting Term Loan Lenders sufficient to (a) fund the estimated fees, costs, and expenses necessary to fully administer and Wind Down the Estates of the Debtors, including the fees, costs, and expenses of the Plan Administrator agreed to by the Debtors, the Committee, and the Required Consenting Term Loan Lenders to wind down the Debtors’ Estates, (b) pay in full in Cash all Claims required to be paid under the Bankruptcy Code and Plan in order for the Effective Date to occur or otherwise assumed or required to be paid under the terms of the Plan, in each case to the extent not liquidated and paid in full in Cash on the Effective Date, and (c) pay in Cash the indenture trustee fees and expenses incurred by U.S. Bank Trust Company, N.A., in its capacity as indenture trustee for the 6.25% Convertible Senior Notes due 2027 (the “2027 Convertible Notes Trustee Fees and Expenses”) in an aggregate amount not to exceed $225,000, to the extent not paid in Cash on the Effective Date and only in an aggregate amount up to such cap; provided that all costs and expenses associated with the Wind Down and the storage of records and documents shall constitute expenses of the Wind-Down Debtors and shall be paid from the Wind-Down Reserve in accordance with the Wind-Down Budget. Any amount remaining in the Wind-Down Reserve after the dissolution of the Wind-Down Debtors shall be distributed on account of unpaid DIP Claims or any other Claims and Interests in accordance with the priorities and treatment set forth in the Amended Plan until such Claims are paid in full.[5]

[5]	For the avoidance of doubt, the 2027 Convertible Notes Trustee Fees and Expenses in an aggregate amount not to exceed $225,000 shall be included in the definition of Restructuring Expenses in the Amended Plan.

●     Potential Bidders. With respect to the Debtors ongoing marketing process, the Committee shall not hire its own investment banker. In exchange, the Debtors agree that to the extent the Committee and/or its advisors timely identify any interested parties, the Debtors and their advisors shall work in good faith with the Committee and its advisors to facilitate such parties’ participation in the Debtors’ asset sale process in accordance with the Bidding Procedures approved by the Bankruptcy Court.

16.	Securities Class Action and Shareholder Derivative Litigation	The Committee shall not contest the Debtors use of available proceeds of the D&O Liability Insurance Policies to settle (a) the securities class action, Bender v. Vertex Energy, Inc., Case No. 4:23-cv-02145 (S.D. Tex. 2024) (the “Securities Class Action”), and (b) the shareholder derivative suits (i) Whitt v. Cowart, Case No. 4:24-cv-462 (S.D. Tex. 2024), (ii) Turner v. Cowart, Case No. A-23-873256-C (D. Nev. 2023), and (iii) Sinrich v. Cowart, Case No. 2023-35261 (S.D. Tex. 2023) (collectively, the “Shareholder Derivative Suits,” and together with the Securities Class Action, the “Litigation”). For the avoidance of doubt, any settlement of the Litigation shall come solely from the proceeds of the applicable D&O Liability Insurance Policies.
17.	Employee Obligations

If the Credit Bid Sale Transaction or the Recapitalization Transaction occurs, the Term Loan Lenders shall be deemed to have assumed the Collective Bargaining Agreement and any agreement, documents, and instruments related thereto.

If the Credit Bid Sale Transaction or the Recapitalization Transaction occurs, the Cash Balance Plan[6] will be terminated in a “standard termination” pursuant to section 4041(b) of ERISA, 29 U.S.C. § 1341(b), as soon as possible. Until such termination is complete, the Debtors or the Reorganized Debtors, as applicable, will continue to sponsor the Cash Balance Plan and act as “administrator” within the meaning of sections 3(16)(A) and 4001(a)(1) of ERISA, 29 U.S.C. §§ 1002(16)(A) and 1301(a)(1). To the extent the Cash Balance Plan does not have assets sufficient to satisfy all benefit liabilities under the Cash Balance Plan, the DIP Lenders, or following the occurrence of the Effective Date, the Reorganized Debtors or the Purchaser (in a Credit Bid Sale Transaction), will provide sufficient funds to enable the Debtors or the Reorganized Debtors, as applicable, to pay all benefit obligations and complete the standard termination of the Cash Balance Plan in accordance with ERISA.

[6]	“Cash Balance Plan” has the meaning ascribed to it in the Debtors’ Emergency Motion for Entry of an Order Authorizing the Debtors to (I) Pay Prepetition Wages, Salaries, Other Compensation, and Reimbursable Expenses, (II) Continue Employee Benefit Programs and (III) Granting Related Relief [Docket No. 7] (the “Employee Wages Motion”). For the avoidance of doubt, the Cash Balance Plan does not include the New Cash Balance Plan (as defined in the Employee Wages Motion).

The Parties agree that in addition to the requirements set forth in the Bidding Procedures, for a third-party bid to qualify as a Qualified Bid, the bid must provide for the assumption of the Collective Bargaining Agreement and the Cash Balance Plan, and, in each case, any agreements, documents, and instruments related thereto.

18.	DIP Considerations

The Term Loan Lenders shall have an Allowed Term Loan Claim in the amount of $318,146,843.96 as of the Petition Date (which such amount does not yet effect any Roll-Up (as defined in the Final DIP Order)), plus unpaid interest and fees arising after the Petition Date, which shall receive the applicable treatment pursuant to Article III of the Plan (as amended to be consistent with Section 7 of this Term Sheet).

The Committee agrees not to seek standing to commence a Challenge (as defined in the DIP Orders), pending the occurrence of the Effective Date of the Amended Plan incorporating the terms of the Settlement.

19.	Disclosure Statement Pleadings	The Debtors shall provide to counsel to the Committee drafts of the amended Disclosure Statement and related exhibits three (3) business days prior to the date on which the Debtors file such pleadings (the “Disclosure Statement Pleadings”). The Debtors agree to negotiate in good faith with the Committee and use commercially reasonable efforts to implement the Committee’s comments to the Disclosure Statement Pleadings, which such comments shall not conflict or impede the consummation of the transactions contemplated in this Term Sheet and the RSA.

Exhibit B

Proposed Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
houston DIVISION

)
In re:	)	Chapter 11
)
VERTEX ENERGY, INC., et al.,[6]	)	Case No. 24-90507 (CML)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF (I) ENTRY OF AN ORDER CONFIRMING THE SECOND
AMENDED JOINT CHAPTER 11 PLAN OF VERTEX ENERGY, INC., AND
ITS DEBTOR AFFILIATES AND (II) OCCURRENCE OF THE EFFECTIVE DATE

On [●], 2024, the Honorable Christopher M. Lopez, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Order Confirming the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc., and its Debtor Affiliates [Docket No. [●]] (the “Confirmation Order”) confirming the Second Amended Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtors Affiliates [Docket No. [●]] (the “Plan”)2 of the above-captioned debtors and debtors in possession (the “Debtors”).

The Effective Date of the Plan occurred on [_______], 2025.

The Plan and the Confirmation Order are available for inspection. If you would like to obtain a copy of the Confirmation Order or the Plan, you may contact Kurtzman Carson Consultants, LLC dba Verita Global LLC, the notice, claims, and solicitation agent retained by the Debtors in these Chapter 11 Cases, by: (a) calling the Debtors’ restructuring hotline at (877) 709-4747 (US/Canada toll free) or +1 (424) 236-7228 (international); (b) visiting the Debtors’ restructuring website at: https://www.veritaglobal.net/vertex; or (c) emailing VertexEnergyInfo@veritaglobal.com. You may also obtain copies of any pleadings Filed in these Chapter 11 Cases for a fee via PACER at: www.txs.uscourts.gov.

The Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://www.veritaglobal.net/vertex. The location of Debtor Vertex Energy, Inc.’s corporate headquarters and the Debtors’ service address in these chapter 11 cases is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

[2]	Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan or the Confirmation Order, as applicable.

The Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, the GUC Trustee, and any Holder of a Claim or an Interest and such Holder’s respective successors and assigns, whether or not the Claim or the Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

The Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE, PLEASE CONTACT KURTZMAN CARSON CONSULTANTS, LLC dba VERITA GLOBAL LLC BY CALLING (877) 709-4747 (TOLL FREE) or +1 (424) 236-7228 (INTERNATIONAL)

Houston, Texas
[●], 2025

/s/ Draft
BRACEWELL LLP	KIRKLAND & ELLIS LLP
Jason G. Cohen (TX Bar No. 24050435)	KIRKLAND & ELLIS INTERNATIONAL LLP
Jonathan L. Lozano (TX Bar No. 24121570)	Brian Schartz, P.C. (TX Bar No. 24099361)
711 Louisiana Street, Suite 2300	601 Lexington Avenue
Houston, Texas 77002	New York, New York 10022

Telephone:	(713) 223-2300	Telephone:	(212) 446-4800
Facsimile:	(800) 404-3970	Facsimile:	(212) 446-4900
Email:	jason.cohen@bracewell.com	Email:	brian.schartz@kirkland.com
jonathan.lozano@bracewell.com

	-and-		-and-

Mark E. Dendinger (admitted pro hac vice)		KIRKLAND & ELLIS LLP
31 W. 52nd Street, Suite 1900		KIRKLAND & ELLIS INTERNATIONAL LLP
New York, NY 10019		John R. Luze (admitted pro hac vice)
Telephone:	(212) 508-6100	Rachael M. Bentley (admitted pro hac vice)
Facsimile:	(800) 404-3970	333 West Wolf Point Plaza
Email:	mark.dendinger@bracewell.com	Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	john.luze@kirkland.com
rachael.bentley@kirkland.com

Co-Counsel to the Debtors		Co-Counsel to the Debtors
and Debtors in Possession		and Debtors in Possession

Exhibit C

Shell Agreements

Exhibit D

Tripartite Agreements